Exhibit 10.52

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”), dated as of May 8, 2020, by and among EXTREME NETWORKS, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto, and BANK OF MONTREAL (“BMO”), as administrative and collateral agent for the Lenders (in such capacities, the “Administrative Agent”). All capitalized terms used herein (including in this preamble) and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

RECITALS

WHEREAS, the Borrower, the Administrative Agent, BMO Harris Bank, N.A., as an Issuing Lender and Swingline Lender, Silicon Valley Bank, as an Issuing Lender, and the various lenders party thereto (each, a “Lender” and collectively, the “Lenders”) are party to that certain Amended and Restated Credit Agreement, dated as of August 9, 2019, as amended by the First Amendment and Limited Waiver, dated as of April 8, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, on the terms and conditions specified in this Second Amendment, the Borrower, the Administrative Agent and the Lenders party hereto (constituting the Required Lenders) agree to amend the Credit Agreement in the manner described in Section 1 below; and

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by the parties hereto, it is agreed:

Section 1.Amendments to Credit Agreement.  Subject to the terms and conditions contained in this Second Amendment, the Administrative Agent and the Lenders party hereto (constituting the Required Lenders) agree that on the Effective Date (as defined below):

(a)The Credit Agreement shall be amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by inserting the bold underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or text of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Second Amendment.

(b)Exhibit B to the Credit Agreement (Compliance Certificate) as in effect immediately prior to the Effective Date is hereby amended and restated as set forth on the revised Exhibit B attached as Exhibit B hereto.

Section 2.  Permanent Waiver of Specified Event of Default and Termination of First Amendment. On the Effective Date, (i) the Specified Event of Default (as defined in the First Amendment and Limited Waiver, dated as of April 8, 2020, by and among the Borrower, the Lenders party thereto, and BMO) shall be deemed permanently waived and (ii) Sections 2 and 3 of such First Amendment and Limited Waiver shall be deemed terminated and shall have no force and effect from and after the Effective Date.

Section 3.Conditions to Effectiveness of this Second Amendment.  This Second Amendment shall become effective as of the date (such date, the “Effective Date”) upon which each of the following conditions precedent shall have been satisfied or waived:

(a)Signing of Second Amendment.  The Administrative Agent shall have received (i) a copy of this Second Amendment, duly executed and delivered by the Borrower, the Administrative Agent and the Required Lenders and (ii) a copy of the attached Acknowledgement, duly executed and delivered by each Guarantor and grantor of Collateral.

(b)Fees and Expenses.  The Borrower shall have paid to (i) the Administrative Agent for the account of each Lender that has executed and delivered a valid signature page to this Second Amendment by 2:00 pm Eastern time on May 8, 2020, an amendment fee equal to 0.175% of such Lender’s Total Credit Exposure as of the Effective Date, (ii) the Administrative Agent, any fee payable to it or its Affiliates in connection with this Second Amendment and (iii) the Administrative Agent, solely to the extent invoiced to the Borrower at least one Business Day prior to the Effective Date, all costs and expenses specified in Section 6(b) below or that are otherwise due and payable to the Administrative Agent and the Lenders on or prior to the Effective Date in accordance with Section 10.5 of the Credit Agreement.

(c)Representations and Warranties.  As of the Effective Date, immediately after giving effect to this Second Amendment, each of the representations and warranties made by each Loan Party and Enterasys in or pursuant to this Second Amendment and each other Loan Document (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of the Effective Date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all respects or all material respects, as required, as of such earlier date.

(d)Absence of Defaults.  As of the Effective Date, immediately after giving effect to this Second Amendment, no event shall have occurred and be continuing that would constitute a Default or an Event of Default.

Section 4.Representations and Warranties.  To induce the Administrative Agent and the Lenders to enter into this Second Amendment, the Borrower represents and warrants to the Administrative Agent and each Lender, as to itself, each of its Subsidiaries and each other Loan Party, as applicable, on the Effective Date that:

(a)Each Loan Party and Enterasys has the power and authority, and the legal right, to make, deliver and perform this Second Amendment and the attached Acknowledgment.

(b)Each Loan Party and Enterasys has taken all necessary organizational action to authorize the execution, delivery and performance of this Second Amendment and the attached Acknowledgment.

(c)No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Second Amendment and the attached Acknowledgment.

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(d)Each of this Second Amendment and the attached Acknowledgment has been duly executed and delivered on behalf of each Loan Party party thereto or Enterasys, as applicable.

(e)Each of this Second Amendment and the attached Acknowledgment constitutes a legal, valid and binding obligation of each Loan Party party thereto or Enterasys, as applicable, enforceable against each such Loan Party or Enterasys, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and principles of good faith and fair dealing (whether enforcement is sought by proceedings in equity or at law).

(f)As of the Effective Date, immediately after giving effect to this Second Amendment, each of the representations and warranties made by each Loan Party and Enterasys in or pursuant to each Loan Document (i) that is qualified by materiality is true and correct, and (ii) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of the Effective Date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all respects or all material respects, as required, as of such earlier date.

Section 5.Acknowledgments and Affirmations of the Borrower.  The Borrower hereby expressly acknowledges the terms of this Second Amendment and confirms and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Second Amendment, and (ii) its grant of Liens on the Collateral to secure the Obligations pursuant to the Security Documents; provided that, on and after the effectiveness of this Second Amendment, each reference in each of the Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as modified hereby.  Except as herein otherwise specifically provided in this Second Amendment, all provisions of the Credit Agreement and the Loan Documents shall remain in full force and effect and be unaffected hereby.

Section 6.Miscellaneous.

(a)Binding Effect. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and to the benefit of their respective successors and assigns permitted by the terms of the Loan Documents. No third party beneficiaries are intended in connection with this Second Amendment.

(b)Costs and Expenses. The Borrower hereby agrees to pay to the Administrative Agent on demand the reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, and the reasonable and documented out-of-pocket fees and disbursements of counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Second Amendment and any other documents to be delivered herewith.

(c)Loan Document. This Second Amendment shall constitute a Loan Document.

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(d)Counterparts.  This Second Amendment may be executed by one or more of the parties to this Second Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Second Amendment by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Second Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(e)Entire Agreement.  This Second Amendment and the other Loan Documents represent the entire agreement of the Borrower, the other Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or therein.

(f)Notices.  All notices under this Second Amendment shall be given in accordance with Section 10.2 of the Credit Agreement.

(g)Severability.  Any provision of this Second Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h)Governing Law.  This Second Amendment and any claims, controversy, dispute or causes of actions arising therefrom (whether in contract or tort or otherwise) shall be construed in accordance with and governed by the law of the State of New York.

(i)Jurisdiction; Jury Trial Waiver.  Section 10.14 of the Credit Agreement shall be applicable to this Second Amendment as if set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

EXTREME NETWORKS, INC.,
as the Borrower

By: /s/ Katy Motiey

Name:Katy Motiey

Title:   Chief Administrative Officer, General Counsel and Secretary

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT:

BANK OF MONTREAL,
as the Administrative Agent

By: /s/ Jeff LaRue

Name:Jeff LaRue

Title:Vice PResident

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

LENDERS:

BMO HARRIS BANK N.A.,
as an Issuing Lender, the Swingline Lender, and a Lender

By: /s/ Jeff LaRue

Name:Jeff LaRue

Title:Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

SILICON VALLEY BANK,
as an Issuing Lender

By: /s/ Jonathan Wolter

Name:Jonathan Wolter

Title:Director

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Hormuz Kapadia

Name:Hormuz Kapadia

Title: Authorized Officer

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Molly Daniello

Name:Molly Daniello

Title:Director

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

MUFG UNION BANK, N.A.,
as a Lender

By: /s/ Matthew Antioco

Name:Matthew Antioco

Title:Director

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

CITIZENS BANK, N.A.,
as a Lender

By: /s/ Darran Wee

Name:Darran Wee

Title:Senior Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

BBVA USA,
as a Lender

By: /s/ Chris Dowler

Name:Chris Dowler

Title:Senior Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

REGIONS BANK,
as a Lender

By: /s/ Bruce Randolph

Name:Bruce Randolph

Title:Director

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

BANK OF THE WEST,
as a Lender

By: /s/ Patrick Mun

Name:Patrick Mun

Title:Director

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

UMPQUA BANK,
as a Lender

By: /s/ Michael McCutchin

Name:Michael McCutchin

Title:Senior Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

CITY NATIONAL BANK,
as a Lender

By: /s/ Raed Alfayoumi

Name:Raed Alfayoumi

Title:Senior Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

CADENCE BANK N.A.,
as a Lender

By: /s/ Steven Prichett

Name:Steven Prichett

Title:EVP

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

HUNTINGTON NATIONAL BANK,
as a Lender

By: /s/ Ryan Benefiel

Name:Ryan Benefiel

Title:Assistant Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

SIEMENS FINANCIAL SERVICES, INC.,
as a Lender

By: /s/ Maria Levy

Name:Maria Levy

Title:VP

By: /s/ Michael L. Zion

Name:Michael L. Zion

Title:Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

GOLDMAN SACHS BANK USA,
as a Lender

By: /s/ Jamie Minieri

Name:Jamie Minieri

Title:Authorized Signatory

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

ACKNOWLEDGMENT

as of May 8, 2020

Each of the undersigned hereby expressly acknowledges and agrees to the terms of the Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”) to which this Acknowledgment is attached and confirms and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to the Second Amendment, (ii) its guarantee, if any, under the Guarantee and Collateral Agreement; and (iii) its grant of Liens on the Collateral to secure the Obligations pursuant to the Security Documents; provided that, on and after the effectiveness of the Second Amendment, each reference in each of the Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as modified by the Second Amendment.

Each of the undersigned hereby expressly acknowledges and agrees that except as herein otherwise specifically provided in the Second Amendment, all provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and be unaffected hereby.

ENTERASYS NETWORKS, INC.,

a Delaware corporation

By: /s/ Katy Motiey

Name:Katy Motiey

Title:Secretary

AEROHIVE NETWORKS, INC.,

a Delaware corporation

By: /s/ Katy Motiey

Name:Katy Motiey

Title:President, Chief Executive Officer, Treasurer and Secretary

EXTREME NETWORKS IRELAND HOLDING LIMITED, an Irish company limited by shares

By: /s/ Remi Thomas

Name:Remi Thomas

Title:Director

[Signature Page to Acknowledgment]

Exhibit A

Amended Credit Agreement

See attached.

[Exhibit A to Second Amendment to Amended and Restated Credit Agreement]

EXHIBIT B

Amended Compliance Certificate

See attached.

[Exhibit B to Second Amendment to Amended and Restated Credit Agreement]

EXHIBIT A TO SECOND AMENDMENT

REFLECTING CUMULATIVE AMENDMENTS

THROUGH SECOND AMENDMENT, DATED MAY 8, 2020

$455,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of August 9, 2019

by and among

extreme networks, inc.,

as the Borrower,

THE LENDERS PARTY HERETO,

and

BANK OF MONTREAL,

as Administrative Agent

BMO CAPITAL MARKETS CORP., BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A., SILICON VALLEY BANK, and MUFG UNION BANK, N.A.
as Joint Lead Arrangers and Co-Syndication Agents

BANK OF THE WEST, BBVA USA, CITIZENS BANK, N.A. and REGIONS BANK

as Co-Documentation Agents

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TABLE OF CONTENTS

Page

Section 1
DEFINITIONS

1.1	Defined Terms1
1.2	Other Definitional Provisions.~~43~~44
1.3	The Exchange Rate.~~44~~45
1.4	Letter of Credit Amounts~~44~~45
1.5	Limited Condition Transactions~~44~~46

Section 2
AMOUNT AND TERMS OF COMMITMENTS

2.1	Term Commitments~~45~~46
2.2	Procedure for Term Loan Borrowing~~45~~46
2.3	Repayment of Term Loans~~45~~46
2.4	Revolving Commitments~~46~~47
2.5	Procedure for Revolving Loan Borrowing~~46~~48
2.6	Swingline Commitment~~47~~48
2.7	Procedure for Swingline Borrowing; Refunding of Swingline Loans~~47~~49
2.8	Fees~~49~~50
2.9	Termination or Reduction of Total Revolving Commitments; Total L/C Commitments~~49~~51
2.10	Loan Prepayments~~50~~51
2.11	Conversion and Continuation Options~~52~~53
2.12	Limitations on Eurodollar Tranches~~52~~54
2.13	Interest Rates and Payment Dates~~52~~54
2.14	Computation of Interest and Fees~~53~~54
2.15	Inability to Determine Interest Rate~~53~~55
2.16	Pro Rata Treatment and Payments~~55~~56
2.17	Illegality; Requirements of Law~~57~~59
2.18	Taxes~~59~~61
2.19	Indemnity~~63~~64
2.20	Change of Lending Office~~63~~64
2.21	Substitution of Lenders~~63~~65
2.22	Defaulting Lenders~~64~~66
2.23	Notes~~67~~68
2.24	Incremental Loans~~67~~68

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Section 3
LETTERS OF CREDIT

3.1	L/C Commitment~~71~~72
3.2	Procedure for Issuance of Letters of Credit~~72~~73
3.3	Fees and Other Charges~~72~~74
3.4	L/C Participations; Existing Letters of Credit~~73~~74
3.5	Reimbursement~~73~~75
3.6	Obligations Absolute~~74~~76
3.7	Letter of Credit Payments~~75~~76
3.8	Applications~~75~~76
3.9	Interim Interest~~75~~76
3.10	Cash Collateral~~75~~76
3.11	Additional Issuing Lenders~~76~~77
3.12	Resignation of the Issuing Lender~~76~~78
3.13	Applicability of ISP~~77~~78
3.14	Notices~~77~~78

Section 4
REPRESENTATIONS AND WARRANTIES

4.1	Financial Condition~~77~~79
4.2	No Change~~78~~79
4.3	Existence; Compliance with Law~~78~~79
4.4	Power, Authorization; Enforceable Obligations~~78~~79
4.5	No Legal Bar~~78~~80
4.6	Litigation~~79~~80
4.7	No Default~~79~~80
4.8	Ownership of Property; Liens; Investments~~79~~80
4.9	Intellectual Property~~79~~81
4.10	Taxes~~79~~81
4.11	Federal Regulations~~79~~81
4.12	Labor Matters~~80~~81
4.13	ERISA~~80~~81
4.14	Investment Company Act; Other Regulations~~80~~82
4.15	Subsidiaries~~81~~82
4.16	Use of Proceeds~~81~~82
4.17	Environmental Matters~~81~~82
4.18	Accuracy of Information, Etc.~~82~~83
4.19	Security Documents~~82~~84
4.20	Solvency~~82~~84
4.21	Designated Senior Indebtedness~~82~~84

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4.22	Insurance~~82~~84
4.23	No Casualty~~83~~84
4.24	OFAC~~83~~84
4.25	Anti-Corruption Laws~~83~~85
4.26	EEA Financial Institution~~83~~85
4.27	Beneficial Ownership Certification~~83~~85

Section 5
CONDITIONS PRECEDENT

5.1	Conditions to Effectiveness of this Agreement~~83~~85
5.2	Conditions to Each Extension of Credit~~86~~88
5.3	Post-Closing Conditions Subsequent~~87~~89

Section 6
AFFIRMATIVE COVENANTS

6.1	Financial Statements~~87~~89
6.2	Certificates; Reports; Other Information~~88~~91
6.3	Payment of Obligations; Taxes~~90~~92
6.4	Maintenance of Existence; Compliance~~90~~93
6.5	Maintenance of Property; Insurance~~91~~93
6.6	Inspection of Property; Books and Records; Discussions~~92~~94
6.7	Notices~~92~~95
6.8	Environmental Laws~~94~~96
6.9	Operating Accounts~~94~~96
6.10	Audits~~94~~96
6.11	Additional Collateral, Etc.~~94~~96
6.12	Anti-Corruption Laws~~97~~99
6.13	Insider Subordinated Indebtedness~~97~~99
6.14	Use of Proceeds~~97~~99
6.15	Designated Senior Indebtedness~~97~~99
6.16	Beneficial Ownership Certification.~~97~~99
6.17	M.I.R.E Events~~97~~99
6.18	Further Assurances~~97~~99

Section 7
NEGATIVE COVENANTS

7.1	Financial Condition Covenants~~97~~100
7.2	Indebtedness~~98~~101
7.3	Liens~~100~~103
7.4	Fundamental Changes~~102~~106
7.5	Disposition of Property~~103~~106
7.6	Restricted Payments~~105~~108

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7.7	Investments~~106~~109
7.8	ERISA~~109~~112
7.9	Optional Payments and Modifications of Certain Preferred Stock and Debt Instruments~~109~~112
7.10	Transactions with Affiliates~~109~~112
7.11	Sale Leaseback Transactions~~109~~113
7.12	Swap Agreements~~109~~113
7.13	Accounting Changes~~110~~113
7.14	Negative Pledge Clauses~~110~~113
7.15	Clauses Restricting Subsidiary Distributions~~110~~113
7.16	Lines of Business~~110~~114
7.17	Designation of other Indebtedness~~111~~114
7.18	Amendments to Blue Angel Asset Acquisition Documents; Certification of Certain Equity Interests~~111~~114
7.19	Amendments to Organizational Agreements, Material Contracts~~111~~114
7.20	Use of Proceeds~~111~~115
7.21	Subordinated Debt~~111~~115
7.22	Sanctions~~112~~115
7.23	Anti-Corruption Laws~~112~~115
7.24	Anti-Terrorism Laws~~112~~115

Section 8
EVENTS OF DEFAULT

8.1	Events of Default~~112~~115
8.2	Remedies Upon Event of Default~~115~~118
8.3	Application of Funds~~116~~119

Section 9
THE ADMINISTRATIVE AGENT

9.1	Appointment and Authority~~117~~121
9.2	Delegation of Duties~~118~~122
9.3	Exculpatory Provisions~~118~~122
9.4	Reliance by Administrative Agent~~119~~123
9.5	Notice of Default~~120~~123
9.6	Non-Reliance on Administrative Agent and Other Lenders~~120~~123
9.7	Indemnification~~120~~124
9.8	Agent in Its Individual Capacity~~121~~124
9.9	Successor Administrative Agent~~121~~125
9.10	Collateral and Guaranty Matters~~122~~125
9.11	Administrative Agent May File Proofs of Claim~~123~~126
9.12	No Other Duties, Etc.~~123~~127

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9.13	Survival~~123~~127

Section 10
MISCELLANEOUS

10.1	Amendments and Waivers~~123~~127
10.2	Notices~~125~~128
10.3	No Waiver; Cumulative Remedies~~127~~130
10.4	Survival of Representations and Warranties~~127~~130
10.5	Expenses; Indemnity; Damage Waiver~~127~~131
10.6	Successors and Assigns; Participations and Assignments~~129~~133
10.7	Adjustments; Set-off~~134~~138
10.8	Payments Set Aside~~135~~138
10.9	Interest Rate Limitation~~135~~139
10.10	Counterparts; Electronic Execution of Assignments~~136~~139
10.11	Severability~~136~~139
10.12	Integration~~136~~139
10.13	Governing Law~~136~~140
10.14	Submission to Jurisdiction; Waivers~~136~~140
10.15	Acknowledgements~~137~~140
10.16	Releases of Guarantees and Liens~~138~~141
10.17	Treatment of Certain Information; Confidentiality~~138~~141
10.18	Automatic Debits~~139~~142
10.19	Judgment Currency~~139~~143
10.20	Patriot Act~~140~~143
10.21	Contractual Recognition Provision~~140~~143
10.22	Acknowledgement Regarding Any Supported QFCs~~140~~144
10.23	No Advisory or Fiduciary Responsibility~~141~~144

Section 11
Amendment and Restatement

11.1	Amendment and Restatement~~141~~145

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SCHEDULES

Schedule 1.1A:Commitments

Schedule 1.1B:Existing Letters of Credit

Schedule 4.4:Governmental Approvals, Consents, Authorizations, Filings and Notices

Schedule 4.5:Requirements of Law

Schedule 4.6:Litigation

Schedule 4.15:Subsidiaries

Schedule 4.17:Environmental Matters

Schedule 4.19(a):Financing Statements and Other Filings

Schedule 5.3Post-Closing Matters

Schedule 7.2(d):Existing Indebtedness

Schedule 7.3(f):Existing Liens

Schedule 7.7Existing Investments

EXHIBITS

Exhibit A:[Reserved]

Exhibit B:Form of Compliance Certificate

Exhibit C:Form of Secretary’s Certificate

Exhibit D:[Reserved]

Exhibit E:Form of Assignment and Assumption

Exhibits F-1 – F-4:Forms of U.S. Tax Compliance Certificates

Exhibit G:Form of Addendum

Exhibit H-1:Form of Revolving Loan Note

Exhibit H-2:Form of Swingline Loan Note

Exhibit H-3:Form of Term Loan Note

Exhibit I:Form of Notice of Borrowing

Exhibit J:Form of Notice of Conversion/Continuation

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AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of August 9, 2019, is entered into by and among EXTREME NETWORKS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time party hereto as lenders (each, a “Lender” and collectively, the “Lenders”), BMO HARRIS BANK N.A., as an Issuing Lender and Swingline Lender (as such terms are defined below), SILICON VALLEY BANK, as an Issuing Lender, and BANK OF MONTREAL (“BMO”), as administrative and collateral agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Administrative Agent and the lenders party thereto are party to that certain Credit Agreement, dated as of May 1, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”);

WHEREAS, on the Restatement Date, pursuant to that certain Agreement and Plan of Merger dated as of July 26, 2019 (together with all schedules and exhibits thereto, the “Acquisition Agreement”), by and among the Borrower, Clover Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Borrower (“Merger Sub”), and the Target, the Borrower intends to acquire all or substantially all of the Equity Interests of the Target via the merger of Merger Sub with and into the Target, with the Target as the surviving entity of such merger (the “Acquisition”);

WHEREAS, the Borrower desires to obtain financing to (a) finance (i) the Acquisition, (ii) the Refinancing and (iii) the payment of fees, costs and expenses in connection with the foregoing transactions and (b) provide ongoing working capital and for other general corporate purposes of the Borrower and its Subsidiaries;

WHEREAS, the Lenders have agreed to amend and restate the Existing Credit Agreement and to extend certain credit facilities to the Borrower, upon the terms and conditions specified in this Agreement, in an aggregate amount not to exceed $455,000,000, consisting of a term loan facility in the aggregate principal amount of $380,000,000, a revolving loan facility in an aggregate principal amount of up to $75,000,000, a letter of credit sub-facility in the aggregate availability amount of $10,000,000 (as a sublimit of the revolving loan facility), and a swingline sub-facility in the aggregate availability amount of $5,000,000 (as a sublimit of the revolving loan facility); and

WHEREAS, each of the Guarantors has agreed to guarantee the Secured Obligations of the Loan Parties and to secure such guaranteed Secured Obligations by granting to the Administrative Agent, for the ratable benefit of the Secured Parties, a first priority lien (subject to Liens permitted by the Loan Documents) in substantially all of such Guarantor’s personal property assets (other than any Excluded Assets) pursuant to the terms of the Guarantee and Collateral Agreement and the other Security Documents.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1
DEFINITIONS

1.1Defined Terms

.  As used in this Agreement (including the recitals hereof), the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”:  for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect

~~KL2 3141365.2~~

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on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, and (c) the Eurodollar Rate for an Interest Period of 1 month plus 1%; provided that in no event shall the ABR be deemed to be less than 0%.  Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, as the case may be, shall be effective as of the opening of business on the effective day of the change in such rate.

“ABR Loans”:  Loans, the rate of interest applicable to which is based upon the ABR.

“Account Debtor”:  any Person who may become obligated to any Person under, with respect to, or on account of, an Account, chattel paper or general intangible (including a payment intangible).  Unless otherwise stated, the term “Account Debtor,” when used herein, shall mean an Account Debtor in respect of an Account of the Borrower or any Subsidiary.

“Accounts”:  all “accounts” (as defined in the UCC) of a Person, including, without limitation, accounts, accounts receivable, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, instruments, general intangibles, or chattel paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.  Unless otherwise stated, the term “Account,” when used herein, shall mean an Account of the Borrower or any Subsidiary.

“Acquisition”:  as defined in the preamble hereto.

“Acquisition Agreement”:  as defined in the preamble hereto.

“Addendum”:  an instrument, substantially in the form of Exhibit G, by which a Lender becomes a party to this Agreement.

“Administrative Agent”:  BMO, in its capacity as the administrative agent for the Lenders and the collateral agent for the Secured Parties under this Agreement and the other Loan Documents, together with any of its successors in such capacity.

“Affected Lender”:  as defined in Section 2.21.

“Affiliate”:  with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties”:  is defined in Section 10.2(d)(ii).

“Aggregate Exposure”:  with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate then unpaid principal amount of such Lender’s Term Loans, (b) the amount of such Lender’s Revolving Commitment then in effect (as decreased pursuant to Section 2.9) or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding, and (c) without duplication of clause (b), the L/C Commitment of such Lender then in effect (as a sublimit of the Revolving Commitment of such Lender).

“Aggregate Exposure Percentage”:  with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

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“Agreement”:  as defined in the preamble hereto.

“Agreement Currency”:  as defined in Section 10.19.

“Annual Financial Statements”: (i) the audited consolidated financial statements of each of the Borrower for the fiscal years ended June 30, 2016, 2017 and 2018 and the Target for the fiscal years ended December 31, 2016, 2017 and 2018, and (ii) such subsequent fiscal years ended at least ninety (90) days before the Restatement Date.

“Applicable Margin”:

(i)

during the period from April 8, 2020 through the day prior to the start of the Suspension Period, with respect to each Eurodollar Loan, each ABR Loan (including each Swingline Loan) and each Letter of Credit, the following rates (without giving effect to the last two paragraphs of this definition): (a) the Applicable Margin for Term Loans and Revolving Loans that are Eurodollar Loans shall be 4.00% per annum; (b) the Applicable Margin for Term Loans and Revolving Loans that are ABR Loans shall be 3.00% per annum; (c) the Applicable Margin for Swingline Loans shall be 3.00% per annum; and (d) the Applicable Margin for Letters of Credit shall be 4.00% per annum;

(ii)

during the Suspension Period, with respect to each Eurodollar Loan, each ABR Loan (including each Swingline Loan) and each Letter of Credit, the following rates (without giving effect to the last two paragraphs of this definition): (a) the Applicable Margin for Term Loans and Revolving Loans that are Eurodollar Loans shall be 4.50% per annum; (b) the Applicable Margin for Term Loans and Revolving Loans that are ABR Loans shall be 3.50% per annum; (c) the Applicable Margin for Swingline Loans shall be 3.50% per annum; and (d) the Applicable Margin for Letters of Credit shall be 4.50% per annum; and

~~“Applicable Margin”:~~(iii)

at any time other than as provided in clause (i) or (ii) above, with respect to each Eurodollar Loan, each ABR Loan (including each Swingline Loan) and each Letter of Credit, the applicable rates per annum set forth under the relevant column ~~heading~~headings below:

TERM LOANS and revolving LOANS

Level	Consolidated Leverage Ratio	Eurodollar Loans–Eurodollar Rate Plus	ABR Loans– ABR Plus
I	> 3.25:1.00	3.50%	2.50%
II	< 3.25:1.00 but > 2.75:1.00	3.25%	2.25%
III	< 2.75:1.00 but > 2.25:1.00	2.75%	1.75%
IV	< 2.25:1.00 but > 1.75:1.00	2.25%	1.25%
V	< 1.75:1.00 but > 1.25:1.00	1.75%	0.75%
VI	< 1.25:1.00	1.25%	0.25%

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SWINGLINE LOANS

Level	Consolidated Leverage Ratio	Swingline Loans–ABR Plus
I	> 3.25:1.00	2.50%
II	< 3.25:1.00 but > 2.75:1.00	2.25%
III	< 2.75:1.00 but > 2.25:1.00	1.75%
IV	< 2.25:1.00 but > 1.75:1.00	1.25%
V	< 1.75:1.00 but > 1.25:1.00	0.75%
VI	< 1.25:1.00	0.25%

LETTERS OF CREDIT

Level	Consolidated Leverage Ratio	Letters of Credit–Letter of Credit Fee
I	> 3.25:1.00	3.50%
II	< 3.25:1.00 but > 2.75:1.00	3.25%
III	< 2.75:1.00 but > 2.25:1.00	2.75%
IV	< 2.25:1.00 but > 1.75:1.00	2.25%
V	< 1.75:1.00 but > 1.25:1.00	1.75%
VI	< 1.25:1.00	1.25%

Notwithstanding the foregoing, (a) until the delivery of the Compliance Certificate required to be delivered pursuant to Section 6.2(b) in connection with the delivery by the Borrower of the consolidated financial statements required to be delivered to the Administrative Agent pursuant to Section 6.1 in respect of the fiscal year of the Borrower ending on or about June 30, 2019, the Applicable Margin shall be the rates corresponding to Level II in the foregoing table, (b) if the Borrower fails to deliver the financial statements required by Section 6.1 and the related Compliance Certificate required by Section 6.2(b) by the respective date required thereunder after the end of any related fiscal quarter of the Borrower, the Applicable Margin shall be the rates corresponding to Level II in the foregoing table until such financial statements and Compliance Certificate are delivered (after which delivery the Applicable Margin shall be determined with reference to such financial statements and Compliance Certificate), and (c) no reduction of the Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing.

If, as a result of any restatement of or other adjustment to the financial statements of the Loan Parties or for any other reason, the Administrative Agent determines that (x) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date and with reference to any applicable period then ended was inaccurate and (y) a proper calculation of the Consolidated Leverage Ratio as of such date and with reference to such period would have resulted in different pricing for any period, then (i) if the proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall automatically and retroactively be obligated to pay to the Administrative Agent, for the benefit of the applicable Lenders, promptly on demand by the Administrative Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the

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Consolidated Leverage Ratio would have resulted in lower pricing for such period, neither the Administrative Agent nor any Lender shall have any obligation to repay any interest or fees to the Borrower, nor shall the Borrower or any other Loan Party have any right of offset against any subsequent payment due and payable by any Loan Party under any Loan Document by reason of such lower pricing for such period.  Notwithstanding the foregoing or anything to the contrary set forth in any Loan Document, the Borrower shall not be required to pay any amounts pursuant to this paragraph as a result of any restatement of or other adjustment to the financial statements of the Loan Parties that occurs after the Discharge of Obligations.

“Application”:  an application, in such form as any Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

“Approved Fund”:  any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale”:  any Disposition of property or series of related Dispositions of property (excluding any such Disposition of property permitted by clauses (a) through (n) of Section 7.5) that yields Net Cash Proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $5,000,000, for purposes of Section 6.7(e).

“Assignment and Assumption”:  an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.6), and accepted by the Administrative Agent (to the extent required by Section 10.6), in substantially the form of Exhibit E, or any other form (including electronic documentation generated by an electronic platform) approved by the Administrative Agent.

“Assumption Agreement”:  any Assumption Agreement delivered pursuant to the Guarantee and Collateral Agreement.

“Available Revolving Commitments”:  at any time, an amount equal to (a) the Total Revolving Commitments in effect at such time (as decreased pursuant to Section 2.9), minus (b) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time, minus (c) the Dollar Equivalent of the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time, minus (d) the aggregate principal balance of any Revolving Loans outstanding at such time; provided that for purposes of calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s available Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Average Unused Total Revolving Commitments”:  has the meaning specified in Section 2.8(a).

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

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“Bank Services”:  any products, credit services and/or financial accommodations previously, now, or hereafter provided to any Group Member by any Bank Services Provider, including any letters of credit (other than any Letters of Credit provided for the account of the Borrower hereunder), cash management services (including merchant services, direct deposit payroll, business credit cards and check cashing services), interest rate swap arrangements (other than to the extent constituting Specified Swap Agreements), and foreign exchange services (including with respect to FX Contracts), as any such products or services may be identified in such Lender’s various agreements related thereto (each, a “Bank Services Agreement”).

“Bank Services Agreement”:  as defined in the definition of “Bank Services”.

“Bank Services Provider”:  any Person that (a) at the time that it enters into a Bank Services Agreement or an FX Contract, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Bank Services Agreement or an FX Contract, in each case, in its capacity as a party to such Bank Services Agreement or FX Contract.

“Bankruptcy Code”:  Title 11 of the United States Code entitled “Bankruptcy.”

“Beneficial Ownership Regulation” : means 31 C.F.R § 1010.230.

“BHC Act Affiliate”: with respect to any party, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Beneficial Ownership Certification”:  a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Benefitted Lender”:  as defined in Section 10.7(a).

“Blocked Person”:  as defined in Section 7.24.

“Blue Angel Acquired Assets”:  the assets purchased by the Borrower from the Blue Angel Seller pursuant to the Blue Angel Asset Purchase Agreement and the other Blue Angel Asset Acquisition Documents.

“Blue Angel Asset Acquisition”:  the acquisition by the Borrower from the Blue Angel Seller of the Blue Angel Acquired Assets pursuant to the Blue Angel Asset Purchase Agreement and the other Blue Angel Asset Acquisition Documents.

“Blue Angel Asset Acquisition Consideration”:  the aggregate amount of consideration paid by the Borrower to or for the benefit of the Blue Angel Seller pursuant to the terms of the Blue Angel Asset Purchase Agreement and in connection with the Blue Angel Asset Acquisition (which consideration, for the avoidance of doubt, shall include any Blue Angel Deferred Payment Obligations and Blue Angel Earn-Out Payment Obligations).

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“Blue Angel Asset Acquisition Documents”:  collectively, the Blue Angel Asset Purchase Agreement, together with all of the other documents, agreements, certificates and other information executed and/or delivered by or on behalf of the Borrower or the Blue Angel Seller pursuant to or in connection with the Blue Angel Asset Purchase Agreement and/or the Blue Angel Asset Acquisition.

“Blue Angel Asset Purchase Agreement”:  that certain Asset Purchase Agreement, dated as of October 3, 2017, between the Borrower and the Blue Angel Seller.

“Blue Angel Deferred Payment”:  any payment (other than, for the avoidance of doubt, in respect of any Blue Angel Earn-Out Payment Obligation) by or on behalf of the Borrower to or to the order of the Blue Angel Seller of any deferred portion of the Blue Angel Asset Acquisition Consideration.

“Blue Angel Deferred Payment Obligations”:  the obligations of the Borrower arising under the Blue Angel Asset Purchase agreement to make deferred purchase price payments to the Blue Angel Seller.

“Blue Angel Earn-Out Payment”:  any earn-out payment (however designated) made by or on behalf of the Borrower to or to the order of the Blue Angel Seller pursuant to the terms of the Blue Angel Asset Purchase Agreement.

“Blue Angel Earn-Out Payment Obligations”:  the obligations of the Borrower arising under the Blue Angel Asset Purchase Agreement to make Blue Angel Earn-Out Payments to or to the order of the Blue Angel Seller.

“Blue Angel Seller”:  Brocade Communications Systems, Inc., in its capacity as the third-party seller of the Blue Angel Acquired Assets that is party to the Blue Angel Asset Purchase Agreement.

“BMO”:  as defined in the preamble hereto.

“Board”:  the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”:  as defined in the preamble hereto.

“Borrowing Date”:  any Business Day specified by the Borrower in a Notice of Borrowing as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business”:  as defined in Section 4.17(b).

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law to close; provided that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Canadian Dollar” and “CAD”: the lawful currency of Canada.

“Capital Lease Obligations”:  as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the

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amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing from such Person; provided, however, that any Indebtedness convertible into Equity Interests shall not constitute Capital Stock prior to the date of any applicable conversion.

“Cash Collateralize”:  to deposit in a blocked account at a commercial bank selected by the Administrative Agent, in the name of the Borrower and under the sole dominion and control (within the meaning of the UCC) of the Administrative Agent, or to pledge and deposit with or deliver to (a) with respect to Obligations in respect of Letters of Credit, the Administrative Agent, for the benefit of one of more of the Issuing Lenders and one or more of the Lenders, as applicable, as collateral for L/C Exposure or obligations of the Lenders to fund participations in respect thereof, cash or Deposit Account balances having an aggregate value of at least 105% of the L/C Exposure or, if the Administrative Agent and the applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and such Issuing Lender; (b) with respect to Obligations arising under any Bank Services Agreement in connection with Bank Services, the applicable Bank Services Provider for its own benefit, as provider of such Bank Services or FX Contracts, cash or Deposit Account balances having an aggregate value of at least 105% of the aggregate amount of the Obligations of the Group Members arising under all such Bank Services Agreements and FX Contracts evidencing such Bank Services and FX Contracts; or (c) with respect to Obligations in respect of any Specified Swap Agreements, the applicable Qualified Counterparty, as Collateral for such Obligations, cash or Deposit Account balances or, if such Qualified Counterparty shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to such Qualified Counterparty.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents”:  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued (i) by any Lender or (ii) by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio

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assets of at least $5,000,000,000.

“Casualty Event”:  any damage to or any destruction of, or any condemnation or other taking by any Governmental Authority of any property of the Loan Parties.

“Certificated Securities”:  as defined in Section 4.19.

“Change of Control”:  (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)‑5 under the Exchange Act), directly or indirectly, of 40% or more of the ordinary voting power for the election of directors of the Borrower (determined on a fully diluted basis); (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c)  at any time, the Borrower shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of each Guarantor free and clear of all Liens (except Liens permitted by Section 7.3), other than as a result of a Disposition permitted by Section 7.5 or a merger, consolidation or amalgamation permitted by Section 7.4, in any such case, as a result of which any applicable Guarantor ceases to be a Subsidiary.

“Closing Date”:  May 1, 2018.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Documentation Agents” collectively, each Co-Documentation Agent listed on the cover page to this Agreement.

“Collateral”:  all property of the Loan Parties and Enterasys, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.  Notwithstanding the foregoing or any contrary provision contained herein or in any other Loan Document, no Excluded Asset (as such term is defined in the Guarantee and Collateral Agreement) shall constitute “Collateral.”

“Collateral Information Certificate”:  collectively, (a) the Collateral Information Certificate relating to the Loan Parties executed and delivered by the Borrower pursuant to Section 5.1 of the Existing Credit Agreement on the Closing Date and (b) the Collateral Information Certificate relating to the Target Loan Parties executed and delivered by the Borrower pursuant to Section 5.1 on the Restatement Date, which certificate shall be in form and substance satisfactory to the Administrative Agent.

“Collateral-Related Expenses”:  all costs and expenses of the Administrative Agent paid or incurred in connection with any sale, collection or other realization on the Collateral, including reasonable compensation to the Administrative Agent and its agents and counsel, and reimbursement for all other costs, expenses and liabilities and advances made or incurred by the Administrative Agent in connection therewith (including as described in Section 6.6 of the Guarantee and Collateral Agreement), and all amounts for which the Administrative Agent is entitled to indemnification under the Security Documents and all advances made by the Administrative Agent under the Security Documents for the account of any Loan Party or Enterasys.

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“Commitment”:  as to any Lender, the sum of its Term Commitment and its Revolving Commitment.

“Commitment Fee”:  as defined in Section 2.8(a).

“Commitment Fee Rate”:

(i)

during the period from April 8, 2020 through the day prior to the start of the Suspension Period, the Commitment Fee Rate shall be 0.40% per annum (without giving effect to the last paragraph of this definition);

(ii)	during the Suspension Period, the Commitment Fee Rate shall be 0.40% per annum (without giving effect to the last paragraph of this definition); and
(iii)	at any time other than as provided in clauses (i) and (ii) above, the rate per annum set forth under the relevant column heading below:

Level	Consolidated Leverage Ratio	Commitment Fee Rate
I	> 3.25:1.00	0.400%
II	< 3.25:1.00 but > 2.75:1.00	0.375%
III	< 2.75:1.00 but > 2.25:1.00	0.350%
IV	< 2.25:1.00 but > 1.75:1.00	0.300%
V	< 1.75:1.00 but > 1.25:1.00	0.250%
VI	< 1.25:1.00	0.250%

Notwithstanding the foregoing, (a) until the delivery of the Compliance Certificate required to be delivered pursuant to Section 6.2(b) in connection with the delivery by the Borrower of the consolidated financial statements required to be delivered to the Administrative Agent pursuant to Section 6.1 in respect of the fiscal quarter of the Borrower ending on or about September 30, 2019, the Commitment Fee Rate shall be the rates corresponding to Level II in the foregoing table, (b) if the Borrower fails to deliver the financial statements required by Section 6.1 and the related Compliance Certificate required by Section 6.2(b) by the respective date required thereunder after the end of any related fiscal quarter of the Borrower, the Commitment Fee Rate shall be the rate corresponding to Level II in the foregoing table until such financial statements and Compliance Certificate are delivered (after which delivery the Commitment Fee Rate shall be determined with reference to such financial statements and Compliance Certificate), and (c) no reduction of the Commitment Fee Rate shall become effective at any time when an Event of Default has occurred and is continuing.

“Commitment Letter”:  the Commitment Letter, dated June 26, 2019, by and among the Borrower, BMO, and the Lead Arranger, as amended, restated, amended and restated, modified, or supplemented from time to time in accordance with the terms thereof.

“Commodity Exchange Act”:  the Commodity Exchange Act (7 U.S.C. section 1 et seq.), as amended from time to time, and any successor statute.

“Communications”:  is defined in Section 10.2(d)(ii).

“Compliance Certificate”:  a certificate duly executed by a Responsible Officer of the

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Borrower substantially in the form of Exhibit B.

“Connection Income Taxes”:  Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capital Expenditures”:  for any period, with respect to the Borrower and its consolidated Subsidiaries, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Lease Obligations which is capitalized on the consolidated balance sheet of the Borrower) by such Group Members during such period for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of the Borrower; provided that “Consolidated Capital Expenditures” shall not include (a) expenditures in respect of normal replacements and maintenance which are properly charged to current operations, (b) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (c) expenditures made as a tenant as leasehold improvements during such period to the extent reimbursed by the landlord during such period, or (d) expenditures made in connection with Permitted Acquisitions.

“Consolidated EBITDA”:  with respect to the Borrower and its consolidated Subsidiaries for any period,

(a) the sum, without duplication, of the amounts for such period of:

(i) Consolidated Net Income, plus, in the case of the following clauses (a)(ii) through (a)(xi) and (a)(xiii)(A), to the extent the same was deducted (and not added back) in determining such Consolidated Net Income,

(ii) total interest expense (including that portion of any Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Borrower and its consolidated Subsidiaries for such period with respect to all outstanding Indebtedness of such Persons (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), plus

(iii) provisions for taxes based on income, plus

(iv) total depreciation expense, plus

(v) total amortization expense, plus

(vi) fees and out-of-pocket transaction costs and expenses incurred by the Loan Parties in connection with this Agreement and the other Loan Documents, the Acquisition Agreement, and the Transactions; provided that the aggregate amount of all such fees, costs, and expenses shall not exceed $3,000,000 in any four-quarter period for purposes of this definition, plus

(vii) fees and out-of-pocket transaction costs and expenses incurred by the Borrower or any of its Subsidiaries in connection with Permitted Acquisitions (whether or not

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consummated), provided that the aggregate amount of all such fees, costs and expenses considered for purposes of this definition shall not exceed $3,000,000 with respect to any such particular Permitted Acquisition consummated (or intended to be consummated) after the Restatement Date, plus

(viii) without duplication, other cash items reducing Consolidated Net Income and other items, in each case approved by the Administrative Agent and the Required Lenders in writing as an ‘add back’ to Consolidated Net Income, plus

(ix) without duplication, other non-cash items (for the avoidance of doubt this shall include without limitation share-based payments and write-offs of prior unamortized loan fees and expenses including underwriting fees and original issue discounts) reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period), plus

(x) [omitted]

(xi) unusual, extraordinary or non-recurring charges, expenses or losses; provided that the aggregate add-back pursuant to this clause (xi) shall not exceed 10% of Consolidated EBITDA for such period (calculated prior to giving effect to any such add-backs), plus

(xii) subject to clause (4) of the last paragraph of this definition, expected cost savings, operating expense reductions and synergies (on a run-rate basis) for such period related to restructuring and/or cost saving initiatives which are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions with respect to which substantial steps have been taken, will be taken, or are expected to be taken; provided that (x) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 6.2(b), certifying that such cost savings are (i) reasonably supportable and quantifiable in the good faith judgment of the Borrower, and (ii) reasonably anticipated to be realized within twelve (12) months after the consummation of such initiative, (y) no cost savings shall be added pursuant to this clause (xii) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period and (z) the aggregate add-backs pursuant to this clause (xii) shall not exceed 15% of Consolidated EBITDA for such period (calculated prior to giving effect to any such add-backs); plus

(xiii) ~~(~~subject to clause (4) of the last paragraph of this definition, (A) acquisition, integration and restructuring costs associated with the Transactions actually expensed by the Borrower and (B) expected cost savings, operating expense reductions and synergies (on a run-rate basis) related to restructuring and/or cost saving initiatives which are (x) reasonably identifiable and factually supportable by the Borrower in good faith to result from the Transactions and reasonably anticipated to be realized within twelve (12) months after the consummation of such initiative and (y) actually identified by the Borrower on or prior to June 30, 2020; provided that in the case of clause (B) above, (x) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 6.2(b), certifying that such cost savings are reasonably supportable and quantifiable in the good faith judgment of the Borrower, and (y) no cost savings shall be added pursuant to this clause (xiii) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or

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otherwise, for such period; provided, further, that the aggregate add-backs pursuant to this clause (xiii) shall not exceed 25% of Consolidated EBITDA for such period (calculated prior to giving effect to any such add-backs); ~~minus~~plus

(xiv) acquisition, integration and restructuring charges not exceeding $6,000,000 in the aggregate for the fiscal quarters ending June 30, 2020, September 30, 2020, December 31, 2020, and March 31, 2021; minus

(b) the sum, without duplication of the amounts for such period of

(i) other non-cash items increasing Consolidated Net Income for such period (excluding any such non cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), plus

(ii) interest income; provided that Consolidated EBITDA for any period shall be determined on a Pro Forma Basis to give effect to any Permitted Acquisitions (but, for avoidance of doubt, excluding the Acquisition) or any Disposition of any business or assets consummated during such period, in each case as if such transaction occurred on the first day of such period.

Notwithstanding anything to the contrary set forth herein, (1) Consolidated EBITDA for the fiscal quarter of the Borrower ended September 30, 2018 shall be deemed to be $21,300,000  for all purposes under this Agreement, (2) Consolidated EBITDA for the fiscal quarter of the Borrower ended December 31, 2018 shall be deemed to be $26,700,000 for all purposes under this Agreement, ~~and~~ (3) Consolidated EBITDA for the fiscal quarter of the Borrower ended March 31, 2019 shall be deemed to be $18,900,000 for all purposes under this Agreement, and (4) during the Suspension Period, for purposes of cumulative Consolidated EBITDA referenced in Section 7.1(e), Consolidated EBITDA shall be calculated without giving effect to clauses (a)(xii) and (a)(xiii) above.

“Consolidated Fixed Charge Coverage Ratio”:  with respect to the Borrower and its consolidated Subsidiaries for any period, the ratio of (a) the sum of (i) Consolidated EBITDA for such period minus (ii) the portion of taxes based on income actually paid in cash (net of any cash refunds received) during such period; minus (iii) the aggregate amount actually paid in cash by the Borrower and its consolidated Subsidiaries during such period on account of Consolidated Capital Expenditures (excluding the principal amount funded with Indebtedness); to (b) Consolidated Fixed Charges for such period.  Each of the financial performance measures specified in the foregoing clauses (a) and (b) of this definition shall be calculated as follows for purposes of testing the Borrower’s compliance with Section 7.1(a) as of the last day of any fiscal quarter of the Borrower:  each such financial performance measure shall mean an amount equal to the amount of such financial performance measure for the four fiscal quarter period then ended.

“Consolidated Fixed Charges”:  with respect to the Borrower and its consolidated Subsidiaries for any period ending on any determination date (the “determination date”), the sum (without duplication) of (a) Consolidated Interest Expense for such period, plus (b) scheduled payments made in cash during such period on account of principal of Indebtedness of the Borrower and its consolidated Subsidiaries (including scheduled principal payments in respect of the Term Loans but excluding (i) principal payments in respect of the Revolving Loans (except to the extent there is an equivalent permanent reduction in Revolving Commitments) and (ii) the aggregate amount of Blue Angel Deferred Payments made during such period), plus (c) an amount equal to the aggregate amount of scheduled Blue Angel Deferred Payments made in cash during such period.

“Consolidated Interest Expense”:  for any period, total interest expense paid in cash

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(including that portion of any Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Borrower and its consolidated Subsidiaries for such period with respect to all outstanding Indebtedness of such Persons (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), but excluding the amortization of any deferred financing costs in connection with such Indebtedness.

“Consolidated Leverage Ratio”:  as at the last day of any period, the ratio of (a) (i) Consolidated Total Indebtedness as of the last day of such period minus (ii) Unrestricted Cash as of such date up to a maximum amount not to exceed $100,000,000, to (b) Consolidated EBITDA for such period; provided that for purposes of this definition, Consolidated EBITDA for any period shall be determined on a Pro Forma Basis to give effect to any Permitted Acquisitions or any permitted Disposition of any business or assets consummated during such period, in each case as if such transaction occurred on the first day of such period.  Subject to the terms and conditions set forth in each of the definitions of “Applicable Margin” and “Commitment Fee Rate”, Consolidated EBITDA shall be calculated as follows for purposes of determining the Applicable Margin and the Commitment Fee Rate and testing the Borrower’s compliance with Section 7.1(b) as of the last day of any fiscal quarter of the Borrower:  Consolidated EBITDA shall mean an amount equal to Consolidated EBITDA for the four fiscal quarter period then ended.

“Consolidated Net Income”:  for any period, the consolidated net income (or loss) of the Borrower and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of “Consolidated Net Income” (a) the income (or deficit) of any such Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or one of its Subsidiaries, (b) the income (or deficit) of any such Person (other than a Subsidiary of the Borrower) in which the Borrower or one of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or any Requirement of Law applicable to such Subsidiary or any owner of Capital Stock of such Subsidiary.

“Consolidated Tangible Net Worth”:  as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the difference between (a) Shareholders’ Equity of the Borrower and its consolidated Subsidiaries on such date (determined in accordance with GAAP) minus (b) the Intangible Assets of the Borrower and its consolidated Subsidiaries on such date; provided, however, that there shall be excluded from the calculation of “Consolidated Tangible Net Worth” any effects resulting from the application of FASB ASC No. 715:  Compensation—Retirement Benefits.

“Consolidated Total Indebtedness”: at any date, the aggregate principal amount of all Indebtedness of the Borrower and its consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, but (i) excluding any liabilities referred to in clauses (f) and (g) of the definition of “Indebtedness” and (ii) excluding obligations under any Swap Agreement unless such obligations are payment obligations that relate to a Swap Agreement that has terminated.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”:  the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power,

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by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright License”:  any written agreement which (a) names a Loan Party as licensor or licensee (including those listed on Schedule 6 of the Guarantee and Collateral Agreement), or (b) grants any right under any Copyright owned by a third party to a Loan Party, including any right to manufacture, distribute, exploit and sell materials derived from any such Copyright.

“Copyrights”:  (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, together with the underlying works of authorship (including titles), whether registered or unregistered and whether published or unpublished (including those listed on Schedule 6 of the Guarantee and Collateral Agreement), all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating any copyrights, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the USCRO, and (b) the right to obtain any renewals thereof.

“Covered Entity”: any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party”: as defined in Section 10.3.

“Debtor Relief Laws”: the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default”:  any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Rate”:  as defined in Section 2.13(c).

“Default Right”: the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender”:  subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in

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writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors, Examiner or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, the Swingline Lender and each Lender.

“Deposit Account”:  any “deposit account” as defined in the UCC with such additions to such term as may hereafter be made.

“Designated Jurisdiction”:  any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Determination Date”:  as defined in the definition of “Pro Forma Basis”.

“Discharge of Obligations”:  subject to Section 10.8, the satisfaction of the Obligations (including all such Obligations relating to Bank Services and FX Contracts) by the payment in full, in cash (or, as applicable, Cash Collateralization in accordance with the terms hereof) of the principal of and interest on or other liabilities relating to each Loan and any previously provided Bank Services and FX Contracts, all fees and all other expenses or amounts payable under any Loan Document and any Bank Services Agreement and FX Contract (other than inchoate indemnification obligations and any other obligations which pursuant to the terms of any Loan Document or any Bank Services Agreement or FX Contract specifically survive repayment of the Loans for which no claim has been made), and other Obligations under or in respect of Specified Swap Agreements and Bank Services Agreements and FX Contracts, to the extent (a) no default or termination event shall have occurred and be continuing thereunder, (b) any such Obligations in respect of Specified Swap Agreements and/or Bank Services and FX Contracts have, if required by the applicable Bank Services Provider or any applicable Qualified Counterparties, as applicable, been Cash Collateralized, (c) no Letter of Credit shall be outstanding (or, as applicable, each outstanding and undrawn Letter of Credit has been Cash Collateralized in accordance with the terms hereof), (d) no Obligations in respect of any Bank Services or FX Contracts are outstanding (or, as applicable, all such outstanding Obligations in respect of Bank Services and FX Contracts have been Cash Collateralized in accordance with the terms hereof), and (e) the aggregate Commitments of the Lenders are terminated.

“Disposition”:  with respect to any property (including, without limitation, any Capital Stock of any Person), any sale, lease, Sale Leaseback Transaction, assignment, conveyance, transfer, encumbrance or other disposition thereof and any issuance of Capital Stock of the Borrower or any of its Subsidiaries.  The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disposition Percentage”:  has the meaning specified in Section 2.10(c).

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“Dollar Equivalent”: at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Foreign Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent, at such time on the basis of the Exchange Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Foreign Currency.

“Dollars” and “$”:  dollars in lawful currency of the United States.

“Domestic Subsidiary”:  any Subsidiary of any Loan Party organized under the laws of any jurisdiction within the United States.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Election Period”:  has the meaning specified in Section 2.24(b).

“Eligible Assignee”:  any Person that meets the requirements to be an assignee under Section 10.6(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.6(b)(iii)).

“Enterasys”:  Enterasys Networks, Inc., a Delaware corporation.

“Enterasys Pledge Agreement”:  that certain Pledge Agreement dated as of the Closing Date, made by Enterasys in favor of the Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Environmental Laws”:  any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“Environmental Liability”:  any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) a violation of an Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the release or threatened release of any Materials of Environmental Concern into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

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“Equity Interests”:  with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate”:  each business or entity which is, or within the last six years was, a member of a “controlled group of corporations,” under “common control” or an “affiliated service group” with any Loan Party within the meaning of Section 414(b), (c) or (m) of the Code, required to be aggregated with any Loan Party under Section 414(o) of the Code, or is, or within the last six years was, under “common control” with any Loan Party, within the meaning of Section 4001(a)(14) of ERISA.

“ERISA Event”:  any of (a) a reportable event as defined in Section 4043 of ERISA with respect to a Pension Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; (b) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Pension Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following 30 days; (c) a withdrawal by any Loan Party or any ERISA Affiliate thereof from a Pension Plan or the termination of any Pension Plan resulting in liability under Sections 4063 or 4064 of ERISA; (d) the withdrawal of any Loan Party or, to the knowledge of any Loan Party, any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Loan Party or, to the knowledge of any Loan Party, any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA;  (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) the imposition of liability on any Loan Party or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the failure by any Loan Party or any ERISA Affiliate thereof to make any required contribution to a Pension Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (h) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (i) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (j) the imposition of any liability under Title  I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate thereof; (k) an application for a funding waiver under Section 302 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan; (l) the occurrence of a non‑exempt prohibited transaction under Sections 406 or 407 of ERISA for which any Loan Party or any Subsidiary thereof may be directly or indirectly liable; (m) the occurrence of an act or omission which could give rise to the

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imposition on any Loan Party or any ERISA Affiliate thereof of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (n) the assertion of a material claim (other than routine claim for benefits) against any Pension Plan or the assets thereof, or against any Loan Party or any Subsidiary thereof in connection with any such Pension Plan; (o) receipt from the IRS of notice of the failure of any Pension Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; or (p) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of any Loan Party or any ERISA Affiliate thereof, in either case pursuant to Title I or IV, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code.

“ERISA Funding Rules”:  the rules regarding minimum required contributions (including any installment payment thereof) to Pension Plans, as set forth in Section 412 of the Code and Section 302 of ERISA, with respect to Plan years ending prior to the effective date of the Pension Protection Act of 2006, and thereafter, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“EU Bail-In Legislation Schedule”: the EU Legislation Bail-In Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro”: the single currency of the participating member states of the European Union.

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent by reference to the ICE Benchmark Administration (or any successor thereto if the ICE Benchmark Administration is no longer making a London Interbank Offered Rate available) as the LIBO Rate (“LIBOR”) or a comparable or successor rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the beginning of such Interest Period (as set forth by Bloomberg Information Service or any successor thereto or any other commercially available service selected by the Administrative Agent which provides quotations of LIBOR); provided that the Eurodollar Base Rate shall not be less than 0%.

“Eurodollar Loans”:  Loans the rate of interest applicable to which is based upon the Eurodollar Rate (other than any ABR Loan which is determined by reference to the Eurodollar Rate pursuant to clause (c) of the definition of “ABR”).

“Eurodollar Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, or with respect to any determination of the ABR, a rate per annum determined for such day in accordance with the following formula:

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

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The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Requirements which affect Eurodollar Loans to be made as of, and ABR Loans to be converted into Eurodollar Loans, in any such case, at the beginning of the next applicable Interest Period.

“Eurodollar Tranche”:  the collective reference to Eurodollar Loans under a particular Facility (other than the L/C Facility), the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”:  any of the events specified in Section 8.1; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Examiner” ~~means~~: an examiner appointed under section 509 of the Irish Companies Act 2014.

“Exchange Act”:  the Securities Exchange Act of 1934.

“Exchange Rate”: on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 A.M. (London, England time), on such date on the relevant Reuters World Currency Page for such Foreign Currency (subject to delivery to the Borrower of a “screen shot” of such Reuters World Currency Page). In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical average of the spot exchange rates of the Administrative Agent for such Foreign Currency on the London market at 11:00 A.M. (London, England time), on such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Assets”: as defined in the Guarantee and Collateral Agreement; provided, however, that notwithstanding anything to the contrary in any Loan Document, any right title or interest of any Loan Party or Enterasys in the outstanding voting Capital Stock or other Equity Interest in the Irish Guarantor shall not be Excluded Assets.

“Excluded Foreign Subsidiary”:  in respect of any Loan Party, any Subsidiary of such Loan Party (other than the Irish Guarantor) (a) that is a “controlled foreign corporation” as defined in Section 957 of the Code, (b) that is a Subsidiary (whether direct or indirect) of a “controlled foreign corporation” as defined in Section 957 of the Code, or (c) substantially all of the assets of which are Equity Interests (or Equity Interests and debt interests) in one or more “controlled foreign corporations” as defined in Section 957 of the Code. Notwithstanding anything to the contrary in any Loan Documents, the Irish Guarantor shall not be an Excluded Foreign Subsidiary.

“Excluded Swap Obligations”:  with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee Obligation of such Guarantor with respect to, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 2.6 of the Guarantee and Collateral

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Agreement and any other “keepwell, support or other agreement” provided for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time such Guarantee Obligation of such Guarantor, or the grant by such Guarantor of such Lien, becomes effective with respect to such Swap Obligation.  If such a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee Obligation or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes”:  any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in any such case (i)  imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii)  that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18(f); and (d) any Taxes imposed under FATCA.

“Existing Credit Agreement”:  as defined in the preamble hereto.

“Existing Letters of Credit”:  the letters of credit described on Schedule 1.1B.

“Facility and Facilities”:  each or all of (as applicable) (a) the Term Facility, (b) the L/C Facility (which is a subfacility of the Revolving Facility), and (c) the Revolving Facility.

“FASB ASC”:  the Accounting Standards certification of the Financial Accounting Standards Board.

“FATCA”:  collectively, Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate”:  for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by BMO from three federal funds brokers of recognized standing selected by it.

“Fee Letter”: that certain Fee Letter, dated June 26, 2019, among the Borrower, BMO Capital Markets Corp. and BMO.

“First Tier Foreign Subsidiary”:  at any date of determination with respect to a Loan Party

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or Enterasys, each direct Foreign Subsidiary in which such Loan Party or Enterasys, as applicable, owns directly more than 50%, in the aggregate, of the Voting Stock of such Foreign Subsidiary.

“First Tier Foreign Subsidiary Holding Company”:  at any date of determination with respect to any Loan Party or Enterasys, each direct Domestic Subsidiary of such Loan Party or Enterasys, as applicable, substantially all of the assets of which consist of Equity Interests (or Equity Interests and debt interests) of Foreign Subsidiaries and assets incidental thereto.

“Flood Insurance Documents”:  collectively, (a) notices to (and confirmations of receipt by) the Borrower as to the existence of a special flood hazard with respect to any improved real property of any Loan Party that constitutes Collateral and, if applicable, the unavailability of flood hazard insurance in respect thereof under the National Flood Insurance Program and (b) evidence of applicable flood insurance covering any improved real property of any Loan Party that constitutes Collateral, if available, in each case in such form, on such terms and in such amounts as are required by the National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent.

“Flood Insurance Laws”: (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

“Flow of Funds Agreement”:  the letter agreement between the Borrower and the Administrative Agent regarding the disbursement of Loan proceeds on the Restatement Date (which shall include any proposed disbursements by the Administrative Agent to consummate the Transactions), the funding and the payment of the Administrative Agent’s reasonable and documented expenses and the reasonable and documented expenses of the Administrative Agent’s counsel and the Borrower’s counsel, and such other matters as may be agreed to by the Borrower and the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

“Foreign Currency”:  lawful money of a country other than the United States.

“Foreign Disposition”:  as defined in Section 2.10(d).

“Foreign Investment Limit”:  at any time, with respect to all of the Loan Parties and in respect of (a) the aggregate amount of all Investments (other than Investments that are intercompany Indebtedness) made by any Loan Party in any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party, in each case to the extent such Investments are made on or after the Restatement Date and remain outstanding at such time, (b) the aggregate amount of all intercompany Indebtedness incurred by any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party and owing to a Loan Party, in each case to the extent such intercompany Indebtedness is incurred on or after the Restatement Date and remains outstanding at such time, (c) the aggregate amount of all Restricted Payments made on or after the Restatement Date by any Loan Party to any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party, (d) the aggregate amount of all Dispositions made on or after the Restatement Date by any Loan Party to any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party and (e) without duplication, the book value of the assets of any Loan Party that is merged or consolidated with or into any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party if the surviving entity in such merger is not, or does not immediately become, a Loan Party, an aggregate amount for all of the foregoing clauses (a) through (e) not exceeding the greater of (x) $5,000,000 and (y) 10% of Consolidated Tangible Net Worth (measured as of the date of the financial statements most recently delivered to the Administrative Agent pursuant to Section 6.1 (or, prior to the date financial statements are first delivered to the Administrative

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Agent pursuant to Section 6.1, as set forth in the Pro Forma Financial Statements)).

“Foreign Law Pledge Agreement”:  in respect of the grant by any Loan Party or Enterasys to the Administrative Agent (for the ratable benefit of the Secured Parties) of a Lien on certain of the Equity Interests in any First Tier Foreign Subsidiary owned by such Loan Party or Enterasys, as applicable, any pledge agreement (however designated) reasonably required by the Administrative Agent to be prepared under the laws of the foreign jurisdiction in which such First Tier Foreign Subsidiary is organized and executed by such Loan Party or Enterasys (and, as applicable, such First Tier Foreign Subsidiary) for the purpose of creating, perfecting and otherwise protecting such Lien to the maximum extent possible under the laws of such foreign jurisdiction.

“Foreign Lender”:  (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Pledge Documents”:  collectively, in respect of the grant by any Loan Party or Enterasys to the Administrative Agent (for the ratable benefit of the Secured Parties) of a Lien on certain of the Equity Interests in any First Tier Foreign Subsidiary owned by such Loan Party or Enterasys, as applicable, any related Foreign Law Pledge Agreement, any related filings, an opinion delivered by local counsel in the foreign jurisdiction in which such First Tier Foreign Subsidiary is organized and addressing the effectiveness of the pledge by such Loan Party or Enterasys, as applicable, to the Administrative Agent (for the ratable benefit of the Secured Parties) of the pledged Equity Interests in such First Tier Foreign Subsidiary having been issued to such Loan Party or Enterasys, as applicable, any related authorizing resolutions adopted by the Board of Directors (or equivalent) of such Loan Party or Enterasys, as applicable, in connection with such pledge, any amendments to the organizational documents of such First Tier Foreign Subsidiary required by the Administrative Agent to facilitate the pledge by such Loan Party or Enterasys, as applicable, to the Administrative Agent (for the ratable benefit of the Secured Parties) of such pledged Equity Interests, and any other agreements, documents, instruments, notices, filings or other items reasonably required by the Administrative Agent to be executed and/or delivered in connection with any of the foregoing.

“Foreign Subsidiary”:  in respect of any Loan Party, any Subsidiary of such Loan Party that is not a Domestic Subsidiary of such Loan Party.

“Fronting Exposure”: at any time there is a Defaulting Lender, as applicable, (a) with respect to the Issuing Lenders, such Defaulting Lender’s L/C Percentage of the outstanding L/C Exposure other than L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Percentage of outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund”: any Person (other than a natural Person (or a holding company, investment vehicle or trust for, owned and operated for the primary benefit of, a natural Person)) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“Funding Office”:  the Revolving Loan Funding Office or the Term Loan Funding Office, as the context requires.

“FX Contract”: is any foreign exchange contract by and between the Borrower or another

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Group Member, on the one hand, and any Bank Services Provider, on the other hand, under which the Borrower or such other Group Member, as applicable, commits to purchase from or sell to such Bank Services Provider a specific amount of a currency other than Dollars on a specified date.

“GAAP”:  generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b).  In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then each party to this Agreement agrees, if requested by the Borrower or the Required Lenders in writing, to enter into negotiations to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.  “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“German Regulatory Approval”:  has the meaning given to such term in the Asset Purchase Agreement.

“Governmental Approval”:  any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority (including, for the avoidance of doubt, the German Regulatory Approval).

“Governmental Authority”:  the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting accounting or regulatory capital rules or standards (including the Financial Standards Board, the Bank for International Settlements, the Basel Committee on Banking Supervision and any successor or similar authority to any of the foregoing).

“Group Members”:  the collective reference to the Borrower and its Subsidiaries.

“Guarantee and Collateral Agreement”:  the Guarantee and Collateral Agreement, dated as of the Closing Date, by the Borrower and each Guarantor in favor of the Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or

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payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”: a collective reference to the Borrower, the Irish Guarantor and each Domestic Subsidiary of the Borrower which has become a Guarantor pursuant to the Guarantee and Collateral Agreement.  Notwithstanding the foregoing or any contrary provision herein or in any other Loan Document, (a) no Excluded Foreign Subsidiary shall be a Guarantor and (b) no Immaterial Subsidiary shall be required to be a Guarantor, but the Borrower may elect to make any Immaterial Subsidiary a Guarantor.

“Immaterial Subsidiary”:  at any date of determination, any Subsidiary of the Borrower designated in writing as such by the Borrower after the Restatement Date and which as of such date holds assets representing 10% or less of the Borrower’s consolidated total assets as of such date (determined in accordance with GAAP), or which has generated 10% or less of the Borrower’s consolidated total revenues (determined in accordance with GAAP) for the four fiscal quarter period ending on the last day of the most recent period for which financial statements have been delivered after the Restatement Date pursuant to Section 6.1(a) or (b) (or, prior to the date financial statements are first delivered to the Administrative Agent pursuant to Section 6.1(a) or (b), as set forth in the Pro Forma Financial Statements); provided that all Domestic Subsidiaries of the Borrower that are individually “Immaterial Subsidiaries” shall not have aggregate consolidated total assets that would represent 10% or more of the Borrower’s consolidated total assets as of such date or have generated 10% or more of the Borrower’s consolidated total revenues for such four fiscal quarter period, in each case determined in accordance with GAAP.

“Increase Effective Date”:  has the meaning specified in Section 2.24(c).

“Incremental Loans”:  has the meaning specified in Section 2.24(a).

“Incremental Revolving Credit Commitment”:  has the meaning specified in Section 2.24(a).

“Incremental Revolving Loans”:  has the meaning specified in Section 2.24(a).

“Incremental Term Loan” and “Incremental Term Loans”: have the meanings specified in Section 2.24(a).

“Incurred”:  as defined in the definition of “Pro Forma Basis”.

“Indebtedness”:  of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business

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but including, for the avoidance of doubt, the entire amount of the Blue Angel Deferred Payment Obligations which remain outstanding); provided that, for the avoidance of doubt, no Blue Angel Earn-Out Payment Obligations shall be deemed to constitute “Indebtedness” for any purposes hereunder; (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all Capital Lease Obligations and all Synthetic Lease Obligations of such Person; (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements; (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (but only to the extent of such Lien if such Indebtedness is non-recourse), and (i) the net obligations of such Person in respect of Swap Agreements.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Taxes”:  (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee”:  is defined in Section 10.5(b).

“Initial Term Commitment”: as to any Term Lender, the obligation of such Lender to make one or more Initial Term Loans hereunder on the Restatement Date under this Agreement in an aggregate principal amount not to exceed, with respect to a particular Lender, the respective amount set forth opposite such Lender’s name under the heading “Initial Term Commitment” on Schedule 1.1A. The original aggregate principal amount of the Initial Term Commitments as of the Restatement Date is $380,000,000.

“Initial Term Lender”: each Lender that has an Initial Term Commitment or that holds an Initial Term Loan.

“Initial Term Loan”: any of the term loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.1.

“Initial Term Percentage”:  as to any Initial Term Lender at any time, the percentage which the amount of such Lender’s aggregate respective Initial Term Commitments then constitutes of the aggregate Initial Term Commitments of all of the Initial Term Lenders at such time or, at any time from and after the Restatement Date, the percentage which the respective aggregate principal amount of such Lender’s Initial Term Loans then outstanding constitutes of the aggregate principal amount of the Initial Term Loans of all of the Initial Term Lenders then outstanding.

“Insider Indebtedness”:  any Indebtedness owing by any Loan Party to any Group Member or officer, director, shareholder or employee of any Group Member.

“Insider Subordinated Indebtedness”:  is any Insider Indebtedness which is also Subordinated Indebtedness.

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“Insolvency Proceeding”: is (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, examinership or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. Federal, state or foreign law, including any Debtor Relief Law.

“Intangible Assets”:  assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Security Agreement”:  an intellectual property security agreement entered into between a Loan Party and the Administrative Agent (for the ratable benefit of the Secured Parties) pursuant to the terms of the Guarantee and Collateral Agreement, together with each other intellectual property security agreement and supplement thereto delivered pursuant to Section 6.11, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Interest Payment Date”:  (a) as to any ABR Loan (including any Swingline Loan), the first Business Day of each calendar month to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last Business Day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months (or, if such day is not a Business Day, the Business Day next succeeding such date) after the first day of such Interest Period and the last Business Day of such Interest Period, and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof.

“Interest Period”:  as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent in a Notice of Conversion/Continuation not later than 10:00 A.M., Pacific time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date (in the case of Revolving Facility) or beyond the Term Loan Maturity Date (in the case of Term Loans);

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(iii)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv)the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

“Interim Financial Statements”: the unaudited consolidated financial statements of the Borrower for (i) the nine-month period ended March 31, 2019 and the Target for the three-month period ended March 31, 2019 and (ii) each subsequent fiscal quarter during 2019 ending at least forty-five (45) days prior to the Restatement Date (other than the fiscal fourth quarter).

“Inventory”:  all “inventory,” as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Loan Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitutes raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind used or consumed or to be used or consumed in such Loan Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investments”:  as defined in Section 7.7.

“Irish Guarantor”: Extreme Networks Ireland Holding Limited, an Irish company limited by shares.

“Irish Intellectual Property License”: the licensing of Intellectual Property solely in jurisdictions outside of the United States by any Group Member to Extreme Networks Ireland Holding Limited on terms and conditions approved by the Administrative Agent, including that such license shall be (i) subject and subordinate to the security interest granted to the Administrative Agent under the Loan Documents, (ii) terminable upon an Event of Default at the direction of the Administrative Agent, and (iii) enforceable by the Administrative Agent as a intended third-party beneficiary (such approval not to be unreasonably withheld, delayed or conditioned; provided that it shall be deemed reasonable for the Administrative Agent to withhold, delay or condition such approval to the extent such license or the proposed terms thereof materially adversely affect the value of the Collateral, the security interest in the Collateral granted under the Loan Documents, or the Administrative Agent’s rights and remedies under the Loan Documents); provided, further, that notwithstanding the foregoing, Irish Intellectual Property License shall include each of (a) the certain Enterasys IP License Agreement (Enterasys IP), dated as of September 30, 2018, by and between the Borrower and the Irish Guarantor, and (b) that certain Acquired IP License Agreement, dated as of June 28, 2018, by and between the Borrower and the Irish Guarantor, in each case, as amended, restated, amended and restated, supplemented or modified from time to time in accordance with the terms hereof.

“IRS”:  the Internal Revenue Service, or any successor thereto.

“ISP”:  with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Lender”:  as the context may require, (a) BMO Harris Bank N.A. or any Affiliate thereof, in its capacity as issuer of any Letter of Credit (other than an Existing Letter of Credit), (b) SVB or any Affiliate thereof, in its capacity as issuer of any Existing Letters of Credit, and (c) any other Lender

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that may become an Issuing Lender pursuant to Section 3.11 or 3.12, with respect to Letters of Credit issued by such Lender.  Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender or other financial institutions, in which case the term “Issuing Lender” shall include any such Affiliate or other financial institution with respect to Letters of Credit issued by such Affiliate or other financial institution.

“Issuing Lender Fees”:  as defined in Section 3.3(a).

“Judgment Currency”:  as defined in Section 10.19.

“L/C Advance”:  each L/C Lender’s funding of its participation in any L/C Disbursement in accordance with its L/C Percentage of the L/C Commitment.

“L/C Commitment”:  as to any L/C Lender, the obligation of such L/C Lender, if any, to purchase an undivided interest in the Issuing Lenders’ obligations and rights under and in respect of each Letter of Credit (including to make payments with respect to draws made under any Letter of Credit pursuant to Section 3.5(b)) in an aggregate principal amount not to exceed the amount set forth under the heading “L/C Commitment” opposite such L/C Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such L/C Lender becomes a party hereto, as the amount of any such obligation may be (i) changed from time to time pursuant to the terms hereof, or (ii) limited by restrictions on availability set forth herein (including Sections 2.4 and 3.1(a)). For the avoidance of doubt, (x) the original amount of the Total L/C Commitments is $10,000,000, subject to the availability limitations set forth herein, (y) the Total L/C Commitments are a sublimit of, and not in addition to, the Total Revolving Commitments, and (z) the aggregate amount of the respective L/C Commitments of the Lenders shall not exceed the amount of the Total L/C Commitments at any time.

“L/C Disbursements”:  a payment or disbursement made by any Issuing Lender pursuant to a Letter of Credit.

“L/C Exposure”:  at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the Dollar Equivalent of the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time.  The L/C Exposure of any L/C Lender at any time shall equal its L/C Percentage of the aggregate L/C Exposure at such time.

“L/C Facility”:  the L/C Commitments and the extensions of credit made thereunder.

“L/C Fee Payment Date”:  as defined in Section 3.3(a).

“L/C Lender”:  a Lender with an L/C Commitment.

“L/C Percentage”:  as to any L/C Lender at any time, the percentage of the Total L/C Commitments represented by such L/C Lender’s L/C Commitment, as such percentage may be adjusted as provided in Section 2.21.

“L/C-Related Documents”:  collectively, each Letter of Credit (including any Existing Letter of Credit), all applications for any Letter of Credit (and applications for the amendment of any Letter of Credit) submitted by the Borrower to any Issuing Lender and any other document, agreement and instrument relating to any Letter of Credit, including any of such Issuing Lender’s standard form documents for letter of credit issuances.

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“LCT Election”:  as defined in Section 1.5.

“LCT Test Date”:  as defined in Section 1.5.

“Lead Arrangers”:  collectively, each Lead Arranger and Co-Syndication Agent listed on the cover page to this Agreement.

“Lenders”:  as defined in the preamble hereto; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include the Issuing Lenders and the Swingline Lender.

“Letter of Credit”:  as defined in Section 3.1(a); provided that such term shall include each Existing Letter of Credit.

“Letter of Credit Availability Period”:  the period from and including the Restatement Date to but excluding the Letter of Credit Maturity Date.

“Letter of Credit Fees”:  as defined in Section 3.3(a).

“Letter of Credit Fronting Fees”:  as defined in Section 3.3(a).

“Letter of Credit Maturity Date”:  the date occurring 15 days prior to the Revolving Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“LIBOR”:  as defined in the definition of “Eurodollar Base Rate.”

“LIBOR Discontinuance Event” means any of the following:

(a)	an interest rate is not ascertainable pursuant to the provisions of the definition of “Eurodollar Base Rate” and the inability to ascertain such rate is unlikely to be temporary;
(b)

the regulatory supervisor for the administrator of the LIBOR screen rate, the central bank for the currency of LIBOR, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR, or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR has made a public statement, or published information, stating that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely on a specific date, provided that, at that time, there is no successor administrator that will continue to provide LIBOR; or

(c)

the administrator of the LIBOR screen rate or a Governmental Authority having jurisdiction over the Administrative Agent or the administrator of the LIBOR screen rate has made a public statement identifying a specific date after which LIBOR, or the LIBOR screen rate shall no longer be made available, or used for determining the interest rate of loans; provided that, at that time, there is no successor administrator that will continue to provide LIBOR (the date of determination or such specific date in the foregoing clauses (a)-(c), the “Scheduled Unavailability Date”).

“LIBOR Discontinuance Event Time” means, with respect to any LIBOR Discontinuance Event, (i) in the case of an event under clause (a) of such definition, the Business Day immediately following the date of determination that such interest rate is not ascertainable and such result is unlikely to be temporary and (ii) for purposes of an event under clause (b) or (c) of such definition, on the date on which LIBOR ceases to be provided by the administrator of LIBOR or is not permitted to be used (or if

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such statement or information is of a prospective cessation or prohibition, the 90th day prior to the date of such cessation or prohibition (or if such prospective cessation or prohibition is fewer than 90 days later, the date of such statement or announcement)).

“Lien”:  any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction”: any Permitted Acquisition or other permitted Investment whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan”:  any loan made or maintained by any Lender pursuant to this Agreement.

“Loan Documents”:  this Agreement, each Security Document, each Assignment and Assumption, each Addendum, each Note, the Fee Letter, the Flow of Funds Agreement, the Restatement Date Solvency Certificate, the Collateral Information Certificate, each L/C-Related Document, each Compliance Certificate, each Notice of Borrowing, each Notice of Conversion/Continuation, and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties”:  the Borrower and each Guarantor.  Notwithstanding the foregoing or any contrary provision herein or in any other Loan Document, no Excluded Foreign Subsidiary shall be a Loan Party.

“Material Adverse Effect”:  (a) on the Restatement Date, a Company Material Adverse Effect (as defined in the Acquisition Agreement) and (b) after the Restatement Date, the occurrence of any of (i) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Borrower, individually, or of the Borrower and its Subsidiaries, taken as a whole; (ii) a material impairment of the rights and remedies (taken as a whole) of the Administrative Agent or the Lenders under the Loan Documents, or of the ability of any Loan Party or Enterasys to perform its respective Obligations under the Loan Documents (taken as a whole) to which it is a party; (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party or Enterasys of the Loan Documents (taken as a whole) to which it is a party; or (iv) a material impairment, not caused by any action of the Administrative Agent or any Lender, in (x) the perfection or priority of the Administrative Agent’s Lien in the Collateral (held for the ratable benefit of the Secured Parties), or (y) the value of the Collateral pledged by any Loan Party or Enterasys pursuant to any Security Document.

“Material Domestic Subsidiary”:  any Material Subsidiary which is also a Domestic Subsidiary.

“Material Real Property”: any fee-owned real property located in the United States that is owned by any Loan Party and that has a fair market value in excess of $5,000,000 (as reasonably estimated by the Borrower in good faith).

“Material Subsidiary”:  any Subsidiary that is not an Immaterial Subsidiary.

“Materials of Environmental Concern”:  any substance, material or waste that is defined, regulated, governed or otherwise characterized under any Environmental Law as hazardous or toxic or as a

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pollutant or contaminant (or by words of similar meaning and regulatory effect), any petroleum or petroleum products, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, molds or fungus, and radioactivity, radiofrequency radiation at levels known to be hazardous to human health and safety.

“Merger Sub”:  as defined in the preamble hereto.

“MFN Protection”:  has the meaning specified in Section 2.24(h).

“Minority Lender”:  as defined in Section 10.1(b).

“Moody’s”:  Moody’s Investors Service, Inc.

“Mortgages”: collectively, the deeds of trust, trust deeds and mortgages made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties creating and evidencing a Lien on a Material Real Property in form and substance reasonably satisfactory to the Administrative Agent and any other mortgage executed and delivered pursuant to Section 6.11, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified.

“Mortgaged Properties”: as defined in Section 6.17.

“Multiemployer Plan”:  a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) to which any Loan Party or any ERISA Affiliate thereof makes, is making, or is obligated or has ever been obligated to make, contributions, or to which any Loan Party or any ERISA Affiliate thereof may have any liability.

“Net Cash Proceeds”:  (a) in connection with (i) any Asset Sale undertaken by any Person or (ii) any Disposition of property or series of related Dispositions of property pursuant to Section 7.5(l), the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of (w) attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Disposition (other than any Lien pursuant to a Security Document) and other customary costs, fees and expenses actually incurred in connection therewith, (x) taxes paid and such Person’s reasonable and good faith estimate of income, franchise, sales, and other applicable taxes required to be paid by such Person in connection with such Asset Sale or Disposition in the taxable year that such Asset Sale or Disposition is consummated, the computation of which shall, in each such case, take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits, and tax credit carry forwards, and similar tax attributes, (y) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (x) above) (A) associated with the assets that are the subject of such event and (B) retained by any Group Member, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such event occurring on the date of such reduction and (z) the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (z)) attributable to minority interests and not available for distribution to or for the account of any Group Member as a result thereof, and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary costs, fees and expenses actually incurred (or reasonably expected to be incurred) in connection therewith.

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“New Term Facility”:  as defined in Section 2.24(a).

“Non-Consenting Lender”:  any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all (or all affected) Lenders in accordance with the terms of Section 10.1 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender”:  at any time, each Lender that is not a Defaulting Lender at such time.

“Note”:  a Term Loan Note, a Revolving Loan Note or a Swingline Loan Note.

“Notice of Borrowing”:  a notice substantially in the form of Exhibit I.

“Notice of Conversion/Continuation”:  a notice substantially in the form of Exhibit J.

“Obligations”:  (a) the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to the Administrative Agent, any Issuing Lender, any other Lender, any Bank Services Provider (in its or their capacity as provider of Bank Services and/or FX Contracts), and any Qualified Counterparty party to a Specified Swap Agreement, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document (including, for the avoidance of doubt, any Bank Services Agreement), the Letters of Credit, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, payment obligations, fees, indemnities, costs, expenses (including all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent, any Issuing Lender, any other Lender, any Bank Services Provider, to the extent that any applicable Bank Services Agreement or FX Contract requires the reimbursement by any applicable Group Member of any such expenses), and any Qualified Counterparty party to a Specified Swap Agreement that are required to be paid by any Loan Party pursuant any Loan Document, Bank Services Agreement or FX Contract or otherwise, and (b) any obligations of any other Group Member arising in connection with any Bank Services Agreement or FX Contract.  For the avoidance of doubt, the Obligations shall not include solely with respect to any Guarantor that is not a Qualified ECP Guarantor, any Excluded Swap Obligations of such Guarantor.

“OFAC”:  the Office of Foreign Assets Control of the United States Department of the Treasury and any successor thereto.

“Operating Documents”:  for any Person as of any date, such Person’s constitutional documents, formation documents and/or certificate of incorporation (or equivalent thereof), as certified (if applicable) by such Person’s jurisdiction of formation as of a recent date, and, (a) if such Person is a corporation, its bylaws or memorandum and articles of association (or equivalent thereof) in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Connection Taxes”:  with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any

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other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”:  all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21).

“Participant”:  as defined in Section 10.6(d).

“Participant Register”:  as defined in Section 10.6(d).

“Patent License”:  any written agreement which (a) names a Loan Party as licensor or licensee and (b) grants to such Loan Party any right under a Patent owned by a third party, including the right to manufacture, use or sell any invention covered in whole or in part by such Patent, including any such agreements referred to on Schedule 6 of the Guarantee and Collateral Agreement.

“Patents”:  (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing referred to on Schedule 6 of the Guarantee and Collateral Agreement, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to on Schedule 6 of the Guarantee and Collateral Agreement, and (c) all rights to obtain any reissues or extensions of the foregoing.

“Patriot Act”:  the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Title III of Pub. L. 107-56, signed into law October 26, 2001.

“PBGC”:  the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan”:  an employee pension plan (as defined in Section 3(2) of ERISA) other than a Multiemployer Plan that is subject to the provisions of Title IV of ERISA or Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA and in respect of which any Loan Party or any ERISA Affiliate thereof is (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) a “contributing sponsor” as defined in Section 4001(a)(13) of ERISA.

“Permitted Acquisition”:  as defined in Section 7.7(m).

“Permitted Encumbrance”:  is, with respect to each fee-owned or leasehold real property of any Group Member (or similar property interests under local law), any lien, encumbrance or other matter affecting title, zoning, building codes, land use and other similar Requirements of Law and municipal ordinances and other similar items, which in any such case, do not impair, in any material respect, the use or ownership of such property for its intended purpose, in the ordinary course of business.

“Permitted Refinancing Indebtedness”:  Indebtedness of any Person (“Refinancing Indebtedness”) issued or incurred by such Person (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, renew or replace existing Indebtedness of such Person (“Refinanced Indebtedness”); provided that (a) the principal amount of such Refinancing Indebtedness is not greater than the principal amount of such Refinanced Indebtedness plus the amount of any premiums or penalties and accrued and unpaid interest paid thereon and reasonable fees and expenses, in each case

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associated with such Refinancing Indebtedness, (b) such Refinancing Indebtedness has a final maturity that is no sooner than, and a weighted average life to maturity that is no shorter than, such Refinanced Indebtedness, (c) if such Refinanced Indebtedness or any Guarantee Obligation thereof or any security therefor are subordinated to the Obligations, such Refinancing Indebtedness and any Guarantee Obligations thereof and any security therefor remain so subordinated on terms no less favorable to the Lenders and the other Secured Parties, (d) the obligors in respect of such Refinanced Indebtedness immediately prior to such refinancing, refunding extension, renewal or replacement are the only obligors on such Refinancing Indebtedness and (e) any Guarantee Obligations which constitute all or a portion of such Refinancing Indebtedness, taken as a whole, are determined in good faith by a Responsible Officer of such Person to be no less favorable to such Person and the Lenders and the other Secured Parties in any material respect than the covenants and events of default or Guarantee Obligations, if any, applicable to such Refinanced Indebtedness.

“Person”:  any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform”:  is defined in Section 10.2(d)(i).

“Pledged Stock”:  as defined in the Guarantee and Collateral Agreement.

“Pledge Supplement”:  any Pledge Supplement delivered pursuant to the Guarantee and Collateral Agreement.

“Preferred Stock”:  the preferred Capital Stock of any Loan Party.

“Prime Rate”:  the rate of interest per annum from time to time published in the money rates Section of the Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates Section of the Wall Street Journal, becomes unavailable for any reason as determined by the Administrative Agent, the “Prime Rate” shall mean the rate of interest per annum announced by BMO as its prime rate in effect at its principal office in the State of New York (such BMO announced Prime Rate not being intended to be the lowest rate of interest charged by BMO in connection with extensions of credit to debtors).

“Pro Forma Basis”:  with respect to any calculation or determination for a Loan Party or any of its Subsidiaries for any period, in making such calculation or determination on the specified date of determination (the “Determination Date”) means:

(a)

pro forma effect will be given (i) to any Indebtedness incurred (“Incurred”) by such Loan Party or any of its Subsidiaries (including by assumption of then outstanding Indebtedness or by a Person becoming a Subsidiary) after the beginning of the applicable period and on or before the Determination Date to the extent the Indebtedness is outstanding or is to be Incurred on the Determination Date, as if such Indebtedness had been Incurred on the first day of such period, and (ii) to the application of the proceeds of any such Indebtedness;

(b)

pro forma calculations of interest on Indebtedness bearing a floating interest rate will be made as if the rate in effect on the Determination Date (taking into account any Swap Agreement applicable to the Indebtedness) had been the applicable rate for the entire reference period;

(c)

Consolidated Fixed Charges related to any Indebtedness no longer outstanding or to be repaid or redeemed on the Determination Date, except for Consolidated Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under

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any successor revolving credit) in effect on the Determination Date, will be excluded as if such Indebtedness was no longer outstanding or was repaid or redeemed on the first day of such period; and
(d)

pro forma effect will be given to: (i) the acquisition or Disposition of companies, divisions or lines of businesses by such Loan Party and its Subsidiaries, including any acquisition or Disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Subsidiary after the beginning of the applicable period; and (ii) the discontinuation of any discontinued operations but, in the case of Consolidated Fixed Charges, only to the extent that the obligations giving rise to Consolidated Fixed Charges will not be obligations of such Loan Party or any of its Subsidiaries following the Determination Date; in each case of clauses (i) and (ii), that have occurred since the beginning of the applicable period and before the Determination Date as if such events had occurred, and, in the case of any Disposition, the proceeds thereof applied, on the first day of such period. To the extent that pro forma effect is to be given to an acquisition or Disposition of a company, division or line of business, the pro forma calculation will be calculated in good faith by a responsible financial or accounting officer of such Loan Party in accordance with Regulation S-X under the Securities Act based upon the most recent four full fiscal quarters for which the relevant financial information is available and may include, for the avoidance of doubt, the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a Pro Forma Basis though such cost savings, operating enhancements, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating enhancements, operating expense reductions and synergies were realized during the entirety of such period) relating to such acquisition or Disposition, net of the amount of actual benefits realized during such period from such actions.

“Pro Forma Financial Statements”:  a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least forty-five (45) days prior to the Restatement Date, or, if the most recently completed fiscal period is the end of a fiscal year, ended at least ninety (90) days prior to the Restatement Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date or at the beginning of such period, as applicable, it being understood that such Pro Forma Financial Statements shall not include any purchase accounting adjustments.

“Projections”:  as defined in Section 6.2(c).

“Properties”:  as defined in Section 4.17(a).

“QFC”:  the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support”: as defined in Section 10.22.

“Qualified Counterparty”:  with respect to any Specified Swap Agreement, any counterparty thereto that, at the time such Specified Swap Agreement was entered into or as of the date hereof, was the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender.

“Qualified ECP Guarantor”:  in respect of any Swap Obligation, (a) each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee Obligation of such Guarantor provided in respect of, or the Lien granted by such Guarantor to secure, such Swap Obligation (or guaranty thereof) becomes effective with respect to such Swap Obligation, and (b) any other Guarantor that

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(i) constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder, or (ii) can cause another Person (including, for the avoidance of doubt, any other Guarantor not then constituting a “Qualified ECP Guarantor”) to qualify as an “eligible contract participant” at such time by entering into a “keepwell, support, or other agreement” as contemplated by Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient”:  the Administrative Agent or a Lender, as applicable.

“Refinancing”:  as defined in Section 5.1(f).

“Refunded Swingline Loans”:  as defined in Section 2.7(b).

“Register”:  is defined in Section 10.6(c).

“Regulation U”:  Regulation U of the Board as in effect from time to time.

“Related Parties”:  with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Sponsor” means any central bank, reserve bank, monetary authority or similar institution (including any committee or working group sponsored thereby) which shall have selected, endorsed or recommended a replacement rate, including relevant additional spreads or other adjustments, for LIBOR.

“Replacement Lender”:  as defined in Section 2.21.

“Required Lenders”:  at any time, (a) if only one Lender holds the outstanding Term Loans and the Total Revolving Commitments, such Lender; and (b) if more than one Lender holds the outstanding Term Loans and the Total Revolving Commitments, then at least two Lenders who hold more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding, and (ii) the Total Revolving Commitments (including, without duplication, the L/C Commitments) then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding; provided that for the purposes of this clause (b), the outstanding principal amount of the Term Loans held by any Defaulting Lender and the Revolving Commitments of, and the portion of the Revolving Loans and participations in L/C Exposure and Swingline Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law”:  as to any Person, (a) the Operating Documents of such Person, (b) any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including, for the avoidance of doubt, the Basel Committee on Banking Supervision and any successor thereto or similar authority or successor thereto) and (c) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and any rules, regulations, interpretations, guidelines, or directives promulgated thereunder in each case of the foregoing clauses (a), (b) and (c), applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”:  the chief executive officer, president, vice president, chief financial officer, treasurer, controller or comptroller of an applicable Loan Party, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller or comptroller of such Loan Party and, solely for purposes of notices given pursuant to Section 2, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a written notice delivered to the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a

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Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Date”:  the date on which all of the conditions precedent set forth in Section 5.1 are satisfied or waived by the Administrative Agent and, as applicable, the Lenders or the Required Lenders.

“Restatement Date Solvency Certificate”: the Solvency Certificate, dated the Restatement Date, delivered to the Administrative Agent pursuant to Section 5.1(l), which Restatement Date Solvency Certificate shall be in substantially the form of Exhibit C to the Commitment Letter.

“Restricted Payments”:  as defined in Section 7.6.

“Revaluation Date”: with respect to any Letter of Credit, each of the following:  (i) a date on or about the date on which the applicable Issuing Lender receives a request from the Borrower for the issuance of a Letter of Credit denominated in Euros or Canadian Dollars, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by any Issuing Lender under any Letter of Credit denominated in Euros or Canadian Dollars, and (iv) during an Event of Default, such additional dates as the Administrative Agent or any Issuing Lender shall reasonably request.

“Revolving Commitment”:  as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and to participate in Swingline Loans and Letters of Credit in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as the amount of any such obligation may be (a) changed from time to time pursuant to the terms hereof (including (i) in connection with assignments permitted hereunder, (ii) pursuant to Section 2.9 and (iii) in connection with Incremental Revolving Credit Commitments pursuant to Section 2.24), or (b) limited by restrictions on availability set forth herein (including in Section 2.4).

“Revolving Commitment Period”:  the period from and including the Restatement Date to the Revolving Termination Date.

“Revolving Excess”:  as defined in Section 2.10(b).

“Revolving Extensions of Credit”:  as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, plus (b) such Lender’s L/C Percentage of the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit (including any Existing Letters of Credit) at such time, plus (c) such Lender’s L/C Percentage of the Dollar Equivalent of the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time, plus (d) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Facility”:  the Revolving Commitments, any Incremental Revolving Credit Commitments and the extensions of credit made thereunder.

“Revolving Lender”:  each Lender that has a Revolving Commitment, an Incremental Revolving Credit Commitment or that holds Revolving Loans.

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“Revolving Loan Conversion”:  as defined in Section 3.5(b).

“Revolving Loan Funding Office”:  the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“Revolving Loan Note”:  a promissory note in the form of Exhibit H-1, as the same may be amended, supplemented or otherwise modified from time to time.

“Revolving Loans”:  as defined in Section 2.4(a).

“Revolving Percentage”:  as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of all Revolving Loans then outstanding; provided that in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Commitments, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis.

“Revolving Termination Date”:  is the date occurring on the five-year anniversary of the Restatement Date.

“S&P”:  S&P Global Ratings, a division of S&P Global Inc.

“Sale Leaseback Transaction”:  any arrangement with any Person or Persons, whereby in contemporaneous or substantially contemporaneous transactions a Loan Party sells substantially all of its right, title and interest in any property and, in connection therewith, acquires, leases or licenses back the right to use all or a material portion of such property.

“Sanction(s)”:  any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC”:  the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Second Amendment”: the Second Amendment to Amended and Restated Credit Agreement, dated as of May 8, 2020, among the Borrower, the Lenders party thereto, and the Administrative Agent.

“Second Amendment Effective Date”: the Effective Date as defined in the Second Amendment.

“Secured Obligations”:  as defined in the Guarantee and Collateral Agreement.

“Secured Parties”:  the collective reference to the Administrative Agent, the Lenders (including any Issuing Lender in its capacity as an Issuing Lender and any Swingline Lender in its capacity as Swingline Lender), any Bank Services Provider (in its or their respective capacities as providers of Bank Services or FX Contracts), and any Qualified Counterparties.

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“Securities Account”:  any “securities account” as defined in the UCC with such additions to such term as may hereafter be made.

“Securities Act”:  the Securities Act of 1933, as amended from time to time and any successor statute.

“Security Documents”:  the collective reference to (a) the Guarantee and Collateral Agreement, (b) the Enterasys Pledge Agreement, (c) each Intellectual Property Security Agreement, (d) each Foreign Pledge Document, (e) all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the Obligations of any Loan Party arising under any Loan Document, (f) each Pledge Supplement, (g) each Assumption Agreement, (h) each Mortgage, and (i) all financing statements, fixture filings, Patent, Trademark and Copyright filings, assignments, acknowledgments and other filings, documents and agreements made or delivered pursuant to any of the foregoing.

“Shareholders’ Equity”:  as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Solvent”:  when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.  For purposes of this definition, (i) ”debt” means liability on a “claim,” and (ii) ”claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Acquisition Agreement Representations”:  each of the representations made by or on behalf of the Target and its Subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders (in their capacities as such), but only to the extent that the Borrower or an Affiliate thereof has the right (taking into account any applicable cure provisions) to terminate its obligations under the Acquisition Agreement (in accordance with the terms thereof), as a result of a breach of such representations in the Acquisition Agreement.

“Specified Representations”: those representations and warranties made with respect to the U.S. Loan Parties by the Borrower in Section 4.3(a), Section 4.3(b), Section 4.4, Section 4.5 (solely with respect to the Requirement of Law), Section 4.11, Section 4.14 (solely with respect to the Investment Company Act), Section 4.19, Section 4.20, and Section 4.24 (solely with respect to the use of proceeds of the Loans and Letters of Credit).

“Specified Swap Agreement”:  any Swap Agreement entered into by the Borrower and any Qualified Counterparty (or any Person who was a Qualified Counterparty as of the Closing Date or as of the date such Swap Agreement was entered into) in respect of currencies or interest rates.

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“Subordinated Debt Document”:  any agreement, certificate, document or instrument executed or delivered by any Loan Party or any of their respective Subsidiaries and evidencing Indebtedness of such Loan Party or such Subsidiary which is subordinated to the payment of the Obligations in a manner approved in writing by the Administrative Agent and the Required Lenders, and any renewals, modifications, or amendments thereof which are approved in writing by the Administrative Agent and the Required Lenders.

“Subordinated Indebtedness”:  Indebtedness of a Loan Party subordinated to the Obligations or the Guaranteed Obligations, as applicable, pursuant to subordination terms (including payment, lien and remedies subordination terms, as applicable) reasonably acceptable to the Administrative Agent.

“Subsequent Transaction”:  as defined in Section 1.5.

“Subsidiary”:  as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Successor LIBOR Rate”: as defined in Section 2.15(b)(i).

“Supported QFC”: as defined in Section 10.22.

“Surety Indebtedness”:  as of any date of determination, indebtedness (contingent or otherwise) owing to sureties arising from surety bonds issued on behalf of any Loan Party or its respective Subsidiaries as support for, among other things, their contracts with customers, whether such indebtedness is owing directly or indirectly by such Loan Party or any such Subsidiary.

“Suspension Period”: the period beginning on the Second Amendment Effective Date and ending on the earlier of (i) the date on which the Borrower delivers a Compliance Certificate required to be delivered pursuant to Section 6.2(b) for the fiscal quarter ending June 30, 2021 (and the related annual financial statements for the fiscal year ended on such date required to be delivered pursuant to Section 6.1(a)) demonstrating compliance with the financial covenants contained in Sections 7.1(a) and 7.1(b) for such fiscal quarter (assuming for purposes of such Compliance Certificate that such financial covenants were in effect for such fiscal quarter) and (ii) the Suspension Period Early Termination Date.

“Suspension Period Early Termination Date”: the date specified in a written notice (the “Suspension Early Termination Notice”) from the Borrower to the Administrative Agent requesting the early termination of the Suspension Period.  A Suspension Period Early Termination Date shall not occur unless (i) the date specified in such Suspension Early Termination Notice as the requested Suspension Period Early Termination Date is the first day of the first calendar month that commences after the delivery of such Suspension Early Termination Notice and (ii) the Suspension Early Termination Notice attaches a certificate (substantially similar to a Compliance Certificate) signed by a Responsible Officer of the Borrower certifying that (x) the Borrower would be in pro forma compliance with the financial covenants set forth in Sections 7.1(a) and 7.1(b) for the fiscal quarter in which such Suspension Early Termination Notice is delivered (assuming that such

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financial covenants were in effect for such fiscal quarter) and (y) no Default or Event of Default has occurred and is continuing at the time such Suspension Early Termination Notice is delivered.

“SVB”:  Silicon Valley Bank.

“Swap Agreement”:  any agreement with respect to any swap, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower and its Subsidiaries shall be deemed to be a “Swap Agreement.”

“Swap Obligation”:  with respect to any Guarantor, any obligation of such Guarantor to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value”:  in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date any such Swap Agreement has been closed out and termination value determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in clause (a), the amount determined as the mark-to-market value for such Swap Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Qualified Counterparty).

“Swingline Commitment”:  the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000 (as such amount may be adjusted from time to time pursuant to the terms hereof).

“Swingline Lender”:  BMO, in its capacity as the lender of Swingline Loans.

“Swingline Loan Note”:  a promissory note in the form of Exhibit H-2, as the same may be amended, supplemented or otherwise modified from time to time.

“Swingline Loans”:  as defined in Section 2.6.

“Swingline Participation Amount”:  as defined in Section 2.7(c).

“Synthetic Lease Obligation”:  the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Target”:  Aerohive Networks, Inc., a Delaware corporation.

“Target Loan Parties”:  as of the Restatement Date and after giving effect to the Acquisition, the Target and all the Material Domestic Subsidiaries of the Target.

“Taxes”:  all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental

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Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment”:  as to any Lender, the obligation of such Lender, if any, to make one or more Term Loans, including Initial Term Loans, as set forth on Schedule 1.1A , as the same may be amended, restated, amended and restated or supplemented in accordance with Section 2.24.

“Term Commitment Increase”:  as defined in Section 2.24(a).

“Term Facility”:  the Term Commitments and the Term Loans made thereunder.

“Term Lender”:  each Lender that has a Term Commitment or that holds a Term Loan.

“Term Loan”:  any of the term loans made by the Lenders to the Borrower pursuant to Section 2.1 or Section 2.24, which shall include, for the avoidance of doubt, all Initial Term Loans and all Incremental Term Loans.

“Term Loan Funding Office”:  the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“Term Loan Maturity Date”:  is the date occurring on the five-year anniversary of the Restatement Date.

“Term Loan Note”:  a promissory note in the form of Exhibit H-3, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

“Term Percentage”:  as to any Term Lender at any time, the percentage which the amount of such Lender’s aggregate respective Term Commitments then constitutes of the aggregate Term Commitments of all of the Term Lenders at such time or, at any time from and after the Restatement Date or any subsequent date or dates occurring after any Incremental Term Loans are made pursuant to and in accordance with the terms and provisions hereof, the percentage which the respective aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans of all of the Term Lenders then outstanding.

“Total Credit Exposure”:  is, as to any Lender at any time, the unused Commitments, Revolving Extensions of Credit and outstanding Term Loans of such Lender at such time.

“Total L/C Commitments”:  at any time, the sum of all L/C Commitments at such time, as the same may be reduced from time to time pursuant to Section 2.9 or 3.5(b).  The initial amount of the Total L/C Commitments on the Restatement Date is $10,000,000, which Total L/C Commitments are part of, and not in addition to, the Revolving Commitments.

“Total Revolving Commitments”:  at any time, the aggregate amount of the Revolving Commitments then in effect.  For the avoidance of doubt, the amount of the Total Revolving Commitments in effect as of the Restatement Date is $75,000,000, subject to the availability limitations set forth herein, and the Total L/C Commitments and the Swingline Commitment are sublimits of, and not in addition to, the Total Revolving Commitments.

“Total Revolving Extensions of Credit”:  at any time, the aggregate amount of the Revolving Extensions of Credit outstanding at such time.

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“Trade Date”: is defined in Section 10.6(b)(i)(B).

“Trademark License”:  any written agreement which (a) names a Loan Party as licensor or licensee and (b) grants to such Loan Party any right to use any Trademark owned by a third party, including any such agreement referred to on Schedule 6 of the Guarantee and Collateral Agreement.

“Trademarks”:  (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, Internet domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the USPTO or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to on Schedule 6 of the Guarantee and Collateral Agreement, and (b) the right to obtain all renewals thereof.

“Transactions”:  collectively, (a) the Acquisition and the Refinancing, (b) the execution and delivery of the Loan Documents on the Restatement Date and the funding on the Restatement Date of the Initial Term Loans and any other Loans hereunder, (c) the consummation of any other transactions in connection with any of the foregoing and (d) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Transferee”:  any Eligible Assignee or Participant.

“Type”:  as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“Unfriendly Acquisition”:  any acquisition that has not, at the time of the first public announcement of an offer relating thereto, been approved by the board of directors (or other legally recognized governing body) of the Person to be acquired; except that with respect to any acquisition of a non-U.S. Person, an otherwise friendly acquisition shall not be deemed to be unfriendly if it is not customary in such jurisdiction to obtain such approval prior to the first public announcement of an offer relating to a friendly acquisition.

“Uniform Commercial Code” or “UCC”:  the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in the State of New York, or as the context may require, any other applicable jurisdiction.

“United States” and “U.S.”:  the United States of America.

“Unrestricted Cash”: as of any date of determination, the aggregate amount of all cash and Cash Equivalents maintained in the United States on the consolidated balance sheet of the Borrower and its Subsidiaries that are not “restricted” for purposes of GAAP.

“USCRO”:  the US Copyright Office.

“U.S. Loan Party”:  Borrower or any Guarantor that is a Domestic Subsidiary.

“U.S. Person”:  any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“USPTO”:  the US Patent and Trademark Office.

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“U.S. Tax Compliance Certificate”:  as defined in Section 2.18(f).

“Voting Stock”:  as to any Person, the capital stock of any class or classes or other equity interests (however designated and including general partnership interests in a partnership) of such Person having ordinary voting power for the election of directors or similar governing body of such Person.

“Worldwide Cash”: as of any date of determination, the aggregate amount of all cash and Cash Equivalents on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries.

“Wholly Owned Subsidiary”:  as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wholly Owned Subsidiary Guarantor”:  any Guarantor that is a Wholly Owned Subsidiary of a Loan Party.

“Withholding Agent”:  any Loan Party and the Administrative Agent, as the context may require.

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2Other Definitional Provisions.

(a)Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)As used herein and in the other Loan Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements (including this Agreement and each other Loan Document) or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time.  Notwithstanding the foregoing clause (i), for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of any Group Member shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(c)Notwithstanding any other provision contained herein, unless the Borrower has requested an amendment with respect to the treatment of operating leases and capital leases and until such

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amendment has become effective, all obligations of any Person that were or would have been treated as operating leases for public companies for purposes of GAAP prior to December 31, 2018 shall continue to be accounted for as operating leases for such purposes of all financial definitions and calculations for purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) regardless of any change in or application of GAAP following such date pursuant to ASC 842 or otherwise that would require such leases (on a prospective or retroactive basis or otherwise) to be treated as capital leases in the financial statements to be delivered pursuant to Section 6.1.

(d)The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (ii) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (iii) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

(e)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

1.3The Exchange Rate.  The Administrative Agent shall determine the applicable Exchange Rate as of each Revaluation Date to be used for calculating the Dollar Equivalent amount of Letters of Credit that are denominated in Euros or Canadian Dollars. Such Exchange Rate shall become effective as of such Revaluation Date and shall be the Exchange Rate employed in converting any amount between Euros and Dollars or Canadian Dollars and Dollars until the next occurring Revaluation Date.

1.4Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any L/C-Related Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.5Limited Condition Transactions.  In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Consolidated Leverage Ratio or Consolidated Fixed Charge Coverage Ratio, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction, the Borrower or any of its Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, basket or test, such ratio, basket or test shall be deemed to have been complied with.  For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, baskets or tests for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any such ratio, basket or test, including due to fluctuations in Consolidated EBITDA, at or prior to the consummation of the relevant transaction or action, such ratios, baskets or tests will not be deemed to have failed to have been satisfied as a result of such fluctuations.  If

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the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, basket or test calculation must be made on a Pro Forma Basis or giving pro forma effect to such Subsequent Transaction, for purposes of determining whether such ratio, basket or test has been complied with under this Agreement, any such ratio, basket or test shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated.

Section 2
AMOUNT AND TERMS OF COMMITMENTS

2.1Term Commitments

.  Subject to the terms and conditions hereof, each Initial Term Lender agrees to make an Initial Term Loan to the Borrower on the Restatement Date in an amount equal to the amount of the Initial Term Commitment of such Lender.  Such Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.11, and once repaid in accordance with the provisions hereof may not be reborrowed.

2.2Procedure for Term Loan Borrowing

.  The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which must be received by the Administrative Agent prior to 10:00 A.M., Pacific time, one Business Day prior to the anticipated Restatement Date) requesting that the Term Lenders make Initial Term Loans on the Restatement Date and specifying the amount to be borrowed.  Upon receipt of any such Notice of Borrowing, the Administrative Agent shall promptly notify each Term Lender thereof.  Not later than 12:00 P.M., Pacific time, on the Restatement  Date, each Term Lender shall make available to the Administrative Agent at the Term Loan Funding Office an amount in immediately available funds equal to the Initial Term Loan or Initial Term Loans to be funded by such Lender on such Borrowing Date.  The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent (or such other account(s) designated by the Borrower in writing) with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

2.3Repayment of Term Loans

.

(a)Term Loans.  The principal amount of the Initial Term Loans of the Initial Term Lenders will be subject to amortization in accordance with the table appearing immediately below on the last Business Day of each calendar quarter, beginning on December 31, 2019, with a final payment on the Term Loan Maturity Date of all remaining Initial Term Loan principal then outstanding.  In respect of each calendar quarter indicated below, the Borrower shall pay to the Administrative Agent the portion of the outstanding Initial Term Loan principal indicated below opposite of such calendar quarter, and the Administrative agent shall distribute each such installment payment made by the Borrower to the Initial Term Lenders in accordance with the respective Initial Term Percentages of such Initial Term Lenders.

Calendar Quarters from and after the Restatement Date	Quarterly Amortization of Original Aggregate Term Loan Principal Amounts
Quarters 1-8	1.25% per quarter (aggregate of 5.0% annually)
Quarters 9-12	1.875% per quarter (aggregate of 7.5% annually)

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Quarters 13-19	2.50% per quarter (aggregate of 10% annually)
Term Loan Maturity Date	~~62.50~~65.00%

(b)Incremental Term Loans.  The amortization of Incremental Term Loans shall be as agreed between the Borrower, the Administrative Agent and the Lenders funding such Incremental Term Loans, in each case, subject to the provisions of Section 2.24(i).

For the avoidance of doubt, to the extent not previously paid, all then outstanding Term Loans (including all then outstanding principal of any Initial Term Loans and any Incremental Term Loans) shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

2.4Revolving Commitments

.

(a)Subject to the terms and conditions hereof (including, without limitation, the second paragraph of Section 2.5 with respect to the Suspension Period), each Revolving Lender severally agrees to make revolving credit loans (each, a “Revolving Loan” and, collectively, the “Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount with respect to all such Revolving Loans at any one time outstanding which, when added to the aggregate principal amount of any then outstanding Revolving Loans, any Swingline Loans, the aggregate undrawn amount of all then outstanding Letters of Credit, and the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans, incurred on behalf of the Borrower and owing to such Lender, does not exceed the amount of such Lender’s Revolving Commitment.  In addition, the amount of the Total Revolving Extensions of Credit outstanding after giving effect to any requested borrowing of Revolving Loans shall not exceed the Available Revolving Commitments then in effect.  During the Revolving Commitment Period, the Borrower may use the Available Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.11.  Notwithstanding anything to the contrary contained herein, during the existence and continuation of an Event of Default, no Revolving Loan may be borrowed as, converted to or continued as a Eurodollar Loan.

(b)The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

2.5Procedure for Revolving Loan Borrowing

.  ~~The~~Except as provided in the second paragraph  of this Section 2.5 with regards to the Suspension Period, the Borrower may borrow up to the Available Revolving Commitments under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which must be received by the Administrative Agent prior to 10:00 A.M., Pacific time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans) (provided that any such Notice of Borrowing of ABR Loans under the Revolving Facility to finance payments under Section 3.5(a) may be given not later than 10:00 A.M., Pacific time, on the date of the proposed borrowing), in each such case specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date, (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor, and (iv) instructions for remittance of the proceeds of the applicable Loans to be borrowed.  Each borrowing of, conversion to or continuation of a

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Eurodollar Loan shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount).  Except as provided in Sections 3.5(b)  and 2.7(b), each borrowing of or conversion to ABR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $500,000, such lesser amount).  Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof.  Each Revolving Lender will make the amount of its pro rata share of each such borrowing available to the Administrative Agent for the account of the Borrower at the Revolving Loan Funding Office prior to 12:00 P.M., Pacific time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the Borrower by the Administrative Agent crediting such account as is designated in writing to the Administrative Agent by the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

During the Suspension Period, the Borrower shall not be entitled to, and shall not seek to borrow, a Revolving Loan, provided that the Borrower may re-borrow all or any portion of any Revolving Loans or Swingline Loan repaid during the Suspension Period as long as after giving effect to such re-borrowing, the sum of (i) the aggregate principal amount of all Revolving Loans outstanding (excluding any portion of a Revolving Loan attributable to a Revolving Loan Conversion), (ii)  the aggregate principal amount of all Swingline Loans outstanding, and (iii) the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans, does not exceed $55,000,000.

2.6Swingline Commitment

.  Subject to the terms and conditions hereof (including, without limitation, the second paragraph of this Section 2.6 with respect to the Suspension Period), the Swingline Lender agrees to make available a portion of the credit accommodations otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower; provided that (a) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect, (b) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero, and (c) the Borrower shall not use the proceeds of any Swingline Loan to refinance any then outstanding Swingline Loan.  During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.  Swingline Loans shall be ABR Loans only and shall be made only in Dollars.  To the extent not otherwise required by the terms hereof to be repaid prior thereto, the Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Termination Date.

During the Suspension Period, the Borrower shall not be entitled to, and shall not seek to borrow, a Swingline Loan, provided that the Borrower may re-borrow all or any portion of any Revolving Loans or Swingline Loans repaid during the Suspension Period as long as after giving effect to such re-borrowing, the sum of (i) the aggregate principal amount of all Revolving Loans outstanding (excluding any portion of a Revolving Loan attributable to a Revolving Loan Conversion), (ii)  the aggregate principal amount of all Swingline Loans outstanding, and (iii) the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans, does not exceed $55,000,000.

2.7Procedure for Swingline Borrowing; Refunding of Swingline Loans

.

(a)Whenever the Borrower desires that the Swingline Lender make Swingline Loans

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the Borrower shall give the Swingline Lender irrevocable telephonic notice (which telephonic notice must be received by the Swingline Lender not later than 12:00 P.M., Pacific time, on the proposed Borrowing Date) confirmed promptly in writing by a Notice of Borrowing, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period), and (iii) instructions for the remittance of the proceeds of such Loan.  Each borrowing under the Swingline Commitment shall be made in whole multiples of $1,000,000.  Promptly thereafter, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Borrower an amount in immediately available funds equal to the amount of the Swingline Loan to be made by depositing such amount in the account designated in writing to the Administrative Agent by the Borrower.  Unless a Swingline Loan is sooner refinanced by the advance of a Revolving Loan pursuant to Section 2.7(b), such Swingline Loan shall be repaid by the Borrower no later than five (5) Business Days after the advance of such Swingline Loan.

(b)The Swingline Lender, at any time and from time to time in its sole and absolute discretion, may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s telephonic notice given by the Swingline Lender no later than 12:00 P.M., Pacific time, and promptly confirmed in writing, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of such Swingline Loan (each a “Refunded Swingline Loan”) outstanding on the date of such notice, to repay the Swingline Lender.  Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Revolving Loan Funding Office in immediately available funds, not later than 10:00 A.M., Pacific time, one Business Day after the date of such notice.  The proceeds of such Revolving Loan shall immediately be made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loan.  The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) immediately to pay the amount of any Refunded Swingline Loan to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loan.

(c)If prior to the time that the Borrower has repaid the Swingline Loans pursuant to Section 2.7(a) or a Revolving Loan has been made pursuant to Section 2.7(b), one of the events described in Section 8.1(f) shall have occurred or if for any other reason, as determined by the Swingline Lender in its reasonable discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b) or on the date requested by the Swingline Lender (with at least one Business Day’s notice to the Revolving Lenders), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the aggregate principal amount of the outstanding Swingline Loans that were to have been repaid with such Revolving Loans.

(d)Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

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(e)Each Revolving Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f)The Swingline Lender may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the Lenders, and the Borrower.  After the resignation of the Swingline Lender hereunder, (i) the retiring Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement and the other Loan Documents with respect to Swingline Loans made by it prior to such resignation, but shall not be required to make any additional Swingline Loans, and (ii) another Lender may be appointed as the new Swingline Lender hereunder so long as (A) each of the Borrower and the Administrative Agent agree in writing and in their reasonable discretion to such appointment and (B) the Borrower, the Administrative Agent and the applicable Lenders execute and deliver any such Swingline Loan Note and amendments to the Loan Documents as are reasonably deemed necessary by the Administrative Agent to give effect to such appointment.

2.8Fees

.

(a)Commitment Fee.  As additional compensation for the Total Revolving Commitments, the Borrower shall pay to the Administrative Agent for the account of the Lenders, a fee for the Borrower’s non-use of available funds under the Revolving Facility (the “Commitment Fee”), payable quarterly in arrears on the first Business Day of each calendar quarter occurring prior to the Revolving Termination Date, and on the Revolving Termination Date, in an amount equal to the Commitment Fee Rate multiplied by the average unused portion of the Total Revolving Commitments, as reasonably determined by the Administrative Agent.  The average unused portion of the Total Revolving Commitments measured as of any date and for any period ending on such date (the “Average Unused Total Revolving Commitments” as of such date and for such period), for purposes of this calculation, shall equal the difference between (i) the Total Revolving Commitments as of such date (as the same shall be reduced from time to time pursuant to Section 2.9), and (ii) the sum of (A) the average for such period of the daily closing balance of the Revolving Loans outstanding, (B) the aggregate undrawn amount of all Letters of Credit outstanding as of such date, and (C) the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans as of such date.  For the avoidance of doubt, the amount of any Swingline Loans at any time outstanding during such period shall not be counted towards or considered usage of the Total Revolving Commitments for purposes of determining the Commitment Fee.

(b)Fee Letter Fees.  The Borrower agrees to pay to the Administrative Agent and each Lender and/or their respective Affiliates, as applicable, the fees in the amounts and on the dates specified in the Fee Letter, and to perform any other obligations contained therein.

(c)Fees Nonrefundable.  All fees payable under this Section 2.8 shall be fully earned on the date paid and nonrefundable.

2.9Termination or Reduction of Total Revolving Commitments; Total L/C Commitments

.

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(a)Termination or Reduction of Total Revolving Commitments.  The Borrower shall have the right, upon not less than three Business Days’ written notice delivered to the Administrative Agent, to terminate the Total Revolving Commitments or from time to time to reduce the amount of the Total Revolving Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans to be made on the effective date thereof the amount of the Total Revolving Extensions of Credit then outstanding would exceed the Total Revolving Commitments then in effect.  Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple of $1,000,000 in excess thereof (or if less, not less than an amount equal to the remaining outstanding Total Revolving Extensions of Credit), and shall reduce permanently the Total Revolving Commitments then in effect; provided that, if in connection with any such reduction or termination of the Total Revolving Commitments a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.19.  Any reduction of the Total Revolving Commitments shall be applied to the Revolving Commitments of each Lender according to its respective Revolving Percentage.  All fees accrued until the effective date of any termination of the Total Revolving Commitments shall be paid on the effective date of such termination.

(b)Termination or Reduction of Total L/C Commitments.  The Borrower shall have the right, upon not less than three Business Days’ written notice delivered to the Administrative Agent, to terminate the Total L/C Commitments available to the Borrower or, from time to time, to reduce the amount of the Total L/C Commitments available to the Borrower; provided that, in any such case, no such termination or reduction of the Total L/C Commitments shall be permitted if, after giving effect thereto, the Total L/C Commitments shall be reduced to an amount that would result in the aggregate L/C Exposure exceeding the Total L/C Commitments (as so reduced).  Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple of $1,000,000 in excess thereof, and shall reduce permanently the Total L/C Commitments then in effect.  Any reduction of the Total L/C Commitments shall be applied to the L/C Commitments of each Lender according to its respective L/C Percentage.  All fees accrued until the effective date of any termination of the Total L/C Commitments shall be paid on the effective date of such termination.

2.10Loan Prepayments

.

(a)Optional Prepayments Generally.  The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 10:00 A.M., Pacific time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 10:00 A.M., Pacific time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of the proposed prepayment; provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.19; provided further that if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing or in connection with the consummation of a specified transaction, such notice of prepayment may be revoked if the financing or specified transaction is not consummated.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any such notice is given and not revoked, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid.  Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.  Prepayments of the Term Loans made pursuant to this Section 2.10(a) shall be applied to the prepayment of installments due in respect of the Term Loans in reverse order of maturity and in accordance with Section 2.3 and 2.16(b).

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(b)Revolving Excess.  If for any reason Total Revolving Extensions of Credit at any time exceed the Total Revolving Commitments then in effect (a “Revolving Excess”), the Borrower shall promptly prepay Revolving Loans and Swingline Loans and/or Cash Collateralize the L/C Exposure of the Issuing Lenders in an aggregate amount equal to such Revolving Excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Exposure of the Issuing Lenders pursuant to this Section 2.10(b) unless after the prepayment in full of the Revolving Loans and Swingline Loans such Total Revolving Extensions of Credit exceed the Total Revolving Commitments then in effect.

(c)Dispositions. If the Borrower or any of its Subsidiaries makes any Disposition or series of related Dispositions pursuant to Section 7.5(l), which results in the realization or receipt by any Group Member of Net Cash Proceeds in an aggregate amount for all such transactions in excess of $5,000,000 in any fiscal year, then (x) the Borrower shall promptly, and in any event not later than five (5) Business Days after receipt of such Net Cash Proceeds, notify the Administrative Agent of such Disposition (including the amount of Net Cash Proceeds to be received thereof) and (y) promptly upon receipt by such Group Member of such Net Cash Proceeds of such Disposition, the Borrower shall apply an aggregate amount equal to 100% (such percentage as it may be reduced as described below, the “Disposition Percentage”) of the amount of all such Net Cash Proceeds (in the amount of such excess) less any amount that such Group Member plans to reinvest as permitted pursuant to the subsequent sentence to prepay (A) until the Terms Loans have been repaid in full, the Term Loans and (B) thereafter, the Revolving Loans (without any reduction in related Revolving Commitments). With respect to any Net Cash Proceeds received with respect to any such Disposition, at the option of the Borrower, upon notice to the Administrative Agent, any Group Member may reinvest all or any portion of such Net Cash Proceeds in assets used or useful for its business within eighteen (18) months following receipt of such Net Cash Proceeds (or twenty-four (24) months following the receipt thereof if the Borrower enters into a legally binding commitment to invest such Net Cash Proceeds within eighteen (18) months after the receipt thereof); provided that, if any Net Cash Proceeds (i) are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of (A) until the Terms Loans have been repaid in full, the Term Loans and (B) thereafter, the Revolving Loans (without any reduction in related Revolving Commitments) and (ii) are received by a Loan Party or Enterasys in respect of a Disposition of Collateral, if a reinvestment election is made, such Net Cash Proceeds must be reinvested in assets constituting Collateral owned by a Loan Party or Enterasys, as applicable; provided, further, that (x) the Disposition Percentage shall be 50% if the Consolidated Leverage Ratio for the period covered by the most recent financial statements delivered pursuant to Section 6.1(a) or (b) was less than or equal to 2.00:1.00 and greater than 1.50:1.00  and (y) the Disposition Percentage shall be 0% if the Consolidated Leverage Ratio for the period covered by the most recent financial statements delivered pursuant to Section 6.1(a) or (b) was less than or equal to 1.50:1.00. Prepayments of Term Loans under this Section 2.10(c) shall be applied to the remaining scheduled installments of principal thereof in reverse order of maturity and in accordance with Section 2.16(b).

(d)Limitations on Repatriation.  Notwithstanding any other provisions of this Section 2.10, (i) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.10(c) (a “Foreign Disposition”) are prohibited, delayed or restricted by (I) applicable local law or (II) the material constituent documents of any Subsidiary, in any case, from being repatriated to the Borrower, an amount equal to the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.10(c) but may be retained by the applicable Subsidiary so long, but only so long, as (x) the applicable local law will not permit repatriation to the Borrower (the Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation) or (y) the material constituent documents of the

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applicable Subsidiary (including as a result of minority ownership) will not permit repatriation to the Borrower, and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law or applicable material constituent documents, such repatriation will be promptly effected and an amount equal to such repatriated Net Cash Proceeds will be promptly (and in any event not later than five (5) Business Days after such repatriation) applied (net of additional taxes payable or reserved against pursuant to applicable local law and not, for the avoidance of doubt, U.S. law, as a result thereof) to the repayment of the Term Loans pursuant to Section 2.10(c) to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Disposition attributable to Foreign Subsidiaries would have an adverse tax consequence (other than a de minimis amount) (as determined in good faith by the Borrower) with respect to such Net Cash Proceeds, the Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.10(c) but may be retained by the applicable Foreign Subsidiary until such time as it may repatriate such amount without incurring such adverse tax consequences (at which time the Borrower shall make a payment to repay the Term Loans to the extent provided herein).

2.11Conversion and Continuation Options

.

(a)The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice in a Notice of Conversion/Continuation of such election no later than 10:00 A.M., Pacific time, on the Business Day preceding the proposed conversion date; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto.  Subject to Section 2.15, the Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice in a Notice of Conversion/Continuation of such election no later than 10:00 A.M., Pacific time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing.  Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.

(b)Subject to Section 2.15, any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice in a Notice of Conversion/Continuation to the Administrative Agent by no later than 10:00 A.M., Pacific time, on the date occurring three Business Days preceding the proposed continuation date and otherwise in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing; provided further that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall automatically be converted to ABR Loans on the last day of such then expiring Interest Period.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.12Limitations on Eurodollar Tranches

.  Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof, and (b) no more than seven Eurodollar Tranches shall be outstanding at any one time.

2.13Interest Rates and Payment Dates

.

(a)Each Eurodollar Loan shall bear interest for each day during each Interest Period

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with respect thereto at a rate per annum equal to (i) the Eurodollar Rate determined for such day plus (ii) the Applicable Margin.

(b)Each ABR Loan (including any Swingline Loan) shall bear interest at a rate per annum equal to (i) the ABR plus (ii) the Applicable Margin.

(c)If requested by Required Lenders in writing during the continuance of an Event of Default, all outstanding Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.00% (the “Default Rate”); provided that the Default Rate shall apply to all outstanding Loans automatically and without any Required Lender notice thereof upon the occurrence of any Event of Default arising under Section 8.1(a) or Section 8.1(f).

(d)Interest on the outstanding principal amount of each Loan shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to Section 2.13(c) shall be payable from time to time on demand.

2.14Computation of Interest and Fees

.

(a)Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate (or, as applicable, on the basis of the Eurodollar Rate), the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate (and, as applicable, of the determination of the Eurodollar Rate applicable to such ABR Loan).  Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

2.15Inability to Determine Interest Rate

.

(a)If prior to the first day of any Interest Period (or, as applicable, on any day on which an ABR Loan bearing interest determined by reference to the Eurodollar Rate, is outstanding), the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) in connection with any request for a Eurodollar Loan, a request for an ABR Loan to bear interest with reference to the Eurodollar Rate, or a conversion to or a continuation of either of the foregoing that, by reason of circumstances affecting the relevant market, (i) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such requested Loan or conversion or continuation, as applicable, (ii) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or (iii) the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then, in any such case (i), (ii) or (iii), the Administrative Agent shall promptly notify the Borrower and the relevant

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Lenders thereof as soon as practicable thereafter.  Any such determination shall specify the basis for such determination and shall, in the absence of manifest error, be conclusive and binding for all purposes.  Thereafter, (i) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (ii) any such requested ABR Loans which were to have utilized the Eurodollar Rate component in determining the ABR shall not utilize a Eurodollar Rate component in determining the ABR applicable to such requested ABR Loan, (iii) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (iv) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans.  Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans, and the utilization of the Eurodollar Rate component in determining ABR shall be suspended.

(b)Successor LIBOR Rate

(i)If at any time the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) that a LIBOR Discontinuance Event has occurred, then, at or promptly after the LIBOR Discontinuance Event Time, the Administrative Agent and Borrower shall endeavor to establish an alternate benchmark rate to replace LIBOR under this Agreement, together with any spread or adjustment to be applied to such alternate benchmark rate to account for the effects of transition from LIBOR to such alternate benchmark rate, giving due consideration to the then prevailing market convention for determining a rate of interest (including the application of a spread and the making of other appropriate adjustments to such alternate benchmark rate and this Agreement to account for the effects of transition from LIBOR to such replacement benchmark, including any changes necessary to reflect the available interest periods and timing for determining such alternate benchmark rate) for syndicated leveraged loans of this type in the United States at such time and any recommendations (if any) therefor by a Relevant Governmental Sponsor, provided that any such alternate benchmark rate and adjustments shall be required to be commercially practicable for the Administrative Agent to administer (as determined by the Administrative Agent in its sole discretion) (any such rate, the “Successor LIBOR Rate”).

(ii)After such determination that a LIBOR Discontinuance Event has occurred, promptly following the LIBOR Discontinuance Event Time, the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such Successor LIBOR Rate and such other related changes to this Agreement as may be necessary or appropriate, as the Administrative Agent may determine in good faith (which determination shall be conclusive absent manifest error) with the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed), to implement and give effect to the Successor LIBOR Rate under this Agreement and, notwithstanding anything to the contrary in Section 10.1, such amendment shall become effective for each class of Loans and Lenders without any further action or consent of any other party to this Agreement on the tenth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment; provided, that if a Successor LIBOR Rate has not been established pursuant to the foregoing, at the option of the Borrower, the Borrower and the Required Lenders may select a different Successor LIBOR Rate that is commercially practicable for the Administrative Agent to administer (as determined by the Administrative Agent in its sole discretion) and, upon not less than 15 Business Days’ prior written notice to the Administrative Agent, the Administrative Agent, such Required Lenders and the Borrower shall enter into an amendment to this Agreement to reflect such Successor LIBOR Rate and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 10.1, such amendment shall become

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effective without any further action or consent of any other party to this Agreement; provided, further, that if no Successor LIBOR Rate has been determined pursuant to the foregoing and a Scheduled Unavailability Date (as defined in the definition of LIBOR Discontinuance Event) has occurred, the Administrative Agent will promptly so notify the Borrower and each Lender and thereafter, until such Successor LIBOR Rate has been determined pursuant to this paragraph, (i) any request for borrowing of Eurodollar Loans, the conversion of any borrowing to, or continuation of any borrowing as, a borrowing of Eurodollar Loans shall be ineffective; and (ii) all outstanding borrowings of Eurodollar Loans shall be converted to an ABR Borrowing.  Notwithstanding anything else herein, any definition of Successor LIBOR Rate shall provide that in no event shall such Successor LIBOR Rate be less than zero for purposes of this Agreement.

2.16Pro Rata Treatment and Payments

.

(a)Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments shall be made pro rata according to the respective Term Percentages, L/C Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

(b)Except as otherwise provided herein, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders.  The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans pro rata based upon the respective then remaining principal amounts thereof.  Any prepayment of Loans shall be applied to the then outstanding Term Loans on a pro rata basis regardless of type.  Amounts prepaid on account of the Term Loans may not be reborrowed.

(c)Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

(d)All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff and shall be made prior to 10:00 A.M., Pacific time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the applicable Funding Office, in Dollars and in immediately available funds.  The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.  Any payment received by the Administrative Agent after 10:00 A.M. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.  If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e)Unless the Administrative Agent shall have been notified in writing by any Lender prior to the date of any borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent on such date in accordance with Section 2, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not in fact made available to the Administrative Agent

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by the required time on the Borrowing Date therefor, such Lender and the Borrower severally agree to pay to the Administrative Agent, on demand, such corresponding amount with interest thereon, for each day from and including the date on which such amount is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, a rate equal to the greater of (A) the Federal Funds Effective Rate, and (B) a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the rate per annum applicable to ABR Loans under the relevant Facility.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(f)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower is making such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Lender, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  Nothing herein shall be deemed to limit the rights of Administrative Agent or any Lender against any Loan Party.

(g)If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable extension of credit set forth in Section 5.1 or Section 5.2 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(h)The obligations of the Lenders hereunder to (i) make Term Loans, (ii) make Revolving Loans, (iii) to fund its participations in L/C Disbursements in accordance with its respective L/C Percentage, (iv) to fund its respective Swingline Participation Amount of any Swingline Loan, and (v) to make payments pursuant to Section 9.7, as applicable, are several and not joint.  The failure of any Lender to make any such Loan, to fund any such participation or to make any such payment under Section 9.7 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.7.

(i)Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(j)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied

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(i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(k)If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the principal of or interest on any Loan made by it, its participation in the L/C Exposure or other obligations hereunder, as applicable (other than pursuant to a provision hereof providing for non-pro rata treatment), in excess of its Term Percentage, Revolving Percentage or L/C Percentage, as applicable, of such payment on account of the Loans or participations obtained by all of the Lenders, such Lender shall forthwith advise the Administrative Agent of the receipt of such payment, and within five Business Days of such receipt purchase (for cash at face value) from the other Term Lenders, Revolving Lenders or L/C Lenders, as applicable (through the Administrative Agent), without recourse, such participations in the Term Loans or Revolving Loans made by them and/or participations in the L/C Exposure held by them, as applicable, or make such other adjustments as shall be equitable, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders in accordance with their respective Term Percentages, Revolving Percentages or L/C Percentages, as applicable; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of the Borrower from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16(k) may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  No documentation other than notices and the like referred to in this Section 2.16(k) shall be required to implement the terms of this Section 2.16(k).  The Administrative Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.16(k) and shall in each case notify the Term Lenders, the Revolving Lenders or the L/C Lenders, as applicable, following any such purchase.  The provisions of this Section 2.16(k) shall not be construed to apply to (i) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (ii) the application of Cash Collateral provided for in Section 3.10, or (iii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in any L/C Exposure to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply unless such assignment is consented to by the Required Lenders).  The Borrower consents on behalf of itself and each other Loan Party to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.  For the avoidance of doubt, no amounts received by the Administrative Agent or any Lender from any Guarantor that is not a Qualified ECP Guarantor shall be applied in partial or complete satisfaction of any Excluded Swap Obligations.

(l)Notwithstanding anything to the contrary in this Agreement, the Administrative Agent may, in its discretion at any time or from time to time, without the Borrower’s request and even if the conditions set forth in Section 5.2 would not be satisfied, make a Revolving Loan in an amount equal to the portion of the Obligations constituting overdue interest and fees and Swingline Loans from time to time due and payable to itself, any Revolving Lender, the Swingline Lender or any Issuing Lender, and apply the proceeds of any such Revolving Loan to those Obligations; provided that after giving effect to any such Revolving Loan, the aggregate outstanding Revolving Loans will not exceed the Total Revolving Commitments then in effect.

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2.17Illegality; Requirements of Law

.

(a)Illegality.  If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to make, maintain or fund Loans whose interest is determined with reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended; provided that such Lender shall make and continue ABR Loans in a manner consistent with the terms hereof, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the ABR, the interest on such ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the ABR, in each case, until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to ABR Loans (the interest on which ABR Loans of such Lender shall, if necessary to avoid the illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the ABR), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest based upon the Eurodollar Rate, the Administrative Agent shall, during the period of such suspension, compute the ABR applicable to such Lender without reference to the Eurodollar Rate component of the ABR until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest based on the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

(b)Requirements of Law.  If the adoption of or any change in any Requirement of Law or in the administration, interpretation, implementation or application thereof by a Governmental Authority having jurisdiction or the making or issuance of any request, rule, guidance or directive (whether or not having the force of law) by any Governmental Authority made subsequent to the date hereof:

(i)shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate); or

(iii)impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining Loans determined with reference to the Eurodollar Rate or of maintaining its obligation to make such Loans, or to increase the cost to such

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Lender or such other Recipient of issuing, maintaining or participating in Letters of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce any amount receivable or received by such Lender or other Recipient hereunder in respect thereof (whether in respect of principal, interest or any other amount), then, in any such case, upon the request of such Lender or other Recipient (which request shall include an explanation of the basis for such request), the Borrower shall promptly pay such Lender or other Recipient, as the case may be, any additional amounts necessary to compensate such Lender or other Recipient, as the case may be, for such increased cost or reduced amount receivable.  If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(c)If any Lender determines that any change in any Requirement of Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by any Issuing Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such change in such Requirement of Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time, upon the request of such Lender (which request shall include an explanation of the basis for such request) the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(d)For purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives in connection therewith are deemed to have gone into effect and been adopted after the date of this Agreement, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a  change in any Requirement of Law, regardless of the date enacted, adopted or issued.

(e)A reasonably detailed written certificate as to any additional amounts payable pursuant to paragraphs (b), (c), or (d) of this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt of such certificate.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation.  Notwithstanding anything to the contrary in this Section 2.17, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.17 for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of the change in the Requirement of Law giving rise to such increased costs and reductions, and of such Lender’s intention to claim compensation therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect.  The obligations of the Borrower arising pursuant to this Section 2.17 shall survive the Discharge of Obligations and the resignation of the Administrative Agent.

2.18Taxes

.  For purposes of this Section 2.18, the term “Lender” includes each Issuing Lender and the term “applicable law” includes FATCA.

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(a)Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law and the Borrower shall, and shall cause each other Loan Party, to comply with the requirements set forth in this Section 2.18.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes.  The Borrower shall, and shall cause each other Loan Party to, timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes applicable to such Loan Party.

(c)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.18, the Borrower shall, or shall cause such other Loan Party to, deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)Indemnification by Loan Parties.  The Borrower shall, and shall cause each other Loan Party to, jointly and severally indemnify each Recipient, within 10 days after demand therefor, (which demand shall include an explanation of the basis for such demand) for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto (including any recording and filing fees with respect thereto or resulting therefrom and any liabilities with respect to, or resulting from, any delay in paying such Indemnified Taxes), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. For avoidance of doubt, if any Loan Party fails to pay any Taxes when due to the appropriate taxing  authority or fails to remit to the  Administrative Agent the  required receipts or other required documentary  evidence, such Loan Party shall indemnify the Administrative Agent and the Lenders for  any  incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

(e)Indemnification by Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent

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manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.18(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if the Lender is not legally entitled to complete, execute or deliver such documentation or, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), copies of executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, copies of executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)copies of executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the

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meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) copies of executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)to the extent a Foreign Lender is not the beneficial owner, copies of executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), copies of executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.  Each Foreign Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.

(g)Treatment of Certain Refunds.  If any party determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including by the payment of additional amounts pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest

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paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Survival.  Each party’s obligations under this Section 2.18 shall survive the resignation or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, and the Discharge of Obligations.

2.19Indemnity

.  The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) a default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) a default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) for any reason, the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto.  Such losses and expenses shall be equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, reduced, converted or continued, for the period from the date of such prepayment or of such failure to borrow, reduce, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, reduce, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest or other return for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any), over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.  A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error.  This covenant shall survive the Discharge of Obligations.

2.20Change of Lending Office

.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17(a), Section 2.17(b), Section 2.17(c), Section 2.18(a), Section 2.18(b) or Section 2.18(d) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office for funding or booking its Loans affected by such event or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, in each case, with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal, regulatory or other disadvantage; provided further that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.17(a), Section 2.17(b), Section 2.17(c), Section 2.18(a), Section 2.18(b) or Section 2.18(d).  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment made at the request of the Borrower.

2.21Substitution of Lenders

.  Upon the receipt by the Borrower of any of the following (or in

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the case of clause (a) below, if the Borrower is required to pay any such amount), with respect to any Lender (any such Lender described in clauses (a) through (d) below being referred to as an “Affected Lender” hereunder):

(a)a request from a Lender for payment of Indemnified Taxes or additional amounts under Section 2.18 or of increased costs pursuant to Section 2.17 (and, in any such case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.20 or is a Non-Consenting Lender);

(b)a notice from the Administrative Agent under Section 10.1(b) that one or more Minority Lenders are unwilling to agree to an amendment or other modification approved by the Required Lenders and the Administrative Agent;

(c)notice from the Administrative Agent that a Lender is a Defaulting Lender; or

(d)notice from a Lender that a Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to make, maintain, or fund Loans whose interest is determined with reference to the Eurodollar Rate (and, in any such case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.20);

then the Borrower may, at its sole expense and effort, upon notice to the Administrative Agent and such Affected Lender:  (i) request that one or more of the other Lenders acquire and assume all or part of such Affected Lender’s Loans and Commitments; or (ii) designate a replacement lending institution (which shall be an Eligible Assignee) to acquire and assume all or a ratable part of such Affected Lender’s Loans and Commitments (the replacing Lender or lender in (i) or (ii) being a “Replacement Lender”); provided, however, that the Borrower shall be liable for the payment upon demand of all costs and other amounts arising under Section 2.19 that result from the acquisition of any Affected Lender’s Loan and/or Commitments (or any portion thereof) by a Lender or Replacement Lender, as the case may be, on a date other than the last day of the applicable Interest Period with respect to any Eurodollar Loans then outstanding.  The Affected Lender replaced pursuant to this Section 2.21 shall be required to assign and delegate, without recourse, all of its interests, rights and obligations under this Agreement and the related Loan Documents to one or more Replacement Lenders that so agree to acquire and assume all or a ratable part of such Affected Lender’s Loans and Commitments upon payment to such Affected Lender of an amount (in the aggregate for all Replacement Lenders) equal to 100% of the outstanding principal of the Affected Lender’s Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from such Replacement Lenders (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including amounts under Section 2.19 hereof).  Any such designation of a Replacement Lender shall be effected in accordance with, and subject to the terms and conditions of, the assignment provisions contained in Section 10.6 (with the assignment fee to be paid by the Borrower in such instance), and, if such Replacement Lender is not already a Lender hereunder or an Affiliate of a Lender or an Approved Fund, shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).  Notwithstanding the foregoing, with respect to any assignment pursuant to this Section 2.21, (a) in the case of any such assignment resulting from a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.18, such assignment shall result in a reduction in such compensation or payments thereafter; (b) such assignment shall not conflict with applicable law and (c) in the case of any assignment resulting from a Lender being a Minority Lender referred to in clause (b) of this Section 2.21, the applicable assignee shall have consented to the applicable amendment, waiver or consent.  Notwithstanding the foregoing, an Affected Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Affected Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to

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apply.

2.22Defaulting Lenders

.

(a)Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.1 and in the definition of Required Lenders.

(ii)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 10.7), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or to the Swingline Lender hereunder; third, to be held as Cash Collateral for the funding obligations of such Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (y) be held as Cash Collateral for the future funding obligations of such Defaulting Lender of any participation in any future Letter of Credit; sixth, to the payment of any amounts owing to any L/C Lender, any Issuing Lender or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any L/C Lender, any Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or L/C Advances in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans or L/C Advances were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Advances owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Advances owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Advances and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.22(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.

(A)No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.8(a) for any period during which such Lender is a Defaulting Lender (and the Borrower shall

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not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(B)Each Defaulting Lender shall be limited in its right to receive Letter of Credit Fees as provided in Section 3.3(d).

(C)With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such Letter of Credit Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable Issuing Lender the amount of any such Letter of Credit Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Letter of Credit Fee, as applicable.

(iv)Reallocation of Pro Rata Share to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 3.4 or in Swingline Loans pursuant to Section 2.7(c), the L/C Percentage of each Non-Defaulting Lender of any such Letter of Credit and the Revolving Percentage of each Non-Defaulting Lender of any such Swingline Loan, as the case may be, shall be computed without giving effect to the Revolving Commitment of such Defaulting Lender; provided that, (A) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Event of Default has occurred and is continuing; (B) the aggregate obligations of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Loans of that Lender plus the aggregate amount of that Lender’s L/C Percentage of then outstanding Letters of Credit plus the aggregate amount of that Lender’s Revolving Percentage of then outstanding Swingline Loans that have not been converted into Revolving Loans, and (C) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time).  Subject to Section 10.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure, and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 3.10.

(b)Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Lenders agree in writing in their reasonable discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their respective Revolving Percentages, L/C Percentages and Term

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Percentages, as applicable (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

(c)New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure in respect of Letters of Credit after giving effect thereto.

(d)Termination of Defaulting Lender.  The Borrower may terminate the unused amount of the Revolving Commitment of any Revolving Lender that is a Defaulting Lender upon not less than ten Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.22(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender may have against such Defaulting Lender.

2.23Notes

.  If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent), the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loans.

2.24Incremental Loans

and Commitments.

(a)Incremental Loans and Commitments.  ~~At~~During the Suspension Period neither the Borrower nor any Subsidiary shall borrow or seek to borrow any Incremental Loan or enter into any facility for the purpose of borrowing Incremental Loans.  Other than during the Suspension Period, at any time during the period commencing on the Restatement Date and ending on the Business Day prior to the Term Loan Maturity Date, provided no Default or Event of Default has occurred and is continuing (or, in the case of a Limited Condition Transaction, (x) on the date of the execution of the definitive agreement in connection therewith, no Event of Default shall exist and (y) no Event of Default pursuant to Section 8.1(a) or (f) shall exist and be continuing both immediately before and immediately after the effectiveness of the related incremental amendment) and subject to the conditions set forth in clause (d) below, upon notice to the Administrative Agent, the Borrower may, from time to time, request (i) an increase in the aggregate principal amount of the Term Loans then outstanding (each, a “Term Commitment Increase”), (ii) the addition of one or more new term loan facilities (which may take the form of a “term loan B” facility) (each, a “New Term Facility”) (any Term Loan under clauses (i) and (ii), an “Incremental Term Loan” and, collectively, the “Incremental Term Loans”) from one or more existing Lenders and/or from other Eligible Assignees reasonably acceptable to the Administrative Agent and the Borrower and (iii) new revolving credit commitments under this Agreement on the terms set forth in this Section 2.24 (each, an “Incremental Revolving Credit Commitment” and, the Loans thereunder, the “Incremental Revolving Loans” and together with the Incremental Term Loans, the “Incremental Loans”). The aggregate original principal amount for all such Incremental Term Loans, together with any Incremental Revolving Credit Commitments established at any time, shall not exceed the sum of (x) $100,000,000 plus (y) an unlimited amount so long as, on a Pro Forma Basis, determined on the basis of

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the financial statements most recently required to be delivered to the Administrative Agent pursuant to Section 6.1(a) or (b), as the case may be (and assuming in the case of any Incremental Revolving Credit Commitment, that any such Incremental Revolving Credit Commitments are drawn in full and excluding the cash proceeds of any such Incremental Term Loans or Incremental Revolving Credit Commitments) and after giving effect to any Permitted Acquisition consummated in connection therewith, the Consolidated Leverage Ratio shall not exceed the lesser of (A) the maximum Consolidated Leverage Ratio then permitted under Section 7.1(b) and (B) 3.00 to 1.00; provided, that for purposes of any Incremental Loans established pursuant to this Section 2.24, (i) at the Borrower’s option, the Borrower shall be deemed to have used amounts under clause (y) prior to utilization of amounts under clause (x), and (ii) Incremental Loans pursuant to this Section 2.24 may be incurred simultaneously under both clauses (x) and (y) and may be utilized in a single transaction or series of related transactions, at the Borrower’s option, by first calculating the incurrence under clause (y) and then calculating the incurrence under clause (x).  Any Incremental Term Loan or Incremental Revolving Credit Commitment shall be in a minimum amount of $5,000,000 (or such lower amount that represents all remaining Incremental Term Loan and Incremental Revolving Credit Commitment availability under this Section 2.24(a)) and integral multiples of $5,000,000 in excess thereof (or such lower amount that represents all remaining Incremental Term Loan and Incremental Revolving Credit Commitment availability under this Section 2.24(a)).

(b)Lender Election to Increase; Prospective Lenders.  At the time of sending any such notice requesting an Incremental Term Loan or Incremental Revolving Credit Commitments, the Borrower (in consultation with the Administrative Agent) shall specify the time period (such period, the “Election Period”) within which each Lender is requested to respond (which Election Period shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders), and the Administrative Agent shall promptly thereafter notify each Lender of the Borrower’s request for such Incremental Term Loan, the purpose for which the proceeds of such requested Incremental Term Loan will be used by the Borrower and the Election Period during which each Lender is requested to respond to such Borrower request; provided that, if such notice indicates that such notice is conditioned upon the occurrence of a specified event, the Borrower may revoke such notice if such event does not occur prior to the requested funding date (but the Borrower shall be responsible for paying any indemnified costs pursuant to Section 2.19).  No Lender shall be obligated to participate in any Incremental Term Loan or Incremental Revolving Credit Commitment, and each such Lender’s determination to participate in any such Incremental Term Loan or Incremental Revolving Credit Commitment shall be in such Lender’s sole and absolute discretion.  Any Lender not responding by the end of such Election Period shall be deemed to have declined to participate in any such Incremental Term Loan or Incremental Revolving Credit Commitment.  To the extent a sufficient number of Lenders (or their Affiliates) do not agree to provide a requested Incremental Term Loan or Incremental Revolving Credit Commitment on terms acceptable to the Borrower, the Borrower may invite any prospective lender that satisfies the criteria of being an “Eligible Assignee” and that is reasonably satisfactory to the Administrative Agent to become a Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent in connection with the proposed Incremental Term Loan and, if applicable, the proposed Incremental Revolving Credit Commitment (provided that the joinder of any such “Lender” for the purpose of providing all or any portion of any such Incremental Term Loan shall not require the consent of any other Lender (including any other “Lender” that is joining this Agreement) to provide all or part of such Incremental Term Loan).  Notwithstanding anything in this Agreement to the contrary, no prospective lender of Incremental Term Loans (other than Incremental Term Loans that are part of a “term loan B” facility) that is not already a Lender hereunder shall provide any Incremental Term Loan unless such lender (i) purchases from the Revolving Lenders and assumes, in accordance with Section 10.6, Revolving Commitments and Revolving Extensions of Credit or (ii) provides Incremental Revolving Credit Commitments, in each case, in an amount such that such prospective lender’s Revolving Percentage equals such prospective lender’s Term Percentage (calculated after giving pro forma effect to the incurrence of such Incremental Term Loans and the provision of such Incremental Revolving Credit Commitments).

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(c)Effective Date and Allocations.  If an Incremental Term Loan or Incremental Revolving Credit Commitment is to be made or established in accordance with this Section 2.24, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Incremental Term Loan and, if applicable, Incremental Revolving Credit Commitment among the Lenders.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such Incremental Term Loan, Incremental Revolving Credit Commitment (if applicable) and the Increase Effective Date.

(d)Conditions Precedent.  Each of the following shall be the only conditions precedent to the making of an Incremental Term Loan and establishment of any Incremental Revolving Credit Commitment:

(i)The Borrower shall deliver to the Administrative Agent a certificate of the Borrower, dated as of the Increase Effective Date (in sufficient copies for each Lender), signed by a Responsible Officer of the Borrower and certifying the attachment of the resolutions adopted by each Loan Party, if any, approving or consenting to such Incremental Term Loan and, if applicable, Incremental Revolving Credit Commitment or, as applicable, the guaranty of the Obligations of the Borrower in respect thereof.

(ii)Each of the conditions precedent set forth in Sections 5.2(a) – (c) shall be satisfied; provided, that, with respect to any Incremental Term Loan the purpose of which is to finance a Limited Condition Transaction, or if the Required Lenders otherwise consent, the condition precedent in Section 5.2(a) shall be satisfied if the Specified Representations and customary “specified acquisition agreement representations” are true and correct in all material respects.

(iii)Except with respect to any Incremental Term Loan the purpose of which is to finance a Limited Condition Transaction, the Borrower shall demonstrate to the reasonable satisfaction of the Administrative Agent (including by delivery of the Compliance Certificate contemplated by clause (iv) immediately below) that:

(A)the minimum Consolidated Fixed Charge Coverage Ratio, calculated as of the last day of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 (or, prior to the date financial statements are first delivered to the Administrative Agent pursuant to Section 6.1, as set forth in the Pro Forma Financial Statements), but giving effect, on a pro forma basis, to the requested Incremental Term Loan and, if applicable, Incremental Revolving Credit Commitment (as if such requested Incremental Term Loan had been made on such day and assuming the full amount available under any Incremental Revolving Credit Commitment is drawn), shall be no less than the minimum Consolidated Fixed Charge Coverage Ratio required pursuant to Section 7.1(a) to have been maintained as of such day; and

(B)the maximum Consolidated Leverage Ratio, calculated as of the last day of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 (or, prior to the date financial statements are first delivered to the Administrative Agent pursuant to Section 6.1, as set forth in the Pro Forma Financial Statements), but giving effect, on a pro forma basis, to the requested Incremental Term Loan and, if applicable, Incremental Revolving Credit Commitment (as if such requested Incremental Term Loan had been made on such day and assuming the full amount available under any Incremental Revolving Credit Commitment is drawn), shall be no greater than  the maximum Consolidated Leverage Ratio required by Section 7.1(b) to have been observed as of such day.

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(iv)The Borrower shall have delivered to the Administrative Agent a Compliance Certificate certifying as to compliance with the requirements of clauses (ii) and (iii) above, together with all reasonably detailed calculations evidencing compliance with clause (iii) above.

(v)The Borrower shall (x) deliver to any Lender providing any portion of any such newly requested Incremental Term Loan or Incremental Revolving Credit Commitment any new or replacement Notes requested by such Lender, and (y) have executed any amendments to this Agreement and the other Loan Documents as may be reasonably required by the Administrative Agent to effectuate the provisions of this Section 2.24, including, if applicable, any amendment that may be necessary to ensure and demonstrate that the Liens and security interests granted by the Loan Documents are perfected under the UCC or other applicable law to secure the Obligations in respect of such Incremental Term Loans and, if applicable, Incremental Revolving Credit Commitments.

(vi)The Borrower shall have paid to the Administrative Agent any fees (including any upfront fees) required to be paid pursuant to the terms of any fee letter in connection with such Incremental Term Loan and, if applicable, Incremental Revolving Credit Commitment and shall have paid to any Lender any fees required to be paid to such Lender in connection with such Incremental Term Loan and, if applicable, Incremental Revolving Credit Commitment.

(vii)Solely in connection with any such Incremental Term Loan and, if applicable, Incremental Revolving Credit Commitment that is being requested by the Borrower for the sole purpose of financing the consideration payable by the Borrower in connection with a Permitted Acquisition undertaken from and after the Restatement Date and except with respect to any Limited Condition Transaction, the Borrower shall demonstrate to the reasonable satisfaction of the Administrative Agent that the Borrower has complied with all requirements set forth in Section 7.7(m) with respect to such Permitted Acquisition.

(e)Distribution of Revised Commitments Schedule.  The Administrative Agent shall promptly distribute to the parties an amended Schedule 1.1A (which shall be deemed incorporated into this Agreement), to reflect the addition of any new Lenders that have provided a portion of any such Incremental Term Loan and, if applicable, Incremental Revolving Credit Commitment, and the respective Term Percentages of the Term Lenders resulting therefrom and Revolving Percentages of the Revolving Lenders resulting therefrom.

(f)Conflicting Provisions.  This Section shall supersede any provisions in Section 2.16 or Section 10.1 to the contrary.

(g)Incremental Loans as Loans.  Subject to the provisions of clause (h) of this Section 2.24, any Incremental Term Loans provided pursuant to a Term Commitment Increase shall, for purposes of principal repayment and interest, be treated substantially the same as the Initial Term Loans funded on the Restatement Date, and shall be made on the same terms (including with respect to pricing, and maturity date) as the Initial Term Loans. Any Incremental Revolving Credit Commitments and Incremental Revolving Loans shall, for purposes of principal repayment and interest, be treated the same as the Revolving Commitments and Revolving Loans on the Restatement Date, and shall be made on the same terms (including with respect to pricing, commitment fees and maturity date) as the Revolving Loans and the Revolving Commitments in effect on the Restatement Date.

(h)Terms of Incremental Loans.  The Incremental Term Loans provided pursuant to a Term Commitment Increase shall, for purposes of prepayments, be treated substantially the same as any previously funded Term Loans and shall have the same terms as such previously funded Term Loans, except as may be mutually agreed among the Borrower, the Administrative Agent and the Required Lenders (not

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to be unreasonably withheld or delayed); provided that, in any case, (x) no Incremental Term Loan shall have a final maturity date that is earlier than the Term Loan Maturity Date, (y) the amortization schedule relating to any Incremental Term Loan provided pursuant to a Term Commitment Increase shall not have a weighted average life to maturity that is shorter than the remaining weighted average life to maturity of any previously funded Term Loan, and (z) to the extent the initial yield (including any original issue discount or similar yield-related discounts, deductions or payments but excluding any customary arrangement or commitment fees payable to the Administrative Agent) applicable to any Incremental Term Loan is higher than the initial yield applicable to such previously funded Term Loans (without giving effect to the application of any Default Rate), by more than 0.50%, the Borrower shall enter into an amendment to this Agreement to increase the Applicable Margin applicable to previously funded Term Loans other than such Incremental Term Loan, to the extent necessary so that the Applicable Margin on such Incremental Term Loan is no more than 0.50% greater than the applicable margin related to such previously funded Term Loans (the “MFN Protection”).

Section 3
LETTERS OF CREDIT

3.1L/C Commitment

.

(a)Subject to the terms and conditions hereof, each Issuing Lender agrees to issue letters of credit (each, a “Letter of Credit” and, collectively, the “Letters of Credit”) for the account of the Borrower on any Business Day during the Letter of Credit Availability Period in such form as may reasonably be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, either the L/C Exposure would exceed the Total L/C Commitments or the Available Revolving Commitments would be less than zero.  Each Letter of Credit shall (i) be denominated in Dollars, Euros or Canadian Dollars, and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the Letter of Credit Maturity Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).  For the avoidance of doubt, (i) no commercial letters of credit shall be issued by any Issuing Lender to any Person under this Agreement and (ii) the obligations of the Issuing Lender under Section 3 remain in effect regardless of the existence of the Suspension Period.

(b)No Issuing Lender shall at any time be obligated to issue any Letter of Credit if:

(i)such issuance would conflict with, or cause such Issuing Lender or any L/C Lender to exceed any limits imposed by, any applicable Requirement of Law;

(ii)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing, amending or reinstating such Letter of Credit, or any law, rule or regulation applicable to such Issuing Lender or any request, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance, amendment, renewal or reinstatement of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Restatement Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Restatement Date and which such Issuing Lender in good faith deems material to it;

(iii)such Issuing Lender has received written notice from any Lender, the

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Administrative Agent or the Borrower, at least one Business Day prior to the requested date of issuance, amendment, renewal or reinstatement of such Letter of Credit, that one or more of the applicable conditions contained in Section 5.2 shall not then be satisfied (which notice shall contain a description of any such condition asserted not to be satisfied);

(iv)any requested Letter of Credit is not in form and substance acceptable to such Issuing Lender, or the issuance, amendment or renewal of a Letter of Credit shall violate any applicable laws or regulations or any applicable policies of such Issuing Lender;

(v)such Letter of Credit contains any provisions providing for automatic reinstatement of the stated amount after any drawing thereunder;

(vi)except as otherwise agreed by the Administrative Agent and such Issuing Lender, such Letter of Credit is in an initial face amount less than the Dollar Equivalent of $500,000; or

(vii)any Lender is at that time a Defaulting Lender, unless such Issuing Lender has entered into arrangements, including the delivery of Cash Collateral pursuant to Section 3.10, satisfactory to such Issuing Lender (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate such Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.22(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Exposure as to which such Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

3.2Procedure for Issuance of Letters of Credit

.  The Borrower may from time to time request that any Issuing Lender issue a Letter of Credit for the account of the Borrower by delivering to the applicable Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the applicable Issuing Lender, and such other certificates, documents and other papers and information as the applicable Issuing Lender may request.  Upon receipt of any Application, the applicable Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the applicable Issuing Lender and the Borrower.  Each Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.  Each Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance (or amendment, renewal or extension) of each Letter of Credit (including the amount thereof).

3.3Fees and Other Charges

.

(a)The Borrower agrees to pay, in Dollars, with respect to each Existing Letter of Credit and each outstanding Letter of Credit issued for the account of (or at the request of) the Borrower, (i)  a fronting fee of 0.125% per annum on the Dollar Equivalent of the daily amount available to be drawn under each such Letter of Credit to the applicable Issuing Lender for its own account (a “Letter of Credit Fronting Fee”), (ii) a letter of credit fee equal to the Applicable Margin relating to Letters of Credit multiplied by the Dollar Equivalent of the daily amount available to be drawn under each such Letter of Credit on the drawable amount of such Letter of Credit to the Administrative Agent for the ratable account of the L/C Lenders (determined in accordance with their respective L/C Percentages) (a “Letter of Credit Fee”), and (iii) each Issuing Lender’s standard and reasonable fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued for the account of (or at the request of) the Borrower or

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processing of drawings thereunder (the fees in this clause (iii), collectively, the “Issuing Lender Fees”).  The Issuing Lender Fees shall be paid when required by the applicable Issuing Lender, and the Letter of Credit Fronting Fee and the Letter of Credit Fee shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year and on the Letter of Credit Maturity Date (each, an “L/C Fee Payment Date”) after the issuance date of such Letter of Credit.  All Letter of Credit Fronting Fees and Letter of Credit Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(b)In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender, in Dollars, for the Dollar Equivalent of such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

(c)The Borrower shall furnish to the applicable Issuing Lender and the Administrative Agent such other documents and information pertaining to any requested Letter of Credit issuance, amendment or renewal, including any L/C-Related Documents, as such Issuing Lender or the Administrative Agent may require.  This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

(d)Any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Issuing Lender pursuant to Section 3.10 shall be payable, to the maximum extent permitted by applicable law, in accordance with Section 2.21(a)(iii)(C).

(e)All fees payable pursuant to this Section 3.3 shall be fully-earned on the date paid and shall not be refundable for any reason.

3.4L/C Participations; Existing Letters of Credit

.

(a)L/C Participations.  Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Lender, and, to induce such Issuing Lender to issue Letters of Credit, each L/C Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions set forth below, for such L/C Lender’s own account and risk an undivided interest equal to such L/C Lender’s L/C Percentage in such Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by such Issuing Lender thereunder.  Each L/C Lender agrees with such Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower pursuant to Section 3.5(a), such L/C Lender shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Lender’s L/C Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.  Each L/C Lender’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Lender may have against such Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5.2, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b)Existing Letters of Credit.  On and after the Restatement Date, each Existing Letter of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to Sections 3.3(a) and (b), reimbursement of costs and expenses to the extent provided herein and for purposes

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of being secured by the Collateral, a Letter of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement (which shall control in the event of a conflict).

3.5Reimbursement

.

(a)If any Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, such Issuing Lender shall notify the Borrower and the Administrative Agent thereof and the Borrower shall pay or cause to be paid to such Issuing Lender an amount equal to the Dollar Equivalent of the entire amount of such L/C Disbursement not later than (i) the immediately following Business Day if such Issuing Lender issues such notice before 10:00 A.M. Pacific time on the date of such L/C Disbursement, or (ii) on the second following Business Day if such Issuing Lender issues such notice at or after 10:00 A.M. Pacific time on the date of such L/C Disbursement.  Each such payment shall be made to such Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds.

(b)If any Issuing Lender shall not have received from the Borrower the payment that it is required to make pursuant to Section 3.5(a) with respect to a Letter of Credit within the time specified in such Section, such Issuing Lender will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each L/C Lender of such L/C Disbursement and its L/C Percentage thereof, and each L/C Lender shall pay to such Issuing Lender upon demand in Dollars at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Lender’s L/C Percentage of the Dollar Amount of such L/C Disbursement (and the Administrative Agent may apply Cash Collateral provided for this purpose) and upon such payment pursuant to this paragraph to reimburse such Issuing Lender for any L/C Disbursement, the Borrower shall be required to reimburse the L/C Lenders for such payments (including interest accrued thereon from the date of such payment until the date of such reimbursement at the rate applicable to Revolving Loans that are ABR Loans plus 2% per annum) on demand; provided that if at the time of and after giving effect to such payment by the L/C Lenders, the conditions to borrowings and Revolving Loan Conversions set forth in Section 5.2 are satisfied, the Borrower may, by written notice to the Administrative Agent certifying that such conditions are satisfied and that all interest owing under this paragraph has been paid, request that such payments by the L/C Lenders be converted into Revolving Loans (a “Revolving Loan Conversion”), in which case, if such conditions are in fact satisfied, the L/C Lenders shall be deemed to have extended, and the Borrower shall be deemed to have accepted, a Revolving Loan in the aggregate principal amount of the Dollar Equivalent of such payment without further action on the part of any party, and the Total L/C Commitments shall be permanently reduced by such amount; any amount so paid pursuant to this paragraph shall, on and after the payment date thereof, be deemed to be Revolving Loans for all purposes hereunder; provided that such Issuing Lender, at its option, may effectuate a Revolving Loan Conversion regardless of whether the conditions to borrowings and Revolving Loan Conversions set forth in Section 5.2 are satisfied.

3.6Obligations Absolute

.  The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person.  The Borrower also agrees with the Issuing Lenders that the Issuing Lenders shall not be responsible for, and the Borrower’s obligations hereunder shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.  No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any

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Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender.  The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

In addition to amounts payable as elsewhere provided in the Agreement, the Borrower hereby agrees to pay and to protect, indemnify, and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) that such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (a) the issuance of any Letter of Credit, or (b) the failure of any Issuing Lender or of any L/C Lender to honor a demand for payment under any Letter of Credit thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of such Issuing Lender or such L/C Lender (as finally determined by a court of competent jurisdiction).

3.7Letter of Credit Payments

.  If any draft shall be presented for payment under any Letter of Credit, the applicable Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and the Dollar, Canadian Dollar, or Euro, as applicable, amount thereof.  The responsibility of any Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.8Applications

.  To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

3.9Interim Interest

.  If any Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, then, unless either the Borrower shall have reimbursed such L/C Disbursement in full within the time period specified in Section 3.5(a) or the L/C Lenders shall have reimbursed such L/C Disbursement in full on such date as provided in Section 3.5(b), in each case the unpaid amount thereof shall bear interest for the account of such Issuing Lender, for each day from and including the date of such L/C Disbursement to but excluding the earlier of the date of payment by the Borrower, at the rate per annum that would apply to such amount if such amount were a Revolving Loan that is an ABR Loan; provided that the provisions of Section 2.13(c) shall be applicable to any such amounts not paid when due.

3.10Cash Collateral

.

(a)Certain Credit Support Events.  Upon the request of the Administrative Agent or any Issuing Lender (i) if such Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Advance by all the L/C Lenders that is not reimbursed by the Borrower or converted into a Revolving Loan pursuant to Section 3.5(b), or (ii) if, as of the Letter of Credit Maturity Date, any L/C Exposure for any reason remains outstanding, the Borrower shall, in each case, promptly Cash Collateralize the then effective L/C Exposure in an amount equal to 105% of such L/C Exposure.

At any time that there shall exist a Defaulting Lender, within one Business Day following

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the request of the Administrative Agent or the applicable Issuing Lender (with a copy to the Administrative Agent), the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 105% of the Fronting Exposure relating to Letters of Credit (after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender).

(b)Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts with the Administrative Agent.  The Borrower, and to the extent provided by any Lender or Defaulting Lender, such Lender or Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and the L/C Lenders, and agrees to maintain, a first priority security interest and Lien in all such Cash Collateral and in all proceeds thereof, as security for the Obligations to which such Cash Collateral may be applied pursuant to Section 3.10(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or any Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than 105% of the applicable L/C Exposure, Fronting Exposure and other Obligations secured thereby, the Borrower or the relevant Lender or Defaulting Lender, as applicable, will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by such Defaulting Lender).

(c)Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 3.10, Section 2.22 or otherwise in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Exposure, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure in respect of Letters of Credit or other Obligations shall no longer be required to be held as Cash Collateral pursuant to this Section 3.10 following (i) the elimination of the applicable Fronting Exposure and other Obligations giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender), or (ii) a determination by the Administrative Agent that there exists excess Cash Collateral; provided, however, (A) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of an Event of Default or during the Suspension Period, and (B) that, subject to Section 2.22, the Person providing such Cash Collateral and the Issuing Lenders may agree that such Cash Collateral shall not be released but instead shall be held to support future anticipated Fronting Exposure or other obligations, and provided further, that to the extent that such Cash Collateral was provided by the Borrower or any other Loan Party, such Cash Collateral shall remain subject to any security interest and Lien granted pursuant to the Loan Documents or any applicable Bank Services Agreement or FX Contract.

3.11Additional Issuing Lenders

.  The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed) and such Lender or Lenders, as applicable, designate one or more additional Lenders to act as a Letter of Credit issuing bank under the terms of this Agreement.  Any Lender designated as a Letter of Credit issuing bank pursuant to this paragraph shall be deemed to be an “Issuing Lender” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Lenders and such Lender.

3.12Resignation of the Issuing Lender

.  Any Issuing Lender may resign at any time by giving at least 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower.  Subject

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to the next succeeding paragraph, upon the acceptance of any appointment as an Issuing Lender hereunder by a Lender that shall agree to serve as successor Issuing Lender, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Lender and the retiring Issuing Lender shall be discharged from its obligations to issue additional Letters of Credit hereunder without affecting its rights and obligations with respect to Letters of Credit previously issued by it.  At the time such resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 3.3.  The acceptance of any appointment as an Issuing Lender hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Lender under this Agreement and the other Loan Documents (other than with respect to the rights of the retiring Issuing Lender with respect to Letters of Credit issued by such retiring Issuing Lender) and (ii) references herein and in the other Loan Documents to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require.  After the resignation of an Issuing Lender hereunder, the retiring Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, renew or increase any existing Letter of Credit (including, for the avoidance of doubt, any Existing Letters of Credit).

3.13Applicability of ISP

.  Unless otherwise expressly agreed by any Issuing Lender and the Borrower when a Letter of Credit is issued (including pursuant to any such agreement applicable to any Existing Letter of Credit) and subject to applicable laws, the Letters of Credit shall be governed by and subject to the rules of the ISP.

3.14Notices.  Each Issuing Lender shall furnish to the Administrative Agent, from time to time, within a reasonable time after written request by the Administrative Agent, a summary report on the status of the Letters of Credit issued by such Issuing Lender, including the outstanding amount of each such Letter of Credit, since the date of the most recent notice delivered pursuant to this Section 3.14, any amendment to or increase or decrease in the outstanding amount of any Letters of Credit issued by such Issuing Lender, any Letters of Credit issued by such Issuing Lender since the date of the most recent notice delivered pursuant to this Section 3.14 and such other information as may be reasonably requested by the Administrative Agent.

Section 4
REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement, to make any requested Loans on the Restatement Date and to make Loans and to issue the Letters of Credit thereafter, the Borrower hereby represents and warrants to the Administrative Agent and each Lender, as to itself, each of its Subsidiaries and each other Loan Party, as applicable, that:

4.1Financial Condition

.

(a)The Pro Forma Financial Statements have been prepared giving effect (as if such events had occurred as of the last day of the fiscal quarter of the Borrower ended March 31, 2019) to the consummation of the Transactions.  The Pro Forma Financial Statements have been prepared based on the best information available to the Borrower as of the date thereof, and present fairly in all material respects on a Pro Forma Basis the estimated and projected consolidated financial position of Borrower and its

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Subsidiaries as of March 31, 2019, assuming that the events specified in the preceding sentence had actually occurred at such date.

(b)The Annual Financial Statements of the Borrower and the Target, reported on by and accompanied by an unqualified report from KPMG LLP or another nationally recognized accounting firm, present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries or the Target and its Subsidiaries as at such date (other than any qualifications as may be required as a result of (x) an actual or prospective default or event of default with respect to a financial covenant under this Agreement and the definitive documentation governing any material Indebtedness (including the financial covenants set forth in Section 7.1) or (y) the impending maturity of any material Indebtedness), and the consolidated results of its operations and consolidated cash flows for the respective fiscal year then ended.  The Interim Financial Statements present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such dates, and the consolidated results of its operations and its consolidated cash flows for the periods then ended (subject to the absence of footnotes and normal year‑end audit adjustments).  All such financial statements, including the related schedules and notes thereto and all financial statements delivered by the Borrower to the Administrative Agent pursuant to Section 6.1 have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).  None of any Group Member had, as of the Restatement Date, any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long‑term leases or unusual forward or long‑term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that, to the extent required to be shown in accordance with GAAP, are not reflected in the most recent financial statements referred to in this paragraph.  During the period from March 31, 2019 to and including the Restatement Date, there has been no Disposition by any Group Member of any material part of its business or property, except with respect to the Acquisition.

4.2No Change

.  Since the date of the Acquisition Agreement, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3Existence; Compliance with Law

.  Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, as applicable, (b) has the power and authority, and the legal right, to own and operate its material property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, and (d) is in material compliance with all Requirements of Law except in such instances in which (i) such Requirement of Law is being contested in good faith by appropriate proceedings diligently conducted and the prosecution of such contest could not reasonably be expected to result in a Material Adverse Effect, or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.4Power, Authorization; Enforceable Obligations

.  Each Loan Party and Enterasys has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder.  Each Loan Party and Enterasys has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement.  No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the extensions of credit hereunder or in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) Governmental Approvals, consents, authorizations, filings and notices described in Part A of

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Schedule 4.4, which Governmental Approvals, consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.19, (iii) Governmental Approvals described in Part B of Schedule 4.4, and (iv) any approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.  Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto or Enterasys, as applicable.  This Agreement constitutes, and each other Loan Document constitutes or, upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto or Enterasys, as applicable, enforceable against each such Loan Party or Enterasys, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and principles of good faith and fair dealing (whether enforcement is sought by proceedings in equity or at law).

4.5No Legal Bar

.  The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, consummation of the Transactions, the borrowings hereunder and the use of the proceeds thereof will not violate any material Requirement of Law (except as set forth in Schedule 4.5 but including any Operating Document of any Loan Party and Enterasys) or any material Contractual Obligation of any Loan Party or Enterasys and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any material Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security Documents).  No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.  Neither the absence of obtaining the Governmental Approvals described in Part B of Schedule 4.4, nor any violation of any of the Requirements of Law referenced in Schedule 4.5, could reasonably be expected to have a Material Adverse Effect.

4.6Litigation

.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the Transactions contemplated hereby or thereby, or (b) except as specifically described in Schedule 4.6, that could reasonably be expected to have a Material Adverse Effect.  There has been no adverse change in the status or financial effect on any Group Member of the matters described in Schedule 4.6.

4.7No Default

.  No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing, nor shall either result from the making of a requested credit extension.

4.8Ownership of Property; Liens; Investments

.  Each Group Member has title in fee simple to, or a valid leasehold interest in, all of its real property, and good title to, or a valid leasehold interest in, all of its other material property, and none of such property is subject to any Lien except as permitted by Section 7.3.  No Loan Party owns any Investment except as permitted by Section 7.7.  No Loan Party owns any fee interest in real estate as of the date hereof.  Section 10 of the Collateral Information Certificate sets forth a complete and accurate list of all leases of real property under which any Loan Party is the lessee as of the date hereof.

4.9Intellectual Property

.  Each Group Member owns, or is licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted.  No claim has been asserted and is pending by any Person challenging or questioning any Group Member’s use of any Intellectual Property or the validity or effectiveness of any such Group Member’s Intellectual Property, nor

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does the Borrower know of any valid basis for any such claim, unless such claim could not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Loan Parties, the use of Intellectual Property by each Group Member, and the conduct of such Group Member’s business, as currently conducted, does not infringe on or otherwise violate the rights of any Person, unless such infringement could not reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Borrower, there are no claims pending or threatened to such effect.

4.10Taxes

.  Each Group Member has filed or caused to be filed all Federal, all income and all other material state and other tax returns that are required to be filed by it and has paid all material taxes shown to be due and payable by it on said returns or on any material assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no material tax Lien has been filed against any Group Member (other than Liens permitted by Section 7.3(a)), and, to the knowledge of the Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge.

4.11Federal Regulations

.  No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board.  If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.12Labor Matters

.  Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:  (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

4.13ERISA

(a).  (a) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(i)Each Loan Party and each of its respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA with respect to each Pension Plan, and have performed all their obligations under each Pension Plan;

(ii)no ERISA Event has occurred or is reasonably expected to occur;

(iii)each Loan Party and each of its respective ERISA Affiliates has met all applicable requirements under the ERISA Funding Rules with respect to each Pension Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained;

(iv)as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Loan Party nor any of its respective ERISA Affiliates knows of any facts or circumstances that could reasonably

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be expected to cause the funding target attainment percentage to fall below 60% as of the most recent valuation date;

(v)as of the most recent valuation date for any Pension Plan, there are no unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) with respect to any Pension Plans;

(vi)the execution and delivery of this Agreement and the consummation of the Transactions contemplated hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which taxes could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code; and

(b)(i) no Loan Party is nor will any such Loan Party be a “plan” within the meaning of Section 4975(e) of the Code; (ii) the respective assets of the Loan Parties do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA of one or more Benefit Plans, provided, that no Loan Party makes any representation as to any assets received by any Loan Party from any Lender pursuant to the Loans, the Letters of Credit or the Commitments; (iii) no Loan Party is nor will any such Loan Party be a “governmental plan” within the meaning of Section 3(32) of ERISA; and (iv) transactions by or with any Loan Party are not and will not be subject to state statutes applicable to such Loan Party regulating investments of fiduciaries with respect to governmental plans.

4.14Investment Company Act; Other Regulations

.  No Loan Party is an “investment company,” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  Except as set forth in Schedule 4.5, no such Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board), including the Federal Power Act, that may limit its ability to incur Indebtedness or that may otherwise render all or any portion of the Obligations unenforceable.

4.15Subsidiaries

.  As of the date hereof, (a) Schedule 4.15 sets forth the name and jurisdiction of organization of the Borrower and each Subsidiary of the Borrower and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party or Enterasys, and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any such Subsidiary of the Borrower, except as may be created by the Loan Documents and except as are disclosed on Schedule 4.15.

4.16Use of Proceeds

.  The proceeds of the Term Loans and the Revolving Loans shall be used (a) on the Restatement Date, to finance the Acquisition and the Refinancing, (b) to finance Permitted Acquisitions from and after the Restatement Date, (c) to pay related fees and expenses in connection with each of the foregoing, and (d) for general corporate purposes.  All or a portion of the proceeds of the Revolving Loans, Swingline Loans and the Letters of Credit, shall be used for general corporate purposes.

4.17Environmental Matters

.  Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)Except as disclosed on Schedule 4.17, the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and, to the knowledge of the Borrower, have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or have constituted a violation of, or could give rise to liability under, any Environmental Law;

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(b)no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c)no Group Member has transported or disposed of Materials of Environmental Concern from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor has any Group Member generated, treated, stored or disposed of Materials of Environmental Concern at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d)no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e)there has been no release or threat of release of Materials of Environmental Concern at or from the Properties arising from or related to the operations of any Group Member or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f)the Properties and all operations of the Group Members at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and except as disclosed on Schedule 4.17, to the knowledge of the Borrower, there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g)no Group Member has assumed any liability of any other Person under Environmental Laws.

4.18Accuracy of Information, Etc.

  No written statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party or Enterasys to the Administrative Agent or the Lenders, or any of them, for use in connection with the Transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished when taken as a whole, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading in any material respect.  The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.  There is no fact known to any Loan Party or Enterasys that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the Transactions contemplated hereby and by the other Loan Documents.

4.19Security Documents

.  Subject to the terms of Sections 5.1 and 5.3, the Security Documents are effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a

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legal, valid and enforceable security interest in the Collateral described therein and the proceeds thereof.  In the case of the Pledged Stock, if any, described in the Guarantee and Collateral Agreement that are securities represented by stock certificates or otherwise constituting certificated securities within the meaning of Section 8-102(a)(15) of the New York UCC or the corresponding code or statute of any other applicable jurisdiction (“Certificated Securities”), when certificates representing such Pledged Stock are delivered to the Administrative Agent, and, in the case of the other Collateral constituting personal property described in the Security Documents, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a), the Administrative Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties and Enterasys in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

4.20Solvency

.  The Borrower, taken individually, and the Loan Parties, taken as a whole, are, and after giving effect to, as applicable, the consummation of the Transactions and the incurrence of all Indebtedness, Obligations and obligations being incurred in connection herewith and therewith, will be and will continue to be, Solvent.

4.21Designated Senior Indebtedness

.  The Loan Documents and all of the Obligations have been deemed “Designated Senior Indebtedness” or a similar concept thereto, if applicable, for purposes of any other Indebtedness of the Loan Parties.

4.22Insurance

.  All insurance maintained by the Loan Parties is in full force and effect, all premiums have been duly paid, no Loan Party has received notice of violation or cancellation thereof, and there exists no default under any requirement of such insurance.  Each Loan Party maintains, with financially sound and reputable insurance companies, insurance on all its property (and also with respect to its foreign receivables) in at least such amounts and against at least such risks (but including in any event public liability and product liability) as are usually insured against in the same general area by companies engaged in the same or a similar business.

4.23No Casualty

.  No Loan Party has received any notice of, nor does any Loan Party have any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any material portion of its property.

4.24OFAC

.  No Loan Party, nor, to the knowledge of any Responsible Officer of any Loan Party, any Related Party, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction.  No Loan, nor the proceeds from any Loan, has been used, directly or, to the knowledge of any Responsible Officer of the Borrower, indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, any Lead Arranger, the Administrative Agent, any Issuing Lender or the Swing Line Lender) of Sanctions.

4.25Anti-Corruption Laws

.  The Borrower and its Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

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4.26EEA Financial Institution

.  No Loan Party is an EEA Financial Institution or a Covered Entity.

4.27Beneficial Ownership Certification

.  To the extent delivered, the information included in the Beneficial Ownership Certification most recently delivered to each Lender is true and correct in all respects.

Section 5
CONDITIONS PRECEDENT

5.1Conditions to Effectiveness of this Agreement

.  The effectiveness of this Agreement and the obligation of each Lender to make its extension of credit hereunder on the Restatement Date shall be subject to the satisfaction or waiver, prior to or concurrently with the making of each such extension of credit on the Restatement Date, of the following conditions precedent:

(a)This Agreement.  The Administrative Agent shall have received in form and substance satisfactory to the Administrative Agent, this Agreement, executed and delivered by the Borrower;

(b)Specified Acquisition Agreement Representations and Specified Representations.  The Specified Acquisition Agreement Representations and the Specified Representations shall be true and correct in all material respects (except in the case of any Specified Acquisition Agreement Representation or Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that to the extent that any of the Specified Representations are qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the definition thereof shall be a Company Material Adverse Effect (as defined in the Acquisition Agreement) for purposes of any such representations and warranties made or deemed made on, or as of, the Restatement Date (or any date prior thereto).

(c)Secretary’s Certificates; Certified Operating Documents; Good Standing Certificates.  The Administrative Agent shall have received a certificate of each Loan Party and Enterasys, dated the Restatement Date and executed by the Secretary, managing member or equivalent officer of such Person, substantially in the form of Exhibit C, with appropriate insertions and attachments, including (i) the Operating Documents of such Person (and, for the avoidance of doubt, the certificate of incorporation (or equivalent) of the applicable Person shall be certified by the Governmental Authority of the respective jurisdiction in which such Person is organized), (ii) in the case of the Borrower, the relevant board resolutions or written consents adopted by the Borrower for purposes of authorizing the Borrower to enter into and perform the Loan Documents, (iii) the names, titles, incumbency and signature specimens of those representatives of such Person who have been authorized by such resolutions and/or written consents to execute Loan Documents on behalf of such Person and (iv) a good standing certificate for such Person certified as of a recent date by the appropriate Governmental Authority of its respective jurisdiction of organization.

(d)Responsible Officer’s Certificate.  The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, dated as of the Restatement Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying that the conditions set forth

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clauses (b), (j) and (m) of this Section 5.1 have been satisfied.

(e)Collateral Matters.

(i)Lien Searches.  The Administrative Agent shall have received the results of recent lien searches in each jurisdiction where any Loan Party or Enterasys was formed or organized, and such searches shall reveal no liens on any of the assets of such Person except for Liens permitted by Section 7.3 or liens to be discharged on or prior to the Restatement Date (which liens shall be discharged pursuant to documentation reasonably satisfactory to the Administrative Agent).

(ii)Pledged Stock; Stock Powers; Pledged Notes.  Subject to the last paragraph of this clause (e) and Section 5.3, to the extent required to be delivered pursuant to the Guarantee and Collateral Agreement or the Enterasys Pledge Agreement, the Administrative Agent shall have received original versions of (A) any certificates representing equity interests (that do not constitute Excluded Assets), together with an undated stock power or other instrument of transfer for each such certificate executed in blank by a duly authorized officer of the applicable Loan Party or Enterasys, and (B) each promissory note (if any) (that does not constitute an Excluded Asset), endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the applicable Loan Party.

(iii)Filings, Registrations, Recordings, Agreements, Etc.  To the extent not having been made prior to the Restatement Date or, as applicable, delivered to the Administrative Agent prior to the Restatement Date, each document (including any UCC financing statements, landlord access agreements and/or bailee waivers) required by the Loan Documents or under applicable law or reasonably requested by the Administrative Agent to be filed, executed, registered or recorded to create in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) a perfected Lien on any Collateral (and not Excluded Assets) as of the Restatement Date, prior and superior in right and priority to any Lien in such Collateral held by any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been executed (if applicable) and delivered to the Administrative Agent in proper form for filing, registration or recordation.

Notwithstanding the foregoing or anything to the contrary, to the extent any security interest in the Collateral or any deliverable related to the perfection of security interests in the Collateral (other than any Collateral the security interest in which may be perfected by the filing of a UCC financing statement, USPTO filings or the possession of stock certificates of any Material Domestic Subsidiary (to the extent, with respect to the Target Loan Parties, such stock certificates are received from the Target on or prior to the Restatement Date)) is not or cannot be provided and/or perfected on the Restatement Date (1) without undue burden or expense or (2) after the Borrower’s use of commercially reasonable efforts to do so, then the provision and/or perfection of such security interests or deliverable shall not constitute a condition precedent to the obligation of each Lender to make its extension of credit on the Restatement Date but shall be required to be delivered after the Restatement Date pursuant to arrangements and timing to be mutually agreed by the Administrative Agent and the Borrower (but in any event no earlier than 90 days after Restatement Date or such longer period as may be agreed by the Administrative Agent in its reasonable discretion).

(f)The Refinancing and Lien Release Documents.  Prior to or substantially concurrently with the initial credit extension on the Restatement Date, all indebtedness under that certain Credit Agreement, dated as of February 18, 2016, among the Target, the lenders party thereto and Silicon Valley Bank, as administrative agent (as amended, restated, amended and restated, supplemented or modified through the Restatement) (other than Existing Letters of Credit that have been deemed issued hereunder) shall have been paid in full, and all commitments, security interests, and guarantees in

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connection therewith have been terminated and released, or mechanics reasonably acceptable to the Administrative Agent for such termination or release shall have been agreed (the “Refinancing”).

(g)Insurance.  Subject to Section 5.3 and the last paragraph of clause (e) above, the Administrative Agent shall have received, after giving effect to the consummation of the Transactions and to the extent not having been delivered to the Administrative Agent previously, insurance certificates satisfying the requirements of Section 6.5 hereof and Section 5.2(b) of the Guaranty and Collateral Agreement.

(h)Fees.  The Lenders and the Administrative Agent shall have received all fees required to be paid on or prior to the Restatement Date pursuant to the Commitment Letter and the Fee Letter and reasonable and documented out-of-pocket expenses required to be paid on the Restatement Date pursuant to the Commitment Letter, to the extent invoiced at least three (3) Business Days prior to the Restatement Date.  All such amounts will be paid with proceeds of Loans made on the Restatement Date and will be reflected in the Flow of Funds Agreement.

(i)Legal Opinions.  The Administrative Agent shall have received a customary legal opinion of Latham & Watkins LLP, as counsel for the Borrower.

(j)Consummation of Acquisition.  Substantially concurrently with the funding of the Initial Term Loans, the Acquisition shall be consummated, in all material respects, in accordance with the terms of the Acquisition Agreement, but without giving effect to any amendments, waivers or consents that are materially adverse to the interests of the Lead Arrangers and the Lenders (in their capacities as such) without the consent of the Lead Arrangers and the Lenders, such consent not to be unreasonably withheld, delayed or conditioned (it being understood and agreed that (a) any reduction in the purchase price of, or consideration for, the Acquisition under the Acquisition Agreement of less than 10% shall not be deemed materially adverse to the interests of the Lenders or the Lead Arrangers, (b) any increase in the purchase price of, or consideration for, the Acquisition under the Acquisition Agreement shall not be deemed materially adverse to the interests of the Lenders or the Lead Arrangers so long as such increase is funded by amounts permitted to be drawn under this Agreement or balance sheet cash and (c) any supplement, amendment, modification, waiver or consent that includes any modifications to the definition of Company Material Adverse Effect (as defined in the Acquisition Agreement) shall be deemed to be materially adverse to the interests of the Lead Arrangers and the Lenders); provided, that the Lead Arrangers and the Lenders shall be deemed to have consented to any amendments, waivers or consents to the extent the Lead Arrangers or the Lenders do not object in writing thereto within three (3) Business Days of receipt of notice thereof.

(k)Borrowing Notices.  The Administrative Agent shall have received, (i) in respect of the Initial Term Loans to be made on the Restatement Date, a completed Notice of Borrowing executed by the Borrower and otherwise complying with the requirements of Section 2.2, and (ii) in respect of any Revolving Loans to be made on the Restatement Date, a completed Notice of Borrowing executed by the Borrower and otherwise complying with the requirements of Section 2.5.

(l)Restatement Date Solvency Certificate.  The Administrative Agent shall have received a Restatement Date Solvency Certificate from the chief financial officer or treasurer of the Borrower, substantially in the form of Exhibit C to the Commitment Letter.

(m)No Material Adverse Effect.  There shall not have occurred and be continuing since the date of the Acquisition Agreement any event or condition that has had or that could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)Patriot Act, etc.  The Administrative Agent and each Lender shall have received,

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at least three (3) Business Days prior to the Restatement Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, in each case to the extent requested of the Borrower at least fifteen (15) Business Days prior to the Restatement Date.

(o)Beneficial Ownership Certification. At least three (3) Business Days prior to the Restatement Date, the Borrower, if it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, shall have delivered to each Lender a Beneficial Ownership Certification in relation to Borrower, to the extent requested of the Borrower at least fifteen (15) Business Days prior to the Restatement Date.

For purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has executed this Agreement (whether or not on the Restatement Date or pursuant to an Addendum and an Assignment and Assumption) and made Loans to the Borrower on the Restatement Date or thereafter shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent responsible for the Transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Restatement Date specifying such Lender’s objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect on or prior to the Restatement Date or, if any extension of credit on the Restatement Date has been requested, such Lender shall not have made available to the Administrative Agent on or prior to the Restatement Date such Lender’s Revolving Percentage or Term Percentage, as the case may be, of such requested extension of credit.

5.2Conditions to Each Extension of Credit

.  The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including its Loans disbursed on the Restatement Date (except with respect to clause (a) and (d)) but excluding (x) any Revolving Loan Conversion, (y) any conversion of a Eurodollar Loan into an ABR Loan pursuant to Section 2.11(a) and (z) any continuation of Loans pursuant to Section 2.11(b)) is subject to the satisfaction of the following conditions precedent:

(a)Representations and Warranties.  Each of the representations and warranties made by each Loan Party and Enterasys in or pursuant to any Loan Document (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all respects or all material respects, as required, as of such earlier date.

(b)Availability.  With respect to any requests for any Revolving Extensions of Credit, after giving effect to such Revolving Extension of Credit, the availability and borrowing limitations specified in Section 2.4 shall be complied with.

(c)Notice of Borrowing.  The Administrative Agent shall have received a Notice of Borrowing in connection with any such request for extension of credit which complies with the requirements hereof.

(d)No Default.  No Default or Event of Default shall have occurred and be continuing as of or on such date or after giving effect to the extensions of credit requested to be made on such date.

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(e)Suspension Period. If the Suspension Period is in effect, (i) with respect to any borrowing of Revolving Loans the conditions for such borrowing set forth in the second paragraph of Section 2.5 will be satisfied after giving effect to such borrowing, and (ii) with respect to any borrowing of Swingline Loans the conditions for such borrowing set forth in the second paragraph of Section 2.6 will be satisfied after giving effect to such borrowing.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder and each Revolving Loan Conversion (excluding (x) any Revolving Loan Conversion, (y) any conversion of a Eurodollar Loan into an ABR Loan pursuant to Section 2.11(a) and (z) any continuation of Loans pursuant to Section 2.11(b)) shall constitute a representation and warranty by the Borrower as of the date of such extension of credit, Revolving Loan Conversion or conversion, as applicable, that the conditions contained in this Section 5.2 have been satisfied.

5.3Post-Closing Conditions Subsequent

.  Notwithstanding anything to the contrary set forth in this Agreement, the Borrower agrees to deliver to the Administrative Agent, on behalf of the Lenders, the documents set forth on Schedule 5.3, in form and substance reasonably satisfactory to the Administrative Agent, and/or take the actions set forth on Schedule 5.3, in a manner reasonably acceptable to the Administrative Agent, on or before the deadlines set forth on Schedule 5.3 (as such deadlines may be extended by the Administrative Agent in its reasonable discretion). To the extent there is any conflict between the provisions of any Loan Document and Schedule 5.3, the provisions of Schedule 5.3 shall control.  To the extent any representation and warranty contained herein or in any other Loan Document would not be true or any provision of any covenant contained herein or in any other Loan Document would be breached because the foregoing actions were not taken on the Restatement Date, the respective representation and warranty shall be required to be true and correct in all material respects and the respective covenant complied with at the time the respective action is taken (or was required to be taken) in accordance with this Section 5.3 (and the corresponding Schedule 5.3).

Section 6
AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, at all times prior to the Discharge of Obligations, the Borrower shall, and, where applicable, shall cause each of its Subsidiaries to:

6.1Financial Statements

.  Furnish to the Administrative Agent, with sufficient copies for distribution to each Lender:

(a)~~as~~Annual Financial Reporting.  As soon as available, but in any event within (i) 90 days after the end of each fiscal year of the Borrower or, (ii) if the Borrower is a publicly traded company and has been granted an extension by the SEC with respect to any fiscal year of the Borrower permitting the late filing by the Borrower of any annual report on form 10-K, the earlier of (x) 120 days after the end of such fiscal year of the Borrower and (y) the last day of such extension period, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (other than any qualifications as may be required as a result of (x) an actual or prospective default or event of default with respect to a financial covenant under this Agreement and the definitive documentation governing any material Indebtedness (including the financial covenants set forth in Section 7.1) or (y) the impending maturity of any material Indebtedness), by KPMG LLP or other independent certified public accountants of nationally recognized standing;

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(b)~~as~~Quarterly Financial Reporting.  As soon as available, but in any event within (i) 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower (commencing with the fiscal quarter ended September 30, 2019) and, with respect to the reports described in clauses (B) and (C) below, 45 days after the end of each fiscal quarterly period of each fiscal year of the Borrower occurring during the Suspension Period or~~,~~ (ii) if the Borrower is a publicly traded company and has been granted an extension by the SEC with respect to any fiscal quarter of the Borrower permitting the late filing by the Borrower of any quarterly report on form 10-Q, the earlier of (x) 60 days after the end of such fiscal quarter of the Borrower and (y) the last day of such extension period, (A) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income and of cash flows for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments)~~;~~, (B) an unaudited report showing the consolidated net revenues (determined in accordance with GAAP) of the Borrower and its consolidated Subsidiaries arising from or attributable to the sale of products and services for such fiscal quarter (excluding revenues arising from or attributable to any unusual or extraordinary transactions of any kind), and (C) an unaudited report showing (x) Consolidated EBITDA for the four fiscal quarter period ending on the last day of such fiscal quarter and (y) Consolidated EBITDA for, as applicable, the one fiscal quarter period ending June 30, 2020, the two fiscal quarter period ending September 30, 2020, the three fiscal quarter period ending December 31, 2020 and the four fiscal quarter period ending March 31, 2021 (in each case, in respect of the period ending on such date); and

(c)Monthly Financial Reporting During Suspension Period.  During the Suspension Period, as soon as available, but in any event within (i) ten (10) Business Days after the last day of each calendar month occurring during the Suspension Period (other than the third calendar month of each fiscal quarter) and (ii) fifteen (15) Business Days after the last day of the third calendar month of each fiscal quarter (except that the items referred to in clause (B) and (C) below shall be furnished within ten (10) Business Days after last day of such third calendar month), each of the following: (A) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such calendar month and the related unaudited consolidated statements of income and of cash flows for such calendar month and the portion of the fiscal year through the end of such calendar month, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); (B) an unaudited report showing the aggregate amount of Worldwide Cash of the Borrower and its consolidated Subsidiaries as of the close of business on the last day of such calendar month; and (C) with respect to each of the calendar months ending April 30, 2020 and May 31, 2020 only, an unaudited report showing the consolidated net revenues (determined in accordance with GAAP) of the Borrower and its consolidated Subsidiaries arising from or attributable to the sale of products and services for, respectively, the one-month period ending April 30, 2020 and the two-month period ending May 31, 2020 (in each case excluding revenues arising from or attributable to any unusual or extraordinary transactions of any kind).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

Additionally, documents required to be delivered pursuant to this Section 6.1 and Section 6.2(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be

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delivered electronically and if so, shall be deemed to have been delivered on the date on which the Borrower posts such documents, or provides a link thereto, either: (i) on the Borrower’s website on the Internet at the website address listed in Section 10.2; or (ii) when such documents are posted electronically on the Borrower’s behalf on an internet or intranet website to which each Lender and the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), if any; provided that: (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until written request to cease delivering paper copies is given by the Administrative Agent or such Lender; and (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by email electronic versions (i.e. soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.2Certificates; Reports; Other Information

.  Furnish to the Administrative Agent, for distribution to each Lender:

(a)concurrently with the delivery of any financial statements pursuant to Section 6.1, and with respect to the last day of the applicable fiscal quarter or year to which such financial statements relate, a reasonably detailed report (in form and substance reasonably satisfactory to the Administrative Agent) that details the respective amounts of cash, Cash Equivalents and Investments held as of such date by each Subsidiary of the Borrower that is not a Loan Party as of such date;

(b)concurrently with the delivery of any financial statements required to be delivered pursuant to Section 6.1, (A) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each Loan Party and Enterasys during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (B) a Compliance Certificate (1) containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the applicable fiscal quarter or fiscal year of the Borrower (other than compliance with Sections 7.1(a) and 7.1(b) with respect to the fiscal quarter ending March 31, 2020), as the case may be, and (2) to the extent not previously disclosed to the Administrative Agent, containing, (i) as applicable, a description of any change in the jurisdiction of organization of any Loan Party or Enterasys and a list of any Intellectual Property, Chattel Paper (as defined in the Guarantee and Collateral Agreement), Commercial Tort Claim (as defined in the Guarantee and Collateral Agreement) and Letter-of-Credit Rights (as defined in the Guarantee and Collateral Agreement) issued to or acquired by any Loan Party since the date of the most recent Compliance Certificate delivered pursuant to this Section 6.2(b)(B) and (ii) a description of each event, condition or circumstance during the last fiscal quarter or fiscal year covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.10(c) (to the extent notice of such event has not been previously furnished to the Administrative Agent);

(c)as soon as available, and in any event no later than 75 days after the end of each fiscal year of the Borrower (commencing with the fiscal year of the Borrower beginning on July 1, 2019), a detailed consolidated budget for the following fiscal year (including a projected consolidated balance

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sheet of the Borrower and its Subsidiaries as of the end of each fiscal quarter of such fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Borrower stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect (it being recognized by the Administrative Agent and the Lenders that any projections and forecasts provided by the Borrower are based on good faith estimates and assumptions believed by the Borrower to be reasonable as of the date of delivery of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results);

(d)promptly, and in any event within ten Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof (other than routine comment letters from the staff of the SEC relating to the Borrower’s filings with the SEC) if, and only to the extent that such Loan Party or Subsidiary may provide such information in accordance with any applicable Requirements of Law;

(e)within five days after the same are sent, copies of each annual report, proxy or financial statement or other material report that the Borrower sends to the holders of any class of the Borrower’s debt securities having an aggregate principal amount in excess of $7,500,000 or public equity securities and, within five days after the same are filed, copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(f)within five days after the same are sent or received, copies of all material correspondence, material reports, material documents and other material filings with any Governmental Authority (i) regarding any non-compliance with or any failure to maintain any Governmental Approvals or Requirements of Law applicable to any Loan Party or Enterasys, or (ii) that could reasonably be expected to have a Material Adverse Effect;

(g)concurrently with the delivery of the financial statements referred to in Section 6.1(a), a report of a reputable insurance broker with respect to the insurance coverage required to be maintained pursuant to Section 6.5 and the terms of the Guarantee and Collateral Agreement, together with any supplemental reports with respect thereto which the Administrative Agent may reasonably request;

(h)by no later than three days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to any Blue Angel Asset Acquisition Document;

(i)promptly, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request; and

(j)promptly following any request therefor, information and documentation reasonably requested in writing by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

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6.3Payment of Obligations; Taxes

.

(a)Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations (including all material Taxes and material Other Taxes imposed by law on an applicable Loan Party and Enterasys) of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

(b)File or cause to be filed all Federal, all income and all other material state and other material tax returns that are required to be filed.

6.4Maintenance of Existence; Compliance

.  (a)(i) Preserve, renew and keep in full force and effect its organizational existence, and (ii) take all reasonable action to maintain or obtain all Governmental Approvals and all other rights, privileges and franchises necessary or desirable in the normal conduct of such Group Member’s business or necessary for the performance by such Group Member of its Obligations under any Loan Document, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations (including with respect to leasehold interests of the Borrower or any such Subsidiary) and Requirements of Law except to the extent that a failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) comply with all Governmental Approvals, and any term, condition, rule, filing or fee obligation, or other requirement related thereto, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect; and (d) use commercially reasonable efforts to obtain the Governmental Approvals described in Part B of Schedule 4.4 within 30 days after the Restatement Date.  Without limiting the generality of the foregoing, and except as could not reasonably be expected to have a Material Adverse Effect, the Borrower shall, and shall cause each of its Subsidiaries to:  (1) maintain each Pension Plan in compliance in all respects with the applicable provisions of ERISA, the Code or other Federal or state law; (2) cause each Pension Plan to maintain its qualified status under Section 401(a) of the Code; (3) make all required contributions to any Pension Plan; (4) not become a party to any Multiemployer Plan; (5) ensure that all liabilities under each Pension Plan are either (x) funded to at least the minimum level required by law or, if higher, to the level required by the terms governing such Pension Plan; (y) insured with a reputable insurance company; or (z) provided for or recognized in the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant hereto; and (6) ensure that the contributions or premium payments to or in respect of each Pension Plan are and continue to be promptly paid at no less than the rates required under the rules of such Pension Plan and in accordance with the most recent actuarial advice received in relation to such Pension Plan and applicable law.

6.5Maintenance of Property; Insurance

.

(a)Keep all material property useful and necessary in its respective business in good working order and condition, ordinary wear and tear excepted;

(b)maintain with financially sound and reputable insurance companies insurance on all of the property of the Borrower or such Subsidiary, as applicable, in at least such amounts and against at least such risks (but including in any event public liability and product liability) as are usually insured against in the same general area by companies engaged in the same or a similar business.  Without limiting the foregoing, (i) within 30 days after the first date on which the Collateral includes any improved real property of any Loan Party that is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the National Flood

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Insurance Reform Act of 1994 or (ii) if any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, and shall cause each other Loan Party, to (x) maintain, if available, fully paid flood hazard insurance on all such improved real property of such Loan Party that constitutes Collateral, on such terms and in such amounts as are required by the National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent, (y) furnish to the Administrative Agent evidence of the renewal of (and payment of renewal premiums in respect of) all such policies prior to the expiration or lapse thereof, and (z) furnish to the Administrative Agent prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area.

(c)(i) continue to use each of its respective material Trademarks in a manner sufficient to maintain such material Trademark in full force free from any claim of abandonment for non-use, (ii) maintain generally as in the past the quality of products and services offered under each such material Trademark, (iii) use each such material Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of any such material Trademark, and (v) not (and not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such material Trademark may become invalidated or impaired in any way that could reasonably be expected to result in a Material Adverse Effect on such Group Member;

(d)ensure that none of its respective material Patents could reasonably be expected to become forfeited, abandoned or dedicated to the public;

(e)(i) ensure that none of its respective material Copyrights could reasonably be expected to become invalidated or otherwise materially impaired, and (ii) ensure that no material portion of such material Copyrights falls into the public domain;

(f)ensure that none of its respective material Intellectual Property infringes the Intellectual Property rights of any other Person;

(g)notify the Administrative Agent promptly if it knows, or has reason to know, that any application or registration relating to any of its respective material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Group Member’s ownership of, or the validity of, any material Intellectual Property or such Group Member’s right to register the same or to own and maintain the same;

(h)take all reasonable and necessary steps, including, without limitation, in any proceeding before the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each material application (and to obtain the relevant registration) and to maintain each registration of its respective material U.S. Intellectual Property, including filing of applications for renewal, affidavits of use and affidavits of incontestability; and

(i)in the event that any of its respective material Intellectual Property is infringed, misappropriated or diluted by a third party, take such actions as such Group Member shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

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6.6Inspection of Property; Books and Records; Discussions

.  With respect to each Loan Party, (a) keep proper books of records and account in which full, true and correct entries in conformity with GAAP (consistently applied as in effect from time to time) and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, and (b) permit representatives and independent contractors of (and reasonably selected by) the Administrative Agent or, as applicable, any Lender to visit and inspect any of the respective properties of the Loan Parties (provided that, with respect to any leased properties, such inspection shall not violate the terms of the applicable lease), and examine and make abstracts from any of their respective books and records at any reasonable time (during normal business hours and, so long as no Event of Default has occurred and is continuing, upon reasonable advance notice to such Loan Party) and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Loan Parties with officers, directors and employees of the Loan Parties and with their independent certified public accountants; provided that (i) such inspections shall not be undertaken more frequently than once per year, unless an Event of Default has occurred and is continuing, in which case such inspections and audits may occur as often as the Administrative Agent shall reasonably determine is necessary, and (ii) the scope of any such inspection which is undertaken at any time during which an Event of Default does not exist shall be subject to the Borrower’s reasonable review and discretion.

6.7Notices

.  Promptly after a Responsible Officer of the Borrower, any other Loan Party or Enterasys, or any other officer or employee of the Borrower responsible for administering any of the Loan Documents or monitoring compliance with any of the provisions thereof, in any such case, obtains knowledge thereof, notify the Administrative Agent in writing of:

(a)the occurrence of any Default or Event of Default;

(b)any (i) default or event of default under any Contractual Obligation of any Group Member that, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect; and (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority that, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c)any litigation or proceeding affecting any Group Member (i) in which the amount involved is $7,500,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought against any Group Member, or (iii) which relates to any Loan Document;

(d)(i)  promptly after the Borrower has knowledge or becomes aware of the occurrence of any of the following events affecting any Loan Party or any of its respective ERISA Affiliates (but in no event more than ten days after any such event), the occurrence of any of the following events, and shall provide the Administrative Agent with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any of its ERISA Affiliates with respect to such event, if such event could reasonably be expected to result in liability in excess of $7,500,000 of any Loan Party or any of their respective ERISA Affiliates:  (A) an ERISA Event, (B) the adoption of any new Pension Plan by the Borrower or any ERISA Affiliate, (C) the adoption of any amendment to a Pension Plan, if such amendment will result in a material increase in benefits or unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), or (D) the commencement of contributions by the Borrower or any ERISA Affiliate to any Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code;

(ii)upon the reasonable request of the Administrative Agent after the giving, sending or filing thereof, or the receipt thereof, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Loan Party or any of its respective ERISA Affiliates with the IRS

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with respect to each Pension Plan; and

(iii)promptly after the receipt thereof by any Loan Party or any of its respective ERISA Affiliates, all notices from a Multiemployer Plan sponsor concerning an ERISA Event that could reasonably be expected to result in a liability in excess of $7,500,000 of any Loan Party or any of its respective ERISA Affiliates;

(e)(i) any Asset Sale undertaken by any Group Member, and (ii) any incurrence by any Group Member of any Indebtedness (other than Indebtedness constituting Loans) in a principal amount equaling or exceeding $2,500,000;

(f)any material change in accounting policies or financial reporting practices by any Loan Party or Enterasys; and

(g)any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

6.8Environmental Laws

.

(a)Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with, and maintain any and all licenses, approvals, notifications, registrations or permits required by, all applicable Environmental Laws.

(b)Except as could not reasonably be expected to result in a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

6.9Operating Accounts

.  Maintain, or cause to be maintained, the Borrower’s and its Subsidiaries’ primary domestic depository and operating accounts and securities accounts with any Lender or an Affiliate of any Lender.

6.10Audits.  At reasonable times, on five Business Days’ prior notice (provided that no notice shall be required if an Event of Default has occurred and is continuing), the Administrative Agent, or its agents, shall have the right to inspect the Collateral and the right to audit and copy any and all of any Loan Party’s books and records including ledgers, federal and state tax returns, records regarding assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information (provided that with respect to any leased property, such inspection shall not violate the terms of the applicable lease).  The foregoing inspections and audits shall be at the Borrower’s expense, and the charge therefor shall be $1,000 per person per day (or such reasonably higher amount as shall represent the Administrative Agent’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.  Such inspections and audits shall not be undertaken more frequently than once per year, unless an Event of Default has occurred and is continuing, in which case such inspections and audits shall occur as often as the Administrative Agent shall reasonably determine is necessary.  In addition, the scope of any such inspection and any such audit, in any such case, which is

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undertaken at any time during which an Event of Default does not exist, shall be subject to the Borrower’s reasonable review and discretion.

6.11Additional Collateral, Etc.

(a)With respect to any property (to the extent included in the definition of Collateral and not constituting Excluded Assets) acquired after the Restatement Date by any Loan Party or Enterasys (other than (x) any property described in paragraph (b) or (c) below, and (y) any property subject to a Lien expressly permitted by Section 7.3(g)) as to which the Administrative Agent, for the ratable benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement, the Enterasys Pledge Agreement or such other documents as the Administrative Agent may reasonably deem necessary or advisable to evidence that such Loan Party is a Guarantor and to grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable in the opinion of the Administrative Agent to grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a perfected first priority (except as expressly permitted by Section 7.3) security interest and Lien in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, the Enterasys Pledge Agreement or by law or as may be requested by the Administrative Agent.

(b)With respect to any new direct or indirect Material Domestic Subsidiary of the Borrower created or acquired after the Restatement Date (including any such Material Domestic Subsidiary acquired pursuant to a Permitted Acquisition, and including any Immaterial Subsidiary existing as of the Restatement Date which becomes a Material Domestic Subsidiary after the Restatement Date), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a perfected first priority security interest and Lien in the Capital Stock of such new Material Domestic Subsidiary that is owned directly or indirectly by the Borrower, (ii) deliver to the Administrative Agent such documents and instruments as may be reasonably required to grant, perfect, protect and ensure the priority of such security interest, including but not limited to, the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or any other applicable Loan Party, (iii) cause such new Material Domestic Subsidiary (A) to become a party to the Guarantee and Collateral Agreement as a Grantor and a Guarantor thereunder, (B) to take such actions as are necessary or advisable in the opinion of the Administrative Agent to grant to the Administrative Agent for the ratable benefit of the Secured Parties a perfected first priority security interest and Lien in the Collateral described in the Guarantee and Collateral Agreement, with respect to such new Material Domestic Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of the secretary (or other equivalent officer) of such Material Domestic Subsidiary of the type described in Section 5.1(c), in form reasonably satisfactory to the Administrative Agent, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions addressing such matters as the Administrative Agent may reasonably specify, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(c)With respect to any new First Tier Foreign Subsidiary or any First Tier Foreign Subsidiary Holding Company, as applicable, created or acquired after the Restatement Date by any Loan Party or Enterasys, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or the Enterasys Pledge Agreement as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the ratable benefit of the

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Secured Parties, a perfected first priority security interest and Lien in the Capital Stock of such new First Tier Foreign Subsidiary or First Tier Foreign Subsidiary Holding Company, as applicable, that is owned by any such Loan Party or Enterasys (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new First Tier Foreign Subsidiary (other than the Irish Guarantor) or First Tier Foreign Subsidiary Holding Company (other than the Irish Guarantor), as applicable, be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock (if certificated), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party or Enterasys, and take such other action (including, as applicable, the delivery of any Foreign Pledge Documents reasonably requested by the Administrative Agent) as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d)Each Loan Party shall use commercially reasonable efforts to obtain a landlord’s agreement or bailee letter, as applicable, from the lessor of its headquarters location and from the lessor of or the bailee related to any other location where in excess of $750,000 of Collateral is stored or located, in each case, if requested by the Administrative Agent, which agreement or letter, in any such case, shall contain a waiver or subordination of all Liens or claims that the landlord or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent.  After the Restatement Date, no real property or warehouse space shall be leased by any Loan Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Restatement Date, without the prior written consent of the Administrative Agent or unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, if requested by the Administrative Agent, shall first have been obtained with respect to such location.  Each Loan Party shall pay and perform its material obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

(e)Not later than 120 days (or such longer period as the Administrative Agent may agree in writing in its discretion) after (i) any Material Real Property is acquired by a Loan Party after the Restatement Date or (ii) an entity becomes a Loan Party if such entity owns Material Real Property at the time it becomes a Loan Party, cause such Material Real Property to be subject to a Lien and Mortgage in favor of the Administrative Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Loan Documents and to otherwise comply with the requirements of the Loan Documents.  Notwithstanding anything to the contrary contained in this Section 6.11(e), prior to the execution of any Mortgage for any such Material Real Property, (x) the Borrower shall deliver to the Administrative Agent advance notice of the address of any such Material Real Property and (y) the Administrative Agent shall provide the Lenders with at least 45 days’ prior written notice of the address of such Material Real Property (it being understood that the Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into the accuracy of any such address, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to provide any such notice).

(f) With respect to the Irish Guarantor, promptly (i) cause the Irish Guarantor (A) to become a party to the Guarantee and Collateral Agreement as a Grantor and a Guarantor thereunder, (B) to take such actions as are necessary or advisable in the opinion of the Administrative Agent to grant to the Administrative Agent for the ratable benefit of the Secured Parties a perfected first priority security interest and Lien in the Collateral described in the Guarantee and Collateral Agreement, with respect to the Irish Guarantor, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested

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by the Administrative Agent, and the filing of Form C1 with the Irish Companies Registration Office, the filing of a notification with the Revenue Commissioners of Ireland in accordance with section 1001 of the Irish Taxes Consolidation Act 1997, and take such other action (including, as applicable, the delivery of any foreign law security documents reasonably requested by the Administrative Agent) as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein and (C) to deliver to the Administrative Agent a certificate of the secretary (or other equivalent officer) of the Irish Guarantor of the type described in Section 5.1(c), in form reasonably satisfactory to the Administrative Agent, with appropriate insertions and attachments, and (iii) deliver to the Administrative Agent legal opinions addressing such matters as the Administrative Agent may reasonably specify, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any real property acquired by any Loan Party after the Closing Date until the date that occurs thirty (30) days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the Borrower (or applicable Loan Party) of that fact and (if applicable) notification to the Borrower  that flood insurance coverage is not available and (B) evidence of the receipt by the Borrower  of such notice; and (iii) if such notice is required to be provided to the Borrower and flood insurance is available in the community in which such real property is located, evidence of required flood insurance.

6.12Anti-Corruption Laws

.  Conduct its business in compliance with all applicable anti-corruption laws and maintain policies and procedures designated to promote and achieve compliance with such laws.

6.13Insider Subordinated Indebtedness

.  Cause any Insider Indebtedness owing by any Loan Party to become Insider Subordinated Indebtedness (a) on or prior to the Restatement Date, in respect of any such Insider Indebtedness in existence as of the Restatement Date or (b) contemporaneously with the incurrence thereof, in respect of any such Insider Indebtedness incurred at any time after the Restatement Date; provided that no Insider Indebtedness shall in any event and under any circumstances be secured by any assets of any Group Member.

6.14Use of Proceeds

.  Use the proceeds of each credit extension only for the purposes specified in Section 4.16.

6.15Designated Senior Indebtedness

.  Cause the Loan Documents and all of the Obligations (other than any such Obligations arising in connection with Bank Services, FX Contracts and Specified Swap Agreements) to be deemed “Designated Senior Indebtedness” or a similar concept thereto, if applicable, for purposes of any other Indebtedness of the Loan Parties.

6.16Beneficial Ownership Certification. Borrower shall, following any request therefor, promptly deliver information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership.

6.17M.I.R.E Events

.  Each of the parties hereto acknowledges and agrees that, if there are any properties subject to a Mortgage (“Mortgaged Properties”), any increase, extension or renewal of any of the Commitments or Loans (excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Loan or (iii) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon) the prior delivery of all flood hazard determination certifications, acknowledgements

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and evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Properties as required by Flood Insurance Laws.

6.18Further Assurances

.  Execute any further instruments and take such further action as the Administrative Agent reasonably deems necessary to perfect, protect, ensure the priority of or continue the Administrative Agent’s Lien on the Collateral or to effect the purposes of this Agreement.

Section 7
NEGATIVE COVENANTS

The Borrower hereby agrees that, at all times prior to the Discharge of Obligations, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

7.1Financial Condition Covenants

.

(a)Minimum Consolidated Fixed Charge Coverage Ratio.  ~~Permit~~Except for any fiscal quarter of the Borrower ending during the period commencing on March 31, 2020 through the last day of the Suspension Period, permit the Consolidated Fixed Charge Coverage Ratio, determined as of the last day of any fiscal quarter period of the Borrower (commencing with the fiscal quarter ended September 30, 2019), to be less than 1.25 to 1.00.

(b)Maximum Consolidated Leverage Ratio.  ~~Permit~~Except for any fiscal quarter of the Borrower ending during the period commencing on March 31, 2020 through the last day of the Suspension Period, permit the Consolidated Leverage Ratio, determined as of the last day of any fiscal quarter period of the Borrower specified below, to exceed the ratio set forth below opposite such fiscal quarter period:

Fiscal Quarter Ending	Consolidated Leverage Ratio
September 30, 2019 through September 30, 2020	3.75 to 1.00
December 31, 2020 through September 30, 2021	3.25 to 1.00
December 31, 2021 and each fiscal quarter thereafter	2.75 to 1.00

(c)Minimum Monthly Cash. During the Suspension Period, (i) permit, as of the close of business on the last day of each of April, May, June, July and August 2020, the aggregate amount of Worldwide Cash of the Borrower and its consolidated Subsidiaries on such day, determined on a consolidated basis to be less than $90,000,000, (ii) permit, as of the close of business on the last day of September 2020, the aggregate amount of Worldwide Cash of the Borrower and its consolidated Subsidiaries on such day, determined on a consolidated basis to be less than $110,000,000,  and (iii) permit, as of the close of business on the last day of each calendar month that occurs during the fiscal quarters specified below, the aggregate amount of Worldwide Cash of the Borrower and its consolidated Subsidiaries on such day, determined on a consolidated basis to be less than the amount specified below alongside such fiscal quarter:

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Fiscal Quarter Ending	Minimum Cash
December 31, 2020	$120,000,000
March 31, 2021	$130,000,000

(d)Minimum Sales Revenues.  During the Suspension Period,  permit the consolidated net revenues (determined in accordance with GAAP) of the Borrower and its consolidated Subsidiaries arising from or attributable to the sale of products and services (excluding revenues arising from or attributable to any unusual or extraordinary transactions of any kind) for (i) the one month period beginning on April 1, 2020 and ending on April 30, 2020, to be less than $35,000,000, (ii) the two-month period beginning on April 1, 2020 and ending on May 31, 2020, to be less than $82,000,000 and (iii) for each fiscal quarterly period ending on the date specified below, to be less than the amount specified below alongside such fiscal quarter:

Fiscal Quarter End Date	Minimum Revenues
June 30, 2020	$180,000,000
September 30, 2020	$197,000,000
December 31, 2020	$200,000,000
March 31, 2021	$190,000,000

(e)Minimum Cumulative EBITDA.  During the Suspension Period, (i) permit cumulative Consolidated EBITDA for the fiscal quarter ending June 30, 2020 to be less than $2,600,000; (ii) permit cumulative Consolidated EBITDA for the two fiscal quarter period ending September 30, 2020 to be less than $18,700,000; (iii) permit cumulative Consolidated EBITDA for the three fiscal quarter period ending December 31, 2020 to be less than $41,400,000; and (iv) permit cumulative Consolidated EBITDA for the four fiscal quarter period ending March 31, 2021 to be less than $59,700,000.

7.2Indebtedness

.  Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except~~:~~ for the following (provided that during the Suspension Period no Indebtedness may be created, issued, incurred, or assumed by the Borrower or any Subsidiary pursuant to clauses (e), (f), (g), (h) and (o) including by means of the allocation mechanism referred to in the next paragraph):

(a)Indebtedness of any Group Member pursuant to any Loan Document or Bank Services Agreement or FX Contract;

(b)Indebtedness of (i) any Loan Party owing to any other Loan Party, and (ii) any Group Member that is not a Loan Party to any other Group Member that is not a Loan Party to fund working capital requirements in the ordinary course of business not inconsistent with past practices;

(c)Guarantee Obligations (i) of any Loan Party of the Indebtedness of any other Loan Party; (ii) of any Subsidiary (which is not a Loan Party) of the Indebtedness of any Loan Party, or (iii) by any Subsidiary (which is not a Loan Party) of the Indebtedness of any other Subsidiary (that is not a Loan Party), provided that, in any case (i), (ii) or (iii), the Indebtedness so guaranteed is otherwise permitted by the terms hereof;

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(d)Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d), and any Permitted Refinancing Indebtedness in respect thereof;

(e)Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding and any Permitted Refinancing Indebtedness in respect thereof);

(f)Surety Indebtedness and any other Indebtedness in respect of letters of credit, banker’s acceptances or similar arrangements, provided that the aggregate amount of any such Indebtedness outstanding at any time shall not exceed $20,000,000;

(g)unsecured Subordinated Indebtedness;

(h)unsecured Indebtedness of the Loan Parties and their respective Subsidiaries in an aggregate principal amount, for all such Indebtedness taken together, not to exceed $25,000,000 at any one time outstanding;

(i)obligations (contingent or otherwise) of the Loan Parties and their respective Subsidiaries existing or arising under any Swap Agreement, provided that such obligations are (or were) entered into by such Person in accordance with Section 7.12 and not for purposes of speculation;

(j)Guarantee Obligations of the Borrower in respect of obligations (other than Indebtedness) of any Subsidiary of the Borrower, which Guarantee Obligations are not otherwise prohibited pursuant to the terms of this Agreement or, as applicable, any other Loan Document; provided that any such Guarantee Obligation is incurred by the Borrower in the ordinary course of business consistent with past practice;

(k)Indebtedness owing to trade creditors that is incurred in respect of surety bonds and similar obligations in the ordinary course of business and consistent with past practice;

(l)Indebtedness of any Group Member in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, incurred in the ordinary course of business and not for overdue amounts;

(m)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(n)Indebtedness of any Group Member in respect of any agreement or arrangement to provide cash management services (including merchant services, direct deposit payroll, business credit cards and check cashing services), in each case in the ordinary course of business;

(o)(i) secured Indebtedness of any Person that becomes, and continues as, a Subsidiary of any Loan Party after the Restatement Date, and secured Indebtedness in respect of assets acquired after the Restatement Date pursuant to an acquisition permitted hereunder and existing at the time of such asset acquisition; provided that (A) the aggregate amount of all such secured Indebtedness permitted by this clause (i) shall not exceed $5,000,000 at any time outstanding, (B) no such Indebtedness is created in contemplation of such asset acquisition, (C) any such Indebtedness, as applicable, remains Indebtedness of such acquired Subsidiary and not of any other Loan Party, and (D) immediately before and immediately after giving effect to the incurrence of such secured Indebtedness, no Default or Event of Default shall have occurred and be continuing (including any Event of Default arising from any failure to comply with the

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financial covenants set forth in Section 7.1), such calculation to be determined on a pro forma basis based on the financial information most recently delivered to the Administrative Agent pursuant to Section 6.1(a) or (b) (or, prior to the date financial statements are first delivered to the Administrative Agent pursuant to Section 6.1, on the basis of the Pro Forma Financial Statements) (giving pro forma effect to such acquisition, as if such acquisition was consummated as of the last day of the period as to which such financial information relates); and (ii) (A) unsecured Indebtedness permitted by Section 7.2(h) of any Person that becomes, and continues as, a Subsidiary of any Loan Party after the date hereof, and (B) unsecured Indebtedness permitted by Section 7.2(h) in respect of assets acquired pursuant to an acquisition permitted hereunder and existing at the time of such asset acquisition; provided that (1) no such unsecured Indebtedness permitted by this clause (ii) is created in contemplation of such asset acquisition, and (2) immediately before and immediately after giving effect to the incurrence of any such unsecured Indebtedness permitted by this clause (ii), no Default or Event of Default shall have occurred and be continuing (including without limitation any Event of Default arising from any failure to comply with the financial covenants set forth in Section 7.1), such calculation to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.1(a) or (b) (or, prior to the date financial statements are first delivered to the Administrative Agent pursuant to Section 6.1, on the basis of the Pro Forma Financial Statements);

(p)[reserved]; and

(q)(i) Indebtedness incurred on or after the Restatement Date by any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party and owing to a Loan Party; provided that no Indebtedness incurred at any time in reliance on this clause (q)(i) shall cause the Foreign Investment Limit in effect at such time to be exceeded, (ii) Indebtedness incurred by the Irish Guarantor (A) pursuant to the Loan Agreement, dated as of June 28, 2018, by and between Extreme Networks Ireland Limited and the Irish Guarantor in an aggregate principal amount not to exceed $85,000,000 and (B) pursuant to the Platform Contribution License Agreement, dated as of June 28, 2018, by and between Extreme Networks, Inc. and Extreme Networks Ireland Holding Limited in an aggregate principal amount not to exceed $23,000,000, and (iii) to the extent payments to be made by the Irish Guarantor to Extreme Networks Ireland Limited in connection with the Enterasys IP License Agreement (Enterasys IP), dated as of September 30, 2018, by and between Extreme Networks, Inc. and Extreme Networks Ireland Holding Limited are payments in respect of Indebtedness, Indebtedness owing by the Irish Guarantor to Extreme Networks Ireland Limited in an aggregate principal amount not to exceed $61,000,000.

To the extent that the creation, incurrence or assumption of any Indebtedness could be attributable to more than one subsection of this Section 7.2, the Borrower may allocate such Indebtedness to any one or more of such subsections and in no event shall the same portion of Indebtedness be deemed to utilize or be attributable to more than one item; provided that all Indebtedness created pursuant to the Loan Documents shall be deemed to have been incurred in reliance on Section 7.2(a).

For purposes of determining compliance with the Dollar-denominated restrictions in any subsection of this Section 7.2 on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date on which such Indebtedness was incurred in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Permitted Refinancing Indebtedness incurred to modify, refinance, refund, renew or extend other Indebtedness denominated in a foreign currency, and such modification, refinancing, refunding, renewal or extension would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such modification, refinancing, refunding, renewal or extension, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as such Permitted Refinancing Indebtedness is otherwise permitted by the terms of this Section 7.2.

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Notwithstanding the foregoing or any provision to the contrary in any Loan Document, (i) no Indebtedness incurred at any time in reliance on this Section 7.2 shall cause the Foreign Investment Limit in effect at such time to be exceeded and (ii) without limiting the foregoing clause (i), the aggregate amount of Indebtedness created, incurred, assumed or suffered to exist by Enterasys and its Subsidiaries pursuant to clauses (c), (e), (f), (g), (h), (i) and (o) of this Section shall not exceed $5,000,000 at any time outstanding.

7.3Liens

.  Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for the following (provided that during the Suspension Period no Liens may be created, incurred, or assumed by the Borrower or any Subsidiary pursuant to clauses (g), (l), (p) and (v)):

(a)Liens for Taxes not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the applicable Group Member in conformity with GAAP (or, in the case of any Foreign Subsidiary, generally accepted accounting principles in effect from time to time in its respective jurisdiction of organization);

(b)carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that (i) do not cover any Intellectual Property, and (ii) are not overdue for a period of more than 45 days or that are being contested in good faith by appropriate proceedings;

(c)pledges or deposits (other than to the extent involving any pledge of Intellectual Property) in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d)pledges or deposits (other than any deposits of any Intellectual Property or rights thereto) made to secure earnest money deposits required under letters of intent or purchase money agreements or made to secure the performance of tenders, bids, trade contracts (other than for borrowed money), leases, subleases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than for indebtedness or any Liens arising under ERISA);

(e)easements, rights-of-way, minor defects or irregularities of title, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Group Member;

(f)Liens (other than in any Intellectual Property) in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d); provided that (i) no such Lien is spread to cover any additional property after the Restatement Date, (ii) the amount of Indebtedness secured or benefitted thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured thereby is permitted by Section 7.2(d);

(g)Liens securing Indebtedness incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets; provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (provided that individual financings of equipment provided by one lender of the type permitted under Section 7.2(e) may be cross-collateralized to other financings of equipment provided by such lender of the type permitted under Section 7.2(e), and (iii) the amount of Indebtedness secured thereby is not increased;

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(h)Liens created pursuant to the Security Documents;

(i)any interest or title of a lessor or licensor under any lease or license entered into by a Group Member in the ordinary course of its business and covering only the assets so leased or licensed;

(j)judgment Liens that do not constitute an Event of Default under Section 8.1(h) of this Agreement;

(k)bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, Cash Equivalents, securities, commodities and other funds on deposit in one or more accounts maintained by a Group Member, in each case arising in the ordinary course of business in favor of banks, other depositary institutions, securities or commodities intermediaries or brokerages with which such accounts are maintained securing amounts owing to such banks or financial institutions with respect to cash  management and operating account management or are arising under Section 4-208 or 4-210 of the UCC on items in the course of collection;

(l)(i) cash deposits and liens on cash and Cash Equivalents pledged to secure Indebtedness permitted under Section 7.2(f), (ii) Liens securing reimbursement obligations with respect to letters of credit permitted by Section 7.2(f) that encumber documents and other property relating to such letters of credit, and (iii) Liens securing Specified Swap Obligations permitted by Section 7.2(i);

(m)the replacement, extension or renewal of any Lien permitted by clause (g) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby;

(n)Liens comprised of licenses not prohibited by the terms of the Loan Documents;

(o)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(p)Liens on Indebtedness permitted under Section 7.2(o)(i) and, in each case, not created in contemplation of or in connection with such event; provided that (i) no such Lien shall extend to or cover any other property or assets of any Loan Party or any Subsidiary, as the case may be, and (ii) such Lien shall secure only those obligations that it secures on the date of any applicable asset acquisition or on the date such Person becomes a Subsidiary and any refinancing or replacement thereof;

(q)Liens consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.5, in each case, solely to the extent such Disposition would have been permitted on the date of the creation of such Lien; provided that such Liens encumber only the applicable assets pending consummation of such Disposition;

(r)(i) leases, licenses, subleases and sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Group Members, taken as a whole, or (B) secure any Indebtedness, and (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or its Subsidiaries;

(s)Permitted Encumbrances;

(t)Liens securing Indebtedness represented by financed insurance premiums in the ordinary course of business consistent with past practice, provided that such Liens do not extend to any

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property or assets other than the corresponding insurance policies being financed;

(u)precautionary UCC financing statements or similar filings made in respect of operating leases entered into by any Group Member; and

(v)Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to all Group Members) $25,000,000 at any one time.

Notwithstanding the foregoing or any provision to the contrary in any Loan Document, (i) the aggregate outstanding principal amount of the obligations of Enterasys and its Subsidiaries secured by assets subject to any Lien created, incurred, assumed or suffered to exist pursuant to clauses (g), (l), (m), (p) and (v) of this Section shall not at any time exceed $5,000,000, and (ii) without limiting the foregoing clause (i), the aggregate fair market value (determined as of the date such Lien is incurred) of the assets of Enterasys and its Subsidiaries subject to any Lien created, incurred, assumed or suffered to exist pursuant to clauses (g), (l), (m), (p) and (v) of this Section shall not at any time exceed $5,000,000.

7.4Fundamental Changes

.  Enter into any merger, consolidation, or amalgamation, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a)any Group Member that is not a Loan Party may be merged or consolidated with or into (i) a Loan Party (provided that a Loan Party shall be the continuing or surviving Person), and (ii) another Group Member that is not a Loan Party (provided that the surviving Group Member complies with the requirements specified in Section 6.11, if applicable);

(b)any Subsidiary of the Borrower may Dispose of any or all of its assets (i) pursuant to any liquidation or other transaction that results in the assets of such Subsidiary being transferred to the Borrower or any other Loan Party, or (ii) pursuant to a Disposition permitted by Section 7.5; and

(c)any Investment permitted by Section 7.7 may be structured as a merger, consolidation, or amalgamation; provided that if any Loan Party is the subject of such a merger, consolidation, or amalgamation, the surviving entity shall be a Loan Party.

Notwithstanding the foregoing or any provision to the contrary in any Loan Document, no merger, Disposition or other transaction made at any time in reliance on this Section 7.4 shall cause the Foreign Investment Limit in effect at such time to be exceeded.

7.5Disposition of Property

.  Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Borrower, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except~~:~~ for the following (provided that during the Suspension Period no Disposition shall be made pursuant to clauses (l) or (m) other than  the Disposition of the Extreme Workflow Composer software in connection with the Project Contribution Agreement, dated October, 2019, by and between the Borrower and LF Projects, LLC):

(a)Dispositions of obsolete or worn out property in the ordinary course of business;

(b)Dispositions of Inventory in the ordinary course of business and consistent with past practice;

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(c)Dispositions permitted by clause (i) of Section 7.4(b);

(d)the sale or issuance of the Capital Stock of any Subsidiary of the Borrower (i) to the Borrower or any other Loan Party, or (ii) for fair market value in connection with any transaction that does not result in a Change of Control;

(e)the use or transfer of money, cash or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(f)(i) the non-exclusive licensing of Patents, Trademarks, Copyrights, and other Intellectual Property rights in the ordinary course of business; (ii) the non-exclusive licensing of Patents, Trademarks, Copyrights, and other Intellectual Property rights customary for companies of similar size and in the same industry as Borrower and that are approved by Borrower’s board of directors and which would not result in a legal transfer of title of such licensed Intellectual Property, but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States, in each case in the ordinary course of the Borrower’s business and that are not disadvantageous to the Lenders in any material respect; and (iii) the licensing of Patents, Trademarks, Copyrights, and other Intellectual Property rights pursuant to the Irish Intellectual Property License;

(g)the Disposition of property (i) by any Loan Party to any other Loan Party, and (ii) by any Subsidiary that is not a Loan Party to any other Group Member;

(h)Dispositions of property subject to a Casualty Event in good faith on an arm’s length basis;

(i)leases or subleases of real property or equipment on an arm’s length basis for fair market value;

(j)the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(k)any abandonment, cancellation, non-renewal or discontinuance of use or maintenance of Intellectual Property (or rights relating thereto) of any Group Member that the Borrower determines in good faith is desirable in the conduct of its business and not materially disadvantageous to the interests of the Lenders;

(l)Dispositions made on an arm’s length basis for fair market value of other property having an aggregate fair market value not to exceed $10,000,000 in the aggregate in any fiscal year of the Borrower; provided that, at the time of any such Disposition made in reliance on this clause (l), no Event of Default shall have occurred and be continuing or would result from any such Disposition; provided, further, that Net Cash Proceeds of such Dispositions shall be reinvested or applied to prepay Loans to the extent required pursuant to Section 2.10(c);

(m)Dispositions of property in connection with any Sale Leaseback permitted pursuant to Section 7.10 for fair market value;

(n)payments permitted under Section 7.6, Investments permitted under Section 7.7, and Liens permitted under Section 7.3;

(o)Dispositions of equipment or real property on an arm’s length basis to the extent that (i) such property is exchanged for credit against the purchase price of property used or useful in the

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business of any Group Member or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such property;

(p)any Foreign Subsidiary of the Borrower may sell or Dispose of Equity Interests in such Subsidiary to qualify directors where required by applicable Law or to satisfy other requirements of applicable Law with respect to the ownership of Equity Interests in Foreign Subsidiaries;

(q)each Group Member may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business and to the extent such surrender or waiver could not reasonably be expected to result in a Material Adverse Effect;

(r)to the extent constituting a Disposition, the issuance by the Borrower of its Equity Interests;

(s)[reserved]; and

(t)Dispositions made on or after the Restatement Date by any Loan Party to any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party; provided that no Disposition made at any time in reliance on this clause (t) shall cause the Foreign Investment Limit in effect at such time to be exceeded.

Notwithstanding the foregoing or any provision to the contrary in any Loan Document, no Disposition made at any time in reliance on this Section 7.5 shall cause the Foreign Investment Limit in effect at such time to be exceeded.

7.6Restricted Payments

.  Make any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness (except intercompany Indebtedness permitted under Section 7.2(b)), declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that~~,~~ (i) so long as no Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom and (ii) in addition, with respect to clauses (b), (c), (d), (e), (h) and (i), the Suspension Period is not then in effect:

(a)(i) any Group Member may make Restricted Payments to any Loan Party, (ii) any Group Member that is not a Loan Party may make Restricted Payments to the owners of the Equity Interests of such Group Member based on the relative ownership interests of the relevant Equity Interests, and (iii) any Group Member may declare and make dividends which are payable solely in the common Capital Stock of such Group Member;

(b)each Loan Party may purchase common Capital Stock or common Capital Stock options from present or former officers or employees of any Group Member upon the death, disability or termination of employment of such officer or employee; provided that no Default or Event of Default then exists or would result therefrom and the aggregate amount of payments made under this subsection (b) shall not exceed $1,000,000 during any fiscal year of the Borrower;

(c)each Group Member may purchase, redeem or otherwise acquire Capital Stock

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issued by it (i) in an amount not to exceed during any calendar year, when aggregated with all such purchases, redemptions and acquisitions undertaken by all Group Members pursuant to this clause (i) at any time during such calendar year, $15,000,000, and (ii) with the proceeds received from the substantially concurrent issue of new shares of its common Capital Stock; provided that any such issuance is not otherwise prohibited hereunder (including by Section 7.5(d));

(d)the Borrower may purchase, redeem or otherwise acquire Capital Stock issued by it in an amount not to exceed during any calendar year, when aggregated with all such purchases, redemptions and acquisitions undertaken by the Borrower pursuant to this clause (d) at any time during such calendar year, the sum of (i) $30,000,000 plus (ii) an unlimited amount so long as the Consolidated Leverage Ratio for the period covered by the most recent financial statements delivered pursuant to Sections 6.1(a) or (b) does not exceed 2.00:1.00 both immediately before and immediately after giving effect to such purchase, redemption or acquisition;

(e)(i) each Group Member may make repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such repurchased Capital Stock represents a portion of the exercise price of such options or warrants, and (ii) repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such Person upon such grant or award (or upon vesting thereof);

(f)each Group Member may deliver its common Capital Stock upon conversion of any convertible Indebtedness having been issued by the Borrower; provided that such Indebtedness is otherwise permitted by Section 7.2;

(g)[reserved];

(h)the Borrower and its Subsidiaries may make Restricted Payments not otherwise permitted by one of the foregoing clauses of this Section 7.6; provided that the aggregate amount of all such Restricted Payments made pursuant to this clause (h) shall not exceed $5,000,000; and

(i)Restricted Payments made on or after the Restatement Date by (i) any Loan Party to any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party; provided that no Restricted Payment made at any time in reliance on this clause (i)(i) shall cause the Foreign Investment Limit in effect at such time to be exceeded and (ii) any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party to any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party constituting payments in respect of intercompany Indebtedness permitted by Section 7.2(q)(ii).

Notwithstanding the foregoing or any provision to the contrary in any Loan Document, no Restricted Payment made at any time in reliance on this Section 7.6 shall cause the Foreign Investment Limit in effect at such time to be exceeded.

7.7Investments

.  Make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except for the following (provided that during the Suspension Period no Investments may be made by the Borrower or any Subsidiary pursuant to clauses (i), (m), and (p)):

(a)(i) extensions of trade credit in the ordinary course of business, and (ii) financing for customers in the ordinary course of business, the aggregate amount of all such customer financing not

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to exceed $20,000,000 at any one time outstanding;

(b)(i) Investments in cash and Cash Equivalents and (ii) other Investments permitted by the Borrower’s board approved cash management investment policy (a copy of which policy, in the form in which it exists as of the Restatement Date, has been provided to and approved by the Administrative Agent);

(c)Guarantee Obligations permitted by Section 7.2;

(d)loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $500,000 at any one time outstanding;

(e)intercompany Investments by any Group Member in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor; provided that any intercompany loans made by any Loan Party shall be evidenced by and funded under an intercompany note in form and substance reasonably satisfactory to the Administrative Agent and pledged and delivered to the Administrative Agent to the extent required by the Guarantee and Collateral Agreement;

(f)Investments in the ordinary course of business consisting of endorsements of negotiable instruments for collection or deposit;

(g)Investments received in settlement of amounts due to any Group Member effected in the ordinary course of business or owing to such Group Member as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of such Group Member;

(h)(i) Investments constituting Permitted Acquisitions and (ii) Investments held by any Person as of the date such Person is acquired in connection with a Permitted Acquisition, provided that (A) such Investments were not made, in any case, by such Person in connection with, or in contemplation of, such Permitted Acquisition, and (B) with respect to any such Person which becomes a Subsidiary as a result of such Permitted Acquisition, such Subsidiary remains the only holder of such Investment;

(i)in addition to Investments otherwise expressly permitted by this Section, Investments by the Group Members the aggregate amount of all of which Investments (valued at cost) does exceed $5,000,000 during any fiscal year of the Borrower;

(j)deposits made to secure the performance of leases, licenses or contracts in the ordinary course of business, and other deposits made in connection with the incurrence of Liens permitted under Section 7.3;

(k)the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(l)promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.5, to the extent not exceeding the limits specified therein with respect to the receipt of non-cash consideration in connection with such Dispositions;

(m)purchases or other acquisitions by any Group Member of the Capital Stock in a Person that, upon the consummation thereof, will be a Subsidiary (including as a result of a merger or consolidation) or all or substantially all of the assets of, or assets constituting one or more business units

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of, any Person (each, a “Permitted Acquisition”); provided that, with respect to each such purchase or other acquisition:

(i)the newly-created or acquired Subsidiary (or assets acquired in connection with an asset sale) shall be in a line of business permitted pursuant to Section 7.16;

(ii)all transactions related to such purchase or acquisition shall be consummated in all material respects in accordance with all Requirements of Law;

(iii)no Loan Party shall, as a result of or in connection with any such purchase or acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation or other matters) that, as of the date of such purchase or acquisition, could reasonably be expected to result in the existence or incurrence of a Material Adverse Effect;

(iv)the Borrower shall give the Administrative Agent at least 15 Business Days’ prior written notice of any such purchase or acquisition;

(v)the Borrower shall provide to the Administrative Agent as soon as available but in any event not later than five Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to any such purchase or acquisition;

(vi)any such newly-created or acquired Subsidiary, or the Loan Party that is the acquirer of assets in connection with an asset acquisition, shall comply with the requirements of Section 6.11, except to the extent compliance with Section 6.11 is prohibited by pre-existing Contractual Obligations or Requirements of Law binding on such Subsidiary or its properties;

(vii)(x) immediately before and immediately after giving effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing (and, solely in the case of a Limited Condition Transaction, (I) on the date on which the definitive agreement governing the relevant transaction is executed, no Event of Default shall have occurred and be continuing or would result therefrom, and (II) on the date such Limited Condition Transaction is consummated, immediately before and immediately after giving pro forma effect to any such purchase or other acquisition (including any Indebtedness to be incurred in connection therewith), no Event of Default under Sections 8.1(a) or 8.1(f) shall have occurred and be continuing)and (y) immediately after giving effect to such purchase or other acquisition, the Borrower and its Subsidiaries shall be in compliance with each of the covenants set forth in Section 7.1, based upon financial statements delivered to the Administrative Agent which give effect, on a Pro Forma Basis, to such acquisition or other purchase;

(viii)the Borrower shall not, based upon the knowledge of the Borrower as of the date any such acquisition or other purchase is consummated, reasonably expect such acquisition or other purchase to result in a Default or an Event of Default under Section 8.1(c), at any time during the term of this Agreement, as a result of a breach of any of the financial covenants set forth in Section 7.1;

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(ix)no Indebtedness is assumed or incurred in connection with any such purchase or acquisition other than Indebtedness permitted by the terms of Section 7.2;

(x)such purchase or acquisition shall not constitute an Unfriendly Acquisition;

(xi)(A) the aggregate amount of the cash consideration paid by such Group Member in connection with any particular Permitted Acquisition shall not exceed $100,000,000, and (B) the aggregate amount of the cash consideration paid by all Group Members in connection with all such Permitted Acquisitions consummated from and after the Restatement Date shall not exceed $100,000,000;

(xiii)the Borrower shall have delivered to the Administrative Agent, at least three Business Days prior to the date on which any such purchase or other acquisition is to be consummated (or such later date as is agreed by the Administrative Agent in its reasonable discretion), a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition.

(n)Investments specified in Schedule 7.7 and existing on the Restatement Date;

(o)Investments made to effect, or in connection with, the Transactions;

(p)In addition to the Investments otherwise expressly permitted by this Section 7.7, Investments (including in joint ventures, strategic alliances, and corporate collaborations) by the Group Members the aggregate amount of all of which Investments (valued at cost) does not exceed $10,000,000; and

(q)Investments made on or after the Restatement Date by (i) any Loan Party in any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party; provided that no Investment made at any time in reliance on this clause (q)(i) shall cause the Foreign Investment Limit in effect at such time to be exceeded and (ii) Extreme Networks Ireland Holding Limited in Extreme Networks Ireland Ops Limited in connection with the Irish Intellectual Property License in an aggregate amount not to exceed $1,000,000.

Notwithstanding the foregoing or any provision to the contrary in any Loan Document, no Investment made at any time in reliance on this Section 7.7 shall cause the Foreign Investment Limit in effect at such time to be exceeded.

7.8ERISA

.  Except as could not reasonably be expected to result in a Material Adverse Effect, the Borrower shall not, and shall not permit any of its Subsidiaries to:  (a) terminate any Pension Plan so as to result in any liability to such Person or any of such Person’s ERISA Affiliates, (b) permit to exist any ERISA Event, or any other event or condition, which presents the risk of a material liability to any of their respective ERISA Affiliates, (c) make a complete or partial withdrawal (within the meanings of ERISA Sections 4203 and 4205) from any Multiemployer Plan so as to result in any material liability to such Person or any of their respective ERISA Affiliates, (d) enter into any new Pension Plan or modify any existing Pension Plan so as to increase its obligations thereunder which could result in any liability to any such Person or any of its respective ERISA Affiliates, (e) permit the present value of all nonforfeitable accrued benefits under any Pension Plan (using the actuarial assumptions utilized by the PBGC upon termination

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of a Pension Plan) to exceed the fair market value of Pension Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Pension Plan, or (f) engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Administrative Agent or any Lender of any of its rights under this Agreement, any Note or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code.

7.9Optional Payments and Modifications of Certain Preferred Stock and Debt Instruments

. (a)  Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Preferred Stock (i) that would move to an earlier date the scheduled redemption date or increase the amount of any scheduled redemption payment or increase the rate or move to an earlier date any date for payment of dividends thereon or (ii) that would be otherwise materially adverse to any Lender or any other Secured Party; or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Indebtedness permitted by Section 7.2 (other than Indebtedness pursuant to any Loan Document or any Bank Services Agreement or FX Contract) that would shorten the maturity or increase the amount of any payment of principal thereof or the rate of interest thereon or shorten any date for payment of interest thereon or that would be otherwise materially adverse to any Lender or any other Secured Party.

7.10Transactions with Affiliates

.  Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any other Loan Party or between or among any Subsidiaries that are not Loan Parties) unless such transaction is (a)(i) not otherwise prohibited under this Agreement or any other Loan Document, (ii) [reserved], (iii) upon fair and reasonable terms not materially less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, and (iv) one the consummation of which would not cause the Foreign Investment Limit in effect at such time to be exceeded, (b) one involving the payment of customary directors’ fees and indemnification and reimbursement of expenses to directors and employees, (c) one involving the issuance of stock and stock options pursuant to the Borrower’s stock option plans and stock purchase plans, (d) one involving reasonable compensation paid to officers and employees in their capacities as such, and (e) one in connection with the Irish Intellectual Property License so long as the transaction is otherwise permitted hereunder.

7.11Sale Leaseback Transactions

.  Enter into any Sale Leaseback Transaction unless (a) the Disposition of the applicable property subject to such Sale Leaseback Transaction is permitted under Section 7.5, and (b) any Liens in the property of any Loan Party incurred in connection with any such Sale Leaseback Transaction are permitted under Section 7.3.

7.12Swap Agreements

.  Enter into (a) any Swap Agreement secured by a Lien on all or any portion of the Collateral, except Specified Swap Agreements; or (b) any Swap Agreement, except Swap Agreements which are entered into by a Group Member to (i) hedge or mitigate risks to which such Group Member has actual or anticipated exposure (other than those in respect of Capital Stock), or (ii) effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of such Group Member.

7.13Accounting Changes

.  Make any change in its (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.

7.14Negative Pledge Clauses

.  Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon

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any of its property or revenues, whether now owned or hereafter acquired, to secure its Obligations under the Loan Documents and Bank Services Agreements and FX Contracts to which it is a party, other than (a) this Agreement and the other Loan Documents (other than any Bank Services Agreements and FX Contracts), (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary restrictions on the assignment of leases, licenses and other agreements, (d) any agreement in effect at the time any Subsidiary becomes a Subsidiary of a Loan Party, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary or, in any such case, that is set forth in any agreement evidencing any amendments, restatements, supplements, modifications, extensions, renewals and replacements of the foregoing, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement applies only to such Subsidiary and does not otherwise expand in any material respect the scope of any restriction or condition contained therein, and (e) any restriction pursuant to any document, agreement or instrument governing or relating to any Lien permitted under Sections 7.3(c), (m), (n) and (p) or any agreement or option to Dispose any asset of any Group Member, the Disposition of which is permitted by any other provision of this Agreement (in each case, provided that any such restriction relates only to the assets or property subject to such Lien or being Disposed).

7.15Clauses Restricting Subsidiary Distributions

.  Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Loan Party or any of their respective Subsidiaries to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or to pay any Indebtedness owed to, any other Group Member, (b) make loans or advances to, or other Investments in, any other Group Member, or (c) transfer any of its assets to any other Group Member, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with a Disposition permitted hereby of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) customary restrictions on the assignment of leases, licenses and other agreements, (iv) restrictions of the nature referred to in clause (c) above under agreements governing purchase money liens or Capital Lease Obligations otherwise permitted hereby which restrictions are only effective against the assets financed thereby (v) any agreement in effect at the time any Subsidiary becomes a Subsidiary of a Borrower, so long as such agreement applies only to such Subsidiary, was not entered into solely in contemplation of such Person becoming a Subsidiary or in each case that is set forth in any agreement evidencing any amendments, restatements, supplements, modifications, extensions, renewals and replacements of the foregoing, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement does not expand in any material respect the scope of any restriction or condition contained therein, or (vi) any restriction pursuant to any document, agreement or instrument governing or relating to any Lien permitted under Section 7.3(c), (m), (n), (p) and (v) (provided that any such restriction relates only to the assets or property subject to such Lien or being Disposed).

7.16Lines of Business

.  Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related, ancillary or incidental thereto.

7.17Designation of other Indebtedness

.  Designate any Indebtedness or indebtedness other than the Obligations as “Designated Senior Indebtedness” or a similar concept thereto, if applicable.

7.18Amendments to Blue Angel Asset Acquisition Documents; Certification of Certain Equity Interests

.  (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower pursuant to any of the Blue Angel Asset Acquisition Documents such that after giving effect thereto such indemnities or licenses shall

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be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto; (b) otherwise amend, supplement or otherwise modify the terms and conditions of any of the Blue Angel Asset Acquisition Documents, or any such other documents except for any such amendment, supplement or modification that could not reasonably be expected to have a Material Adverse Effect; (c) fail to enforce, in a commercially reasonable manner, the Loan Parties’ rights (including rights to indemnification) under any of the Blue Angel Asset Acquisition Documents; or (d) take any action to certificate any Equity Interests having been pledged to the Administrative Agent (for the ratable benefit of the Secured Parties) which were uncertificated at the time so pledged, in any such case, without first obtaining the Administrative Agent’s prior written consent to do so and undertaking to the reasonable satisfaction of the Administrative Agent all such actions as may reasonably be requested by the Administrative Agent to continue the perfection of its Liens (held for the ratable benefit of the Secured Parties) in any such newly certificated Equity Interests.

7.19Amendments to Organizational Agreements, Material Contracts

and Irish Intellectual Property License Documents.  (a) Materially amend or permit any material amendments to any Loan Party’s organizational documents (i) if such amendment would be adverse to the Administrative Agent or the Lenders in any material respect, and (ii) without giving the Administrative Agent five Business Days’ prior written notice of such amendment; (b) amend or permit any amendments to, or terminate or waive any provision of, any material Contractual Obligation if such amendment, termination, or waiver could reasonably be expected to result in a Material Adverse Effect; or (c) (i) amend or permit any amendments to, or terminate or waive any provision of, any contract, license, document or other agreement entered into in connection with the Irish Intellectual Property License if such amendment, termination or waiver would be adverse to the Administrative Agent or the Lenders or (ii) assign to, or consent to the assignment to, any Person that is not an Affiliate (other than the Administrative Agent) of any such contract, license, document or agreement.

7.20Use of Proceeds

.  Use the proceeds of any extension of credit hereunder, whether directly or indirectly, and whether immediately, incidentally or ultimately, to (a) purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case in violation of, or for a purpose which violates, or would be inconsistent with, Regulation T, U or X of the Board, or (b) finance an Unfriendly Acquisition.

7.21Subordinated Debt

.

(a)Amendments of Subordinated Debt Documents.  Materially amend, modify, supplement, waive compliance with, or consent to noncompliance with, any Subordinated Debt Document, unless the amendment, modification, supplement, waiver or consent (i) does not adversely affect the Loan Parties’ ability to pay and perform each of their respective Obligations at the time and in the manner set forth herein and in the other Loan Documents and any Bank Services Agreements and FX Contracts, and (ii) is in compliance with the subordination provisions therein and any subordination agreement with respect thereto in favor of the Administrative Agent and the Lenders.

(b)Subordinated Debt Payments.  Make any voluntary or optional payment, prepayment or repayment on, redemption, exchange or acquisition for value of, or any sinking fund or similar payment with respect to, any Subordinated Debt, except (i) with respect to intercompany Indebtedness permitted under Section 7.2(b) or (ii) as permitted by the subordination provisions in the applicable Subordinated Debt Documents and any subordination agreement with respect thereto in favor of the Administrative Agent and the Lenders.

7.22Sanctions

.  Permit any Loan or the proceeds of any Loan, directly or, to the knowledge of

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any Responsible Officer of the Borrower, indirectly, (a) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (b) to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions; or (c) in any other manner that will result in any material violation by any Person (including any Lender, Lead Arranger, Administrative Agent, any Issuing Lender or Swing Line Lender) of any Sanctions.

7.23Anti-Corruption Laws

.  Directly or indirectly use the proceeds of any Loan or other credit extension made hereunder for any purpose which would breach the FCPA, the UK Bribery Act 2010, or other similar legislation in other jurisdictions, applicable to the Borrower and the Subsidiaries.

7.24Anti-Terrorism Laws

.  Conduct, deal in or engage in or permit any Affiliate or agent of any Loan Party within its control to conduct, deal in or engage in any of the following activities: (a) conduct any business or engage in any transaction or dealing with any person blocked pursuant to Executive Order No. 13224 (a “Blocked Person”), including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (c) engage in on conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the Patriot Act.  The Borrower shall deliver to the Administrative Agent and the Lenders any certification or other evidence reasonably requested from time to time by the Administrative Agent or any Lender confirming the Borrower’s compliance with this Section 7.24.

Section 8
EVENTS OF DEFAULT

8.1Events of Default

.  The occurrence of any of the following shall constitute an Event of Default:

(a)the Borrower shall fail to pay any amount of principal of any Loan when due in accordance with the terms hereof, or the Borrower shall fail to pay any amount of interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document (i) if qualified by materiality, shall be incorrect or misleading when made or deemed made, or (ii) if not qualified by materiality, shall be incorrect or misleading in any material respect when made or deemed made; or

(c)any Loan Party shall default in the observance or performance of any agreement contained in any of Section 5.3, Section 6.1, clause (i) or (ii) of Section 6.4(a), Section 6.7(a), Section 6.9 or any subsection of Section 7; or

(d)any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document to which it is party (other than as provided in paragraphs (a) through (c) of this Section) or an “Event of Default” under and as defined in any Security Document shall have occurred, and in each case such default shall continue unremedied for a period of 30 days after the earlier of (i) the Borrower’s receipt of written notice thereof from the Administrative Agent or (ii) a Responsible Officer of any Loan Party obtaining knowledge thereof; or

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(e)(i) any Group Member shall (A) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; (B) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; (C) default in making any payment or delivery under any such Indebtedness constituting  a Swap Agreement beyond the period of grace, if any, provided in such Swap Agreement; (D) default in making any payment or delivery under any such Indebtedness constituting a Swap Agreement beyond the period of grace, if any, provided in such Swap Agreement; or (E) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to (1) cause, or to permit the holder or beneficiary of, or, in the case of any such Indebtedness constituting a Swap Agreement, counterparty under, such Indebtedness (or a trustee or agent on behalf of such holder, beneficiary, or counterparty) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or (in the case of any such Indebtedness constituting a Swap Agreement) to be terminated, or (2) to cause, with the giving of notice if required, any Group Member to purchase or redeem or make an offer to purchase or redeem such Indebtedness prior to its stated maturity; provided that, unless such Indebtedness constitutes a Specified Swap Agreement, a default, event or condition described in clauses (i)(A), (B), (C), (D) or (E) of this subsection (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i)(A), (B), (C), (D) or (E) of this subsection (e) shall have occurred with respect to Indebtedness, the outstanding principal amount (and, in the case of Swap Agreements, other than Specified Swap Agreements, the Swap Termination Value) of which, individually or in the aggregate for all such Indebtedness, exceeds $10,000,000; or (ii) any default or event of default (however designated) shall occur with respect to any Subordinated Indebtedness of any Group Member (other than intercompany Indebtedness) the outstanding principal amount of which exceeds $10,000,000; or

(f)(i)  any Group Member shall commence any case, proceeding or other action (a) under any Debtor Relief Law seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding‑up, liquidation, dissolution, composition, examinership or other relief with respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian, conservator, judicial manager, Examiner or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (a) results in the entry of an order for relief or any such adjudication or appointment, or (b) remains undismissed, undischarged or unbonded for a period of 30 consecutive days (provided that, during such 30 consecutive day period, no Loans shall be advanced or Letters of Credit issued hereunder); or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal for a period of 30 consecutive days (provided that, during such 30 consecutive day period, no Loans shall be advanced or Letters of Credit issued hereunder); or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)there shall occur one or more ERISA Events which individually or in the aggregate results in or otherwise is associated with liability of any Loan Party or any ERISA Affiliate thereof in excess of $7,500,000 during the term of this Agreement; or there exists an amount of unfunded benefit liabilities

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(as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities) which exceeds $7,500,000; or

(h)there is entered against any Group Member (i) one or more final judgments or orders for the payment of money or fines or penalties issued by any Governmental Authority involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $7,500,000 or more, or (ii) one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case (i) or (ii), (A) enforcement proceedings are commenced by any creditor or any such Governmental Authority, as applicable, upon such judgment, order, penalty or fine, as applicable, or (B) such judgment, order, penalty or fine, as applicable, shall not have been vacated, discharged, stayed or bonded, as applicable, pending appeal for a period of 30 consecutive days; or

(i)(i)  any of the Security Documents shall cease, for any reason, to be in full force and effect (other than pursuant to the terms thereof), or any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (in each case, except to the extent that (i) any such enforceability or priority is not required pursuant to the Security Documents, (ii) any such loss of enforceability or priority results from the failure of the Administrative Agent to take any action within their control, including the failure to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation statements, but other than as a result of the breach by any Loan Party of its obligations under the Loan Documents, or (iii) such loss of a valid or perfected security interest, as applicable, may be remedied by the filing of appropriate documentation without the loss of priority); or

(ii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

(iii) any court order enjoins, restrains or prevents a Loan Party from conducting all or any material part of its business; or

(j)the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert; or

(k)a Change of Control shall occur; or

(l)any of the Governmental Approvals required to be obtained and/or delivered to the Administrative Agent pursuant to any Loan Document shall have been (i) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (ii) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of the Governmental Approvals or that could result in the Governmental Authority taking any of the actions described in clause (i) above, and such decision or such revocation, rescission, suspension, modification or nonrenewal has, or could reasonably be expected to have, a Material Adverse Effect; ~~or~~

(n)any Loan Document not otherwise referenced in Section 8.1(i) or (j), at any time after its execution and delivery and for any reason, other than (x) as expressly permitted

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hereunder or thereunder (including as a result of a transaction permitted under Section 7.4 or 7.5), (y) as a result of acts or omissions by the Administrative Agent or any Lender, in each case, which does not arise from the breach by any Loan Party of its obligations under the Loan Documents or (z) the Discharge of Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or any further liability or obligation under any Loan Document to which it is a party, or purports to revoke, terminate or rescind any such Loan Document~~.~~; or

(o)the Borrower fails to, or is unable to, deliver by September 30, 2021, the Compliance Certificate referred to in the definition of  “Suspension Period” demonstrating compliance with the  financial covenants contained in Sections 7.1(a) and 7.1(b) for the test period ending  June 30, 2021.

8.2Remedies Upon Event of Default

.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of Section 8.1 with respect to the Borrower, the Commitments shall immediately terminate automatically and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement, the other Loan Documents and all Bank Services Agreements and FX Contracts shall automatically immediately become due and payable, and

(b)if such event is any other Event of Default, any of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments, the Term Commitments, the Swingline Commitments and the L/C Commitments to be terminated forthwith, whereupon the Revolving Commitments, the Term Commitments, the Swingline Commitments and the L/C Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; (iii) if so provided for by the terms of any FX Contract or Bank Services Agreement, any Bank Services Provider may terminate any FX Contract or other Bank Services Agreement then outstanding and declare all Obligations then owing by the Group Members under any Bank Services Agreements or FX Contract then outstanding to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iv) exercise on behalf of itself, the Lenders and the Issuing Lenders all rights and remedies available to it, BMO, any of BMO’s applicable Affiliates, the Lenders, the Issuing Lenders and any Bank Services Provider under the Loan Documents and the Bank Services Agreements and FX Contracts, as applicable.  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall Cash Collateralize an amount equal to 105% of the aggregate then undrawn and unexpired amount of such Letters of Credit.  Amounts so Cash Collateralized shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower hereunder and under the other Loan Documents and Bank Services Agreements and FX Contracts in accordance with Section 8.3.  In addition, (x) the Borrower shall also Cash Collateralize the full amount of any Swingline Loans then outstanding, and (y) to the extent elected by any Bank Services Provider the Borrower shall also Cash Collateralize the amount of any Obligations in respect of Bank Services and FX Contracts then outstanding, which Cash Collateralized

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amounts shall be applied by such Bank Services Provider to the payment of all such outstanding Bank Services and FX Contracts, and any unused portion thereof remaining after all such Bank Services and FX Contracts shall have been fully paid and satisfied in full shall be applied by the Administrative Agent to repay other Obligations of the Loan Parties hereunder and under the other Loan Documents in accordance with the terms of Section 8.3.  After all such Letters of Credit and Bank Services Agreements and FX Contracts shall have been terminated, expired or fully drawn upon, as applicable, and all amounts drawn under any such Letters of Credit shall have been reimbursed in full and all other Obligations of the Borrower and the other Loan Parties (including any such Obligations arising in connection with Bank Services and FX Contracts) shall have been paid in full, the balance, if any, of the funds having been so Cash Collateralized shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

8.3Application of Funds

.  After the exercise of remedies provided for in Section 8.2, any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest but including any Collateral-Related Expenses, fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.17, 2.18 and 2.19) payable to the Administrative Agent, in its capacity as such, and to any Bank Services Providers (in their respective capacities as providers of Bank Services and FX Contracts) (including interest thereon), in each case, ratably among them in proportion to the respective amounts described in this clause First payable to them;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders, the Issuing Lenders (including any Letter of Credit Fronting Fees, Issuing Lender Fees and the reasonable fees, charges and disbursements of counsel to the respective Lenders and the respective Issuing Lenders and amounts payable under Sections 2.17, 2.18 and 2.19), any Qualified Counterparties, and to any Bank Services Providers (in their respective capacities as providers of Bank Services and FX Contracts), in each case, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest in respect of any Bank Services and FX Contracts and on the Loans and L/C Disbursements which have not yet been converted into Revolving Loans, and to payment of premiums and other fees (including any interest thereon) under any Specified Swap Agreements and any Bank Services Agreements and FX Contracts, in each case, ratably among the Lenders, the Issuing Lenders, any Bank Services Providers (in their respective capacities as providers of Bank Services and FX Contracts), and any Qualified Counterparties, in each case, ratably among them in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Disbursements which have not yet been converted into Revolving Loans, and settlement amounts, payment amounts and other termination payment obligations under any Specified Swap Agreements and Bank Services Agreements and FX Contracts, in each case,

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ratably among the Lenders, the Issuing Lenders, any Bank Services Providers (in their respective capacities as providers of Bank Services and FX Contracts), and any applicable Qualified Counterparties, in each case, ratably among them in proportion to the respective amounts described in this clause Fourth and payable to them;

Fifth, to the Administrative Agent for the account of the Issuing Lenders, to Cash Collateralize that portion of the L/C Exposure comprised of the aggregate undrawn amount of Letters of Credit pursuant to Section 3.10;

Sixth, if so elected by any Bank Services Provider, to the Administrative Agent for the account of such Bank Services Providers, to Cash Collateralize then outstanding Obligations arising in connection with Bank Services and FX Contracts;

Seventh, to the payment of all other Obligations of the Loan Parties that are then due and payable to the Administrative Agent and the other Secured Parties on such date (including any such other Obligations arising in connection with any Bank Services and FX Contracts), in each case, ratably among them in proportion to the respective aggregate amounts of all such Obligations described in this clause Seventh and payable to them;

Eighth, for the account of any applicable Qualified Counterparty, to Cash Collateralize Obligations arising under any then outstanding Specified Swap Agreements, in each case, ratably among them in proportion to the respective amounts described in this clause Eighth payable to them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full (excluding, for this purpose, any Obligations which have been Cash Collateralized in accordance with the terms hereof), to the Borrower or as otherwise required by Law.

Subject to Sections 2.22(a), 3.4, 3.5 and 3.10, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral for Letters of Credit after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, no Excluded Swap Obligation of any Guarantor shall be paid with amounts received from such Guarantor or from any Collateral in which such Guarantor has granted to the Administrative Agent a Lien (for the ratable benefit of the Secured Parties) pursuant to the Guarantee and Collateral Agreement; provided, however, that each party to this Agreement hereby acknowledges and agrees that appropriate adjustments shall be made by the Administrative Agent (which adjustments shall be controlling in the absence of manifest error) with respect to payments received from other Loan Parties in order to preserve the allocation of such payments to the satisfaction of the Obligations in the order otherwise contemplated in this Section 8.3.

Section 9
THE ADMINISTRATIVE AGENT

9.1Appointment and Authority

.

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(a)Each of the Lenders hereby irrevocably appoints BMO to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)The provisions of Section 9 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions (other than provisions that are for the express benefit of the Borrower, Enterasys and the other Loan Parties, including Sections 9.9 and 9.10).  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities to any Lender or any other Person, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(c)The Administrative Agent shall also act as the collateral agent under the Loan Documents, and each of the Issuing Lenders and each of the other Lenders (in their respective capacities as a Lender and, as applicable, Qualified Counterparty) hereby irrevocably (i) authorize the Administrative Agent to enter into all other Loan Documents, as applicable, including the Guarantee and Collateral Agreement, any subordination agreements and any other Security Documents, and (ii) appoint and authorize the Administrative Agent to act as the agent of the Secured Parties for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  The Administrative Agent, as collateral agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.2 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Section 9 and Section 10 (including Section 9.7, as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Loan Documents) as if set forth in full herein with respect thereto.  Without limiting the generality of the foregoing, the Administrative Agent is further authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action, or permit the any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent to take any action, with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Loan Document.

9.2Delegation of Duties

.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities provided for herein as well as activities as the Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct

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in the selection of such sub agents.

9.3Exculpatory Provisions

.  The Administrative Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent shall not:

(a)be subject to any fiduciary or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;

(b)have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), as applicable; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.2 and 10.1), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5.1, Section 5.2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4Reliance by Administrative Agent

.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any

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liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for any of the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Loans.

9.5Notice of Default

.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received prompt notice in writing from any Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action or refrain from taking such action with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6Non-Reliance on Administrative Agent and Other Lenders

.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys in fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Group Member or any Affiliate of a Group Member, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Group Members and their affiliates and made its own credit analysis and decision to make its Loans hereunder and enter into this Agreement.  Each Lender also agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, the other Loan Documents or any related agreement or any document furnished hereunder or thereunder, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Group Members and their affiliates.  Except for notices, reports and other documents expressly required to be furnished to

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the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Group Member or any Affiliate of a Group Member that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates.

9.7Indemnification

.  Each of the Lenders agrees to indemnify each of the Administrative Agent, the Issuing Lenders and the Swingline Lender and each of its Related Parties in its capacity as such (to the extent not reimbursed by the Borrower or any other Loan Party pursuant to any Loan Document and without limiting the obligation of the Borrower or any other Loan Party to do so) according to its Aggregate Exposure Percentage in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, in accordance with its Aggregate Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or such other Person in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the Transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or such other Person under or in connection with any of the foregoing and any other amounts not reimbursed by the Borrower or such other Loan Party; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the Administrative Agent’s or such other Person’s gross negligence or willful misconduct, and that with respect to such unpaid amounts owed to any Issuing Lender or Swingline Lender solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lenders’ Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought).  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8Agent in Its Individual Capacity

.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.9Successor Administrative Agent

.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed) unless a Default or Event of Default then exists, to appoint a successor, which shall be a bank with an office in the State of New York, or an Affiliate of any such bank with an office in the State of New York.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring

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Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent (which right of removal shall be made in consultation with the Borrower unless a Default or an Event of Default then exists) and appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and such collateral security is assigned to such successor Administrative Agent) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of Section 9 and Section 10.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as the Administrative Agent.

9.10Collateral and Guaranty Matters

.  The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)to release any Lien on any Collateral or other property granted to or held by the Administrative Agent under any Loan Document (i) upon the Discharge of Obligations, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.1, if approved, authorized or ratified in writing by the Required Lenders;

(b)to subordinate any Lien on any Collateral or other property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.3(g) and (i); and

(c)to release any Guarantor from its obligations under the Guarantee and Collateral

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Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

(d)Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

(e)The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11Administrative Agent May File Proofs of Claim

.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Obligation in respect of any Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Obligations in respect of any Letter of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.8 and 10.5) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.8 and 10.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.12No Other Duties, Etc.

  Anything herein to the contrary notwithstanding, none of the Lead Arrangers shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, an Issuing Lender or the Swingline Lender hereunder.

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9.13Survival

.  This Section 9 shall survive the Discharge of Obligations.

Section 10
MISCELLANEOUS

10.1Amendments and Waivers

.

(a)Neither this Agreement, nor any other Loan Document (other than any L/C Related Document, Fee Letter, or Bank Services Agreement), nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1.  The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (A)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment or Term Commitment, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (D) (1) amend, modify or waive the pro rata requirements of Section 2.16 or any other provision of the Loan Documents (including Section 8.3) requiring pro rata treatment of payments to the Lenders in a manner that adversely affects Revolving Lenders without the written consent of each Revolving Lender or (2) amend, modify or waive the pro rata requirements of Section 2.16 or any other provision of the Loan Documents (including Section 8.3) requiring pro rata treatment of payments to the Lenders in a manner that adversely affects Term Lenders or the L/C Lenders without the written consent of each Term Lender and/or, as applicable, each L/C Lender; (E) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (F) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lender; (G) amend, modify or waive any provision of Section 3 without the written consent of each Issuing Lender; or (H) amend or modify the application of payments provisions set forth in Section 8.3 or the definitions set forth in Section 1.1 that directly affect swap security or ratable treatment in a manner that adversely affects any Issuing Lender or any Qualified Counterparty, as applicable, without the written consent of each such Issuing Lender or each such Qualified Counterparty, as applicable.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent, the Issuing Lenders, each Qualified Counterparty, and all future holders of the Loans.  In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured during the period such waiver is effective; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.  Notwithstanding the foregoing, any

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Issuing Lender may amend any of the L/C Documents of such Issuing Lender without the consent of the Administrative Agent or any other Lender.

(b)Notwithstanding anything to the contrary contained in Section 10.1(a) above, in the event that the Borrower or any other Loan Party, as applicable, requests that this Agreement or any of the other Loan Documents, as applicable, be amended or otherwise modified in a manner which would require the consent of all of the Lenders or, as applicable, all affected Lenders, and such amendment or other modification is agreed to by the Borrower and/or such other Loan Party, as applicable, the Required Lenders and the Administrative Agent, then, with the consent of the Borrower and/or such other Loan Party, as applicable, the Administrative Agent and the Required Lenders, this Agreement or such other Loan Document, as applicable, may be amended without the consent of the Lender or Lenders who are unwilling to agree to such amendment or other modification (each, a “Minority Lender”), to provide for:

(i)the termination of the Commitments of each such Minority Lender;

(ii)the assumption of the Loans and Commitments of each such Minority Lender by one or more Replacement Lenders pursuant to the provisions of Section 2.21; and

(iii)the payment of all interest, fees and other obligations payable or accrued in favor of each Minority Lender and such other modifications to this Agreement or to such Loan Documents as the Borrower, the Administrative Agent and the Required Lenders may determine to be appropriate in connection therewith.

(c)Notwithstanding any provision herein to the contrary but subject to the proviso in Section 10.1(a), this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, and the Borrower, (i) to add one or more additional credit or term loan facilities to this Agreement and to permit all such additional extensions of credit and all related obligations and liabilities arising in connection therewith and from time to time outstanding thereunder to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders.

(d)Notwithstanding any provision herein to the contrary, any Bank Services Agreement or FX Contract may be amended or otherwise modified by the parties thereto in accordance with the terms thereof without the consent of the Administrative Agent or any Lender.

10.2Notices

.

(a)All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile or electronic mail notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

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Borrower:

Extreme Networks, Inc.
6480 Via Del Oro
San Jose, CA 95119

Attention:  Remi Thomas, Chief Financial Officer

Facsimile No.:  (408) 964-9075

Telephone No.: (408) 579-2915

E-Mail: rethomas@extremenetworks.com

Website URL:  www.extremenetworks.com

with a copy to: Latham & Watkins LLP 355 South Grand Avenue Los Angeles, CA 90071-1560 Attention: Mark O. Morris Telephone No.: (213) 891-7456 Facsimile No.: (213) 891-8763 E-Mail: mark.morris@lw.com
Administrative Agent:	Bank of Montreal One Market Plaza, 15th Floor San Francisco, CA 94105 Attention: Michael Kus Facsimile No.: (415) 397-1888 Telephone No.: (415) 354-7526 E-Mail: michael.kus@bmo.com with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention:  Richard Farley

Telephone No.: (212) 715-9106

Facsimile No.:  (212) 715-8106

E-Mail: RFarley@kramerlevin.com

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it;

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provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (a) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment); and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (a) and (b) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)(i) Each Loan Party agrees that the Administrative Agent and/or the Lead Arrangers may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lenders and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) and the Lead Arrangers do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party or any Lead Arranger in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) or any Lead Arranger have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the Transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

10.3No Waiver; Cumulative Remedies

.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4Survival of Representations and Warranties

.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5Expenses; Indemnity; Damage Waiver

.

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(a)Costs and Expenses.  The Borrower shall pay (i) all reasonable documented out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable invoiced fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the Facilities (including the syndication of the Facilities contemplated by this Agreement), the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, amendments and restatements, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable documented out‑of‑pocket expenses incurred by the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all documented out‑of‑pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (a) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (b) in connection with the Loans made or Letters of Credit issued or participated in hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender (including each Issuing Lender), and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of counsel for any Indemnitee (but limited to the fee, charges and disbursements of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction (which may be a single local counsel acting in multiple material jurisdictions), if reasonably necessary, a single regulatory counsel, and solely in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict of interest informs the Borrower in writing of such conflict of interest and thereafter retains its own counsel, one additional counsel in each relevant jurisdiction and one regulatory counsel to each group of affected Indemnitees taken as a whole, in each case, except allocated costs of in-house counsel), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, (x) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (y) arising from any dispute solely among Indemnitees or any of their respective Affiliates other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, a Lead Arranger, a Lender, an Issuing Lender, or a similar role under the Facilities

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and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates, or (z) any settlement entered into by any Indemnitee or any of its Affiliates in connection with the foregoing without the Borrower’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), but, if such settlement occurs with Borrower’s written consent or if there is a final judgment for the plaintiff in any action or claim with respect to any of the foregoing, the Borrower will be liable for such settlement or such final judgment and will indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses by reason of such settlement or judgment in accordance with this Section 10.5(b).  This Section 10.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Reimbursement by Lenders.  To the extent that the Borrower (or any other Loan Party pursuant to any other Loan Document) for any reason fails indefeasibly to pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lenders, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lenders, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lenders’ Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); and provided further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), any Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Issuing Lender or the Swingline Lender in connection with such capacity.  The obligations of the Lenders under this paragraph (c) are subject to the provisions of Sections 2.1, 2.4 and 2.18(e).

(d)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the Transactions contemplated hereby or thereby.

(e)Payments.  All amounts due under this Section shall be payable promptly after demand therefor.

(f)Survival.  Each party’s obligations under this Section shall survive the resignation of the Administrative Agent, the resignation of any Issuing Lender, the resignation of the Swingline Lender, the replacement of any Lender, the termination of the Loan Documents, the termination of the Commitments and the Discharge of Obligations.

10.6Successors and Assigns; Participations and Assignments

.

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(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (which for purposes of this Section 10.6 shall include any Bank Services Provider), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitments are not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Facility, or $5,000,000, in the case of any assignment in respect of the Term Loan Facility, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans and/or the Commitments assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)Required Consents.  No consent shall be required for any assignment by a Lender except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the

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time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Facility or any unfunded Commitments with respect to the Term Loan Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)the consent of each Issuing Lender and the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Facility.

(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its reasonable discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent any such administrative questionnaire as the Administrative Agent may request.

(v)No Assignment to Certain Persons.  No such assignment shall be made to (A) a Loan Party or any of a Loan Party’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, owned and operated for the primary benefit of, a natural Person).

(vii)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of  the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lenders, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the

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assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits and subject to the obligations of Sections 2.17, 2.18, 2.19 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or any Loan Party or any of any Loan Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnities under Sections 2.18(e) and 9.7 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which affects such Participant and for which the consent of such Lender is required (as described in Section 10.1).  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 (subject to the requirements and limitations therein, including the requirements under Section 2.18(f) (it being understood that the documentation required under Section 2.18(f) shall be delivered by such Participant to the Lender granting the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.21 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.17 or 2.18, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from

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a change in any Requirement of Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.21 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16(k) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)Notes.  The Borrower, upon receipt by the Borrower of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 10.6.

(g)Representations and Warranties of Lenders.  Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments or Loans, as the case may be, represents and warrants as of the Restatement Date or as of the effective date of the applicable Assignment and Assumption that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments, loans or investments such as the Commitments and Loans; and (iii) it will make or invest in its Commitments and Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments and Loans within the meaning of the Securities Act or the Exchange Act, or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments and Loans or any interests therein shall at all times remain within its exclusive control).

(h)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arrangers and their respective Affiliates, that at least one of the following is and will be true:

A.such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

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B.the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

C.(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

D.such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, the Borrower and such Lender.

(i)In addition, unless either (1) sub-clause (A) in the immediately preceding clause (h) is true with respect to a Lender or (2) such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (h), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arrangers and their respective Affiliates, that none of the Administrative Agent, the Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(j)The Administrative Agent and the Lead Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s

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acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

10.7Adjustments; Set-off

.

(a)Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set‑off, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)Upon (i) the occurrence and during the continuance of any Event of Default and (ii) obtaining the prior written consent of the Administrative Agent, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being expressly waived by the Borrower and each Loan Party, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, at any time held or owing, and any other credits, indebtedness, claims or obligations, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, its Affiliates or any branch or agency thereof to or for the credit or the account of the Borrower or any other Loan Party, as the case may be, against any and all of the obligations of the Borrower or such other Loan Party now or hereafter existing under this Agreement or any other Loan Document or any Bank Services Agreement or FX Contract to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document or Bank Services Agreement or FX Contract and although such obligations of the Borrower or such other Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender or any of its Affiliates shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate thereof from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender or Affiliate thereof as to which it exercised such right of setoff.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application made by such Lender or any of its Affiliates; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender and its Affiliates under this Section 10.7 are in addition to other rights and remedies (including other rights of set-off) which such Lender or its Affiliates may have.

10.8Payments Set Aside

.  To the extent that any payment or transfer by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or transfer or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be

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repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.  This Section 10.8 shall survive the Discharge of Obligations.

10.9Interest Rate Limitation

.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10Counterparts; Electronic Execution of Assignments

.

(a)This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

(b)The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.11Severability

.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.11, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited under or in connection with any Insolvency Proceeding, as determined in good faith by the Administrative Agent or any Issuing Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.12Integration

.  The Fee Letter, this Agreement, the other Loan Documents, the Bank Services Agreements, and the FX Contracts represent the entire agreement of the Borrower, the other Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and

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there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or therein.

10.13Governing Law

.  This Agreement, the other Loan Documents and any claims, controversy, dispute or causes of actions arising therefrom (whether in contract or tort or otherwise) shall be construed in accordance with and governed by the law of the State of New York.  This Section 10.13 shall survive the Discharge of Obligations.

10.14Submission to Jurisdiction; Waivers

.  The Borrower hereby irrevocably and unconditionally:

(a)submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be binding (subject to appeal as provided by applicable law) and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction;

(b)WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL;

(c)consents to service of process in the manner provided for notices in Section 10.2; provided that nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law; and

(d)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

This Section 10.14 shall survive the Discharge of Obligations.

10.15Acknowledgements

.  The Borrower hereby acknowledges that:

(a)The Administrative Agent, Lead Arrangers and each Lender and their respective Affiliates (collectively, solely for purposes of this Section 10.15, the “Lenders”), may have economic interests that conflict with those of the Loan Parties;

(b)it has been advised by counsel and has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate in the negotiation, execution and delivery

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of this Agreement and the other Loan Documents;

(c)the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents;

(d)no Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(e)the arranging and other services regarding this Agreement described herein are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders, on the other hand;

(f)no Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents;

(g)the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates; and

(h)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the Transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

10.16Releases of Guarantees and Liens

.

(a)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take, and for the benefit of the Borrower the Administrative Agent agrees to take, any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (1) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (2) under the circumstances described in Section 10.16(b) below.

(b)At such time as the Discharge of Obligations shall have occurred, the Collateral shall automatically be released from the Liens created by the Security Documents and Bank Services Agreements and FX Contracts (other than any Bank Services Agreements used to Cash Collateralize any Obligations arising in connection with Bank Services Agreements and FX Contracts), and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents and Bank Services Agreements and FX Contracts (other than any Bank Services Agreements used to Cash Collateralize any Obligations arising in connection with Bank Services Agreements and FX Contracts) shall terminate, all without delivery of any instrument or performance of any act by any Person.

10.17Treatment of Certain Information; Confidentiality

.  Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any

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regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, upon the request or demand of any Governmental Authority, in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law or if requested or required to do so in connection with any litigation or similar proceeding; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or Bank Services Agreement or FX Contracts or any action or proceeding relating to this Agreement or any other Loan Document or Bank Services Agreement or FX Contracts or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i)  any rating agency in connection with rating the Borrower or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.  However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and each Lender shall be permitted to use any information (not constituting Information subject to the foregoing confidentiality restrictions) related to the syndication and arrangement of the senior credit facilities contemplated by this Agreement in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications, including the placement of “tombstone” advertisements in publications of its choice at its own expense.

10.18Automatic Debits

.  With respect to any principal, interest, fee, or any other cost or expense (including attorney costs of the Administrative Agent or any Lender payable by the Borrower hereunder) due and payable to the Administrative Agent or any Lender under the Loan Documents, the Borrower hereby irrevocably authorizes the Administrative Agent to debit any deposit account of the Borrower maintained with the Administrative Agent in an amount such that the aggregate amount debited from all

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such deposit accounts does not exceed such principal, interest, fee or other cost or expense.  If there are insufficient funds in such deposit accounts to cover the amount then due, such debits will be reversed (in whole or in part, in the Administrative Agent’s sole discretion) and such amount not debited shall be deemed to be unpaid.  No such debit under this Section 10.18 shall be deemed a set-off.

10.19Judgment Currency

.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Borrower and each other Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower or any other Loan Party in the Agreement Currency, such Borrower and each other Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower or other Loan Party, as applicable (or to any other Person who may be entitled thereto under applicable law).

10.20Patriot Act

.  Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the names and addresses and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.  The Borrower will, and will cause each of its Subsidiaries to, provide, to the extent commercially reasonable or required by any Requirement of Law, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

(a)Termination.  Notwithstanding anything to the contrary contained herein or in any other Loan Document: this Agreement (other than Sections 2.17, 2.18, 2.19, 10.5, 10.8, 10.13 and 10.14, Section 9 and any other agreement set forth in a Loan Document that expressly survives the termination of the Commitments and the Discharge of Obligations) and any Commitment of any Lender hereunder shall terminate upon the occurrence of the Discharge of Obligations.

10.21Contractual Recognition Provision

.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an

~~US-DOCS\109358599.12~~

EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

10.22Acknowledgement Regarding Any Supported QFCs

.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

10.23No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders, on the other hand, (B) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary

~~US-DOCS\109358599.12~~

for the Borrower or any of its Affiliates, or any other Person and (B) no Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, Borrower hereby waives and releases any claims that it may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11
Amendment and Restatement

11.1Amendment and Restatement

.  Upon the execution and delivery of this Agreement, and the satisfaction of the conditions set forth herein, including Section 5.1 hereof, the “Obligations” under, and as such term is defined in, the Existing Credit Agreement shall continue in full force and effect, but shall now be governed by the terms and conditions set forth in this Agreement as amended hereby.  Such Obligations, together with any and all additional Obligations incurred by the Borrower hereunder or under any of the other Loan Documents, shall continue to be secured by the assets of the Borrower and the other Loan Parties and Enterasys whether now existing or hereafter acquired and wheresoever located subject to the exceptions set forth herein and in the Security Documents, all as more specifically set forth in the Security Documents.  The Borrower hereby reaffirms such Obligations, grants of security interests, pledges and the validity of all covenants contained in any and all Security Documents.  The execution and delivery of this Agreement shall not constitute a novation or repayment of the Obligations under the Existing Credit Agreement.

[Remainder of page left blank intentionally]

~~US-DOCS\109358599.12~~

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

EXTREME NETWORKS, INC.,
as the Borrower

By:

Name:

Title:

[Signature Page to Amended and Restated Credit Agreement]

~~US-DOCS\109358599.12~~

ADMINISTRATIVE AGENT:

BANK OF MONTREAL,
as the Administrative Agent

By:

Name:

Title:

[Signature Page to Amended and Restated Credit Agreement]

~~US-DOCS\109358599.12~~

LENDERS:

BMO HARRIS BANK N.A.,
as Issuing Lender, Swingline Lender, and as a Lender

By:

Name:

Title:

[Signature Page to Amended and Restated Credit Agreement]

~~US-DOCS\109358599.12~~

SILICON VALLEY BANK,
as an Issuing Lender and as a Lender

By:

Name:

Title:

[Signature Page to Amended and Restated Credit Agreement]

~~US-DOCS\109358599.12~~

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:

Name:

Title:

[Signature Page to Amended and Restated Credit Agreement]

~~US-DOCS\109358599.12~~

BANK OF AMERICA, N.A.,
as a Lender

By:

Name:

Title:

[Signature Page to Amended and Restated Credit Agreement]

MUFG UNION BANK, N.A.,
as a Lender

By:

Name:

Title:

[Signature Page to Amended and Restated Credit Agreement]

CITIZENS BANK, N.A.,
as a Lender

By:

Name:

Title:

[Signature Page to Amended and Restated Credit Agreement]

BBVA USA,
as a Lender

By:

Name:

Title:

[Signature Page to Amended and Restated Credit Agreement]

REGIONS BANK,
as a Lender

By:

Name:

Title:

[Signature Page to Amended and Restated Credit Agreement]

BANK OF THE WEST,
as a Lender

By:

Name:

Title:

[Signature Page to Amended and Restated Credit Agreement]

UMPQUA BANK,
as a Lender

By:

Name:

Title:

[Signature Page to Amended and Restated Credit Agreement]

CITY NATIONAL BANK,
as a Lender

By:

Name:

Title:

[Signature Page to Amended and Restated Credit Agreement]

CADENCE BANK N.A.,
as a Lender

By:

Name:

Title:

[Signature Page to Amended and Restated Credit Agreement]

HUNTINGTON NATIONAL BANK,
as a Lender

By:

Name:

Title:

[Signature Page to Amended and Restated Credit Agreement]

SIEMENS FINANCIAL SERVICES, INC.,
as a Lender

By:

Name:

Title:

[Signature Page to Amended and Restated Credit Agreement]

GOLDMAN SACHS BANK USA,
as a Lender

By:

Name:

Title:

[Signature Page to Amended and Restated Credit Agreement]

EXHIBIT B TO SECOND AMENDMENT

Summary report: Litéra® Change-Pro TDC 10.1.0.400 Document comparison done on 5/8/2020 5:46:38 PM
Style name: L&W without Moves
Intelligent Table Comparison: Active
Original DMS: iw://US-DOCS/US-DOCS/109358599/13
Modified DMS: iw://US-DOCS/US-DOCS/115606896/7
Changes:
Add	215
~~Delete~~ 	185
~~Move From~~	0
Move To	0
Table Insert	2
~~Table Delete~~	0
Table moves to	0
~~Table moves from~~	0
Embedded Graphics (Visio, ChemDraw, Images etc.)	0
Embedded Excel	0
Format changes	0
Total Changes:	402

US-DOCS\109358599.2

EXHIBIT B TO SECOND AMENDMENT

FORM OF COMPLIANCE CERTIFICATE

EXTREME NETWORKS, INC.

Date:  _______________, 20____

This Compliance Certificate is delivered pursuant to Section 6.2(b) of that certain Amended and Restated Credit Agreement, dated as of August 9, 2019, by and among EXTREME NETWORKS, INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, and BANK OF MONTREAL, as Administrative Agent (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned, a duly authorized and acting Responsible Officer of the Borrower, hereby certifies to the Administrative Agent, in his/her capacity as an officer of the Borrower, and not in any personal capacity, as follows:

I have reviewed and am familiar with the contents of this Compliance Certificate.

I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period [covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”)][specified in the applicable financial covenant calculations set out in Attachment 3 hereof].  Except as set forth on Attachment 2, such review did not disclose the existence during or at the end of the accounting period covered by [the Financial Statements][the applicable financial covenant calculations set out in Attachment 3 hereof], and I have no knowledge of the existence as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default.

Attached hereto as Attachment 3 are computations showing [compliance by the Borrower with the financial covenants set forth in Sections 7.1(a) and (b)  of the Credit Agreement]1 [compliance by the Borrower with the financial covenants set forth in Sections 7.1(c), (d) and (e)  of the Credit Agreement]2.

[To the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party is attached hereto as Attachment 4.]

[To the extent not previously disclosed to the Administrative Agent, a list of any Intellectual Property issued to or acquired by any Loan Party since the date of the most recent report delivered and otherwise required by the terms of the Credit Agreement or the Guarantee and Collateral Agreement, as applicable, is being delivered herewith as Attachment 5.]

[1]	Include for quarterly and annual Compliance Certificates when the Suspension Period is not in effect
[2]	Include for monthly (if the relevant covenant is tested monthly), quarterly and annual Compliance Certificates when the Suspension Period is in effect

2

[To the extent not previously disclosed to the Administrative Agent, a description of each event, condition or circumstance during the last [fiscal quarter][fiscal year] requiring a mandatory prepayment under Section 2.10(c) of the Credit Agreement is attached hereto as Attachment 6.]

[To the extent not previously disclosed to the Administrative Agent, a description of, and in the case of Commercial Tort Claims, a supplement to Schedule 8 of the Guarantee and Collateral Agreement, each newly held or acquired (i) Chattel Paper (as defined in the Guarantee and Collateral Agreement) in an amount greater than $1,000,000, (ii) Commercial Tort Claims (as defined in the Guarantee and Collateral Agreement) with a potential value in excess of $2,500,000 and (iii) Letter-of-Credit Rights (as defined in the Guarantee and Collateral Agreement) with a potential value in excess of $2,500,000 is attached hereto as Attachment 7.]

[Remainder of page intentionally left blank; signature page follows]

3

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.

EXTREME NETWORKS, INC.

By:

Name:

Title:

[Signature Page to Compliance Certificate]

Attachment 1
to Compliance Certificate

[Attach Financial Statements]

[Attachment 1 to Compliance Certificate]

Attachment 2
to Compliance Certificate

Except as set forth below, (i) no Default or Event of Default exists on the date of the Compliance Certificate to which this Attachment is attached (the “Compliance Certificate”), and (ii) no Default or Event of Default has occurred during or at the end of the accounting period [covered by the Financial Statements][specified in the applicable financial covenant calculations set out in Attachment 3 to the Compliance Certificate]. [If a Default or Event of Default exists or has so occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Borrower to be taken on account thereof.]

[Attachment 2 to Compliance Certificate]

Attachment 3
to Compliance Certificate

Preliminary Note to Compliance Certificate Calculations3

The information described in this Attachment 3 is as of [____________], [____] (the “Statement Date”), and, as applicable, pertains to the Subject Period (as defined below), the Cumulative Period (as defined in Section V below), or any other period referred to in any Section of this Attachment 3.

The “Subject Period” specified in this certificate, and the amount of each of the financial performance measures specified in this certificate, shall be calculated as follows for purposes of testing the Borrower’s compliance with Section 7.1 as of the Statement Date: each such financial performance measure shall mean an amount equal to the amount of such financial performance measure for the four fiscal quarter period then ended.

I.	Section 7.1(a) — Minimum Consolidated Fixed Charge Coverage Ratio[4]
	A.	Consolidated EBITDA for the Subject Period[5]:

		1.	Consolidated Net Income for the Subject Period:	$___________

2.

Total interest expense (including that portion of any Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Borrower and its consolidated Subsidiaries for the Subject Period with respect to all outstanding Indebtedness of such Persons (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP): [6]

$___________

		3.	Provisions for taxes based on income for the Subject Period:[7]	$___________

		4.	Total depreciation expense for the Subject Period:[8]	$___________

		5.	Total amortization expense for the Subject Period:[9]	$___________

[3]	To be conformed to the Credit Agreement.
[4]

This Ratio is not tested, and need not be calculated, during the Suspension Period.  However, Consolidated EBITDA in A. below is to be calculated and reported during the Suspension Period for informational purposes only.

[5]

Note that Consolidated EBITDA for any period shall be determined on a Pro Forma Basis to give effect to any Permitted Acquisitions or any Disposition of any business or assets consummated during such period, in each case as if such transaction occurred on the first day of such period.

[6]	To the extent deducted (and not added back) in determining Consolidated Net Income
[7]	To the extent deducted (and not added back) in determining Consolidated Net Income
[8]	To the extent deducted (and not added back) in determining Consolidated Net Income
[9]	To the extent deducted (and not added back) in determining Consolidated Net Income

[Attachment 3 to Compliance Certificate]

6.

Fees and out-of-pocket transaction costs and expenses incurred during the Subject Period by the Loan Parties in connection with the Credit Agreement and the other Loan Documents, the Acquisition Agreement, and the Transactions, provided that the aggregate amount of all such fees, costs and expenses shall not exceed

$3,000,000 in any four-quarter period for purposes of this line I.A.6:[10]

$___________

7.

Fees and out-of-pocket transaction costs and expenses incurred during the Subject Period by the Borrower or any of its Subsidiaries in connection with Permitted Acquisitions (whether or not consummated), provided that the aggregate amount of all such fees, costs and expenses considered for purposes of this line I.A.7 shall not exceed $3,000,000 with respect to any such particular Permitted Acquisition consummated (or intended to be consummated) after the Restatement Date:[11]

$___________

8.

Without duplication, other cash items reducing Consolidated Net Income and other items, in each case approved by the Administrative Agent and the Required Lenders in writing as an ‘add back’ to Consolidated Net Income, during the Subject Period:[12]

$___________

9.

Without duplication, other non-cash items (for the avoidance of doubt this shall include without limitation share-based payments and write-offs of prior unamortized loan fees and expenses including underwriting fees and original issue discounts) reducing Consolidated Net Income during the Subject Period (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period):[13]

$___________

10.	[omitted]	$___________

11.

Unusual, extraordinary or non-recurring charges, expenses or losses during the Subject Period; provided that the aggregate add-backs pursuant to this line I.A.11 shall not exceed 10% of Consolidated EBITDA for such period (calculated prior to giving effect to any such add-backs):[14]

$___________

[10]	To the extent deducted (and not added back) in determining Consolidated Net Income
[11]	To the extent deducted (and not added back) in determining Consolidated Net Income
[12]	To the extent deducted (and not added back) in determining Consolidated Net Income
[13]	To the extent deducted (and not added back) in determining Consolidated Net Income
[14]	To the extent deducted (and not added back) in determining Consolidated Net Income

[Attachment 3 to Compliance Certificate]

12.

Expected cost savings, operating expense reductions and synergies (on a run-rate basis) for the Subject Period related to restructuring and/or cost-saving initiatives which are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions with respect to which substantial steps have been taken, will be taken, or are expected to be taken; provided that (x) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent together with this Compliance Certificate, certifying that such cost savings are (i) reasonably supportable and quantifiable in the good faith judgment of the Borrower, and (ii) reasonably anticipated to be realized within 12 months after the consummation of such initiative, (y) no cost savings shall be added pursuant to this line A.I.12 to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period and (z) the aggregate add-backs pursuant to this line A.I.12 shall not exceed 15% of Consolidated EBITDA for such period (calculated prior to giving effect to any such add-backs):

$___________

13.

(A) Acquisition, integration and restructuring costs associated with the Transactions actually expensed by the Borrower and (B) expected cost savings, operating expense reductions and synergies (on a run-rate basis) for the Subject Period related to restructuring and/or cost-saving initiatives which are (x) reasonably identifiable and factually supportable by the Borrower in good faith to result from the Transactions and reasonably anticipated to be realized within 12 months after the consummation of such initiative and (y) actually identified by the Borrower on or prior to June 30, 2020; provided that with respect to clause (B) above, (x) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent together with this Compliance Certificate, certifying that such cost savings are reasonably supportable and quantifiable in the good faith judgment of the Borrower and (y) no cost savings shall be added pursuant to this line A.I.13 to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further, that the aggregate add-backs pursuant to this line A.I.13 shall not exceed 25% of Consolidated EBITDA for such period (calculated prior to giving effect to any such add-backs):[15]

$___________
	14.	Acquisition, integration and restructuring charges not exceeding $6,000,000 in the aggregate for the fiscal quarters ending June 30, 2020, September 30, 2020, December 31, 2020, and March 31, 2021:	$___________
15.

Other non-cash items increasing Consolidated Net Income for the Subject Period (excluding any such non cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period):

$___________

	16.	Interest income for the Subject Period:	$___________

17.

Consolidated EBITDA for the Subject Period

(Lines I.A.1 plus I.A.2 plus I.A.3 plus I.A.4 plus I.A.5 plus I.A.6 plus I.A.7 plus I.A.8 plus I.A.9 plus I.A.10 plus I.A.11 plus I.A.12 plus I.A.13 plus I.A.14 minus (I.A.15 plus I.A.16):[16]

$___________

B.	Portion of taxes based on income actually paid by the Borrower and its Subsidiaries in cash (net of any cash refunds received) during the Subject Period:		$___________

[15]	Solely in the case of clause (A), to the extent deducted (and not added back) in determining Consolidated Net Income
[16]

Notwithstanding anything to the contrary set forth herein or in the Credit Agreement, (a) Consolidated EBITDA for the fiscal quarter of the Borrower ended September 30, 2018 shall be deemed to be $21,300,000 for all purposes hereunder and under the Credit Agreement, (b) Consolidated EBITDA for the fiscal quarter of the Borrower ended December 31, 2018 shall be deemed to be $26,700,000 for all purposes hereunder and under the Credit Agreement, and (c) Consolidated EBITDA for the fiscal quarter of the Borrower ended March 31, 2019 shall be deemed to be $18,900,000 for all purposes hereunder and under the Credit Agreement.

[Attachment 3 to Compliance Certificate]

C.

The aggregate amount actually paid in cash by the Borrower and its consolidated Subsidiaries on account of Consolidated Capital Expenditures for the Subject Period (excluding the principal amount funded with Indebtedness):

$___________

D.	Consolidated Fixed Charges for the Subject Period:

	1.	Consolidated Interest Expense for the Subject Period:	$___________

2.

Scheduled payments made in cash during the Subject Period on account of principal of Indebtedness of the Borrower and its consolidated Subsidiaries (including scheduled principal payments in respect of the Term Loans but excluding (i) principal payments in respect of the Revolving Loans (except to the extent there is an equivalent permanent reduction in Revolving Commitments) and (ii) the aggregate amount of Blue Angel Deferred Payments made during such period):

$___________

	3.	Amount equal to the aggregate amount of scheduled Blue Angel Deferred Payments made in cash during the Subject Period:	$___________

	4.	Consolidated Fixed Charges for the Subject Period (Lines I.D.1 plus I.D.2 plus I.D.3) (without duplication):	$___________

E.	Consolidated Fixed Charge Coverage Ratio for the Subject Period (ratio of Lines (I.A.17 minus I.B minus I.C) to I.D.4):		_____ to 1.00

	Minimum required (from Section 7.1(a) of the Credit Agreement):		1.25 to 1.00
	Covenant compliance:	Yes	No

[Attachment 3 to Compliance Certificate]

II.	Section 7.1(b) — Maximum Consolidated Leverage Ratio[17]

A.	Consolidated Total Indebtedness:
1.

The aggregate principal amount of all Indebtedness of the Borrower and its consolidated Subsidiaries as of the Statement Date, determined on a consolidated basis in accordance with GAAP, but (i) excluding any liabilities referred to in clauses (f) and (g) of the definition of “Indebtedness” and (ii) excluding obligations under any Swap Agreement unless such obligations are payment obligations that relate to a Swap Agreement that has terminated:

$___________
B	Unrestricted Cash as of the Statement Date up to a maximum amount not to exceed $100,000,000	$___________

C.	Consolidated EBITDA for the Subject Period (Line I.A.17):	$___________

D.	Consolidated Leverage Ratio (ratio of (Line II.A.1 minus Line II.B) to Line II.C):	_____ to 1.00

Maximum permitted for purposes of Section 7.1(b) of the Credit Agreement (see table from Section 7.1(b) of the Credit Agreement appearing below):		_____ to 1.00
Fiscal Quarter Ending	Maximum Ratio Permitted
September 30, 2019 through September 30, 2020	3.75 to 1.00
December 31, 2020 through September 30, 2021	3.25 to 1.00
December 31, 2021 and each fiscal quarter thereafter	2.75 to 1.00
Covenant compliance:	Yes	No

T This Ratio is not tested, and need not be calculated, during the Suspension Period.

[Attachment 3 to Compliance Certificate]

III.	Section 7.1(c) — Minimum Monthly Cash[18]

A.

Aggregate amount of Worldwide Cash of the Borrower and its consolidated Subsidiaries as of the Statement Date, determined on a consolidated basis as of the last day of each calendar month that occurs during the applicable Test Period specified below:

		$___________

Minimum permitted for purposes of Section 7.1(c) of the Credit Agreement (see Section 7.1(c) of the Credit Agreement):		$_____
Test Period	Minimum Permitted
April 1, 2020 through August 31, 2020	$90,000,000
September 1, 2020 through September 30, 2020	$110,000,000
October 1, 2020 through December 31, 2020	$120,000,000
January 1, 2021 through March 31, 2021	$130,000,000
Covenant compliance:	Yes	No

[17]	This covenant is applicable only during the Suspension Period

[Attachment 3 to Compliance Certificate]

IV.	Section 7.1(d) — Minimum Sales Revenues[19]

A.

The consolidated net revenues (determined in accordance with GAAP) of the Borrower and its consolidated Subsidiaries arising from or attributable to the sale of products and services (excluding revenues arising from or attributable to any unusual or extraordinary transactions of any kind) for the applicable period specified below:

		$___________

Minimum permitted for purposes of Section 7.1(d) of the Credit Agreement (see Section 7.1(d) of the Credit Agreement):		$_____
Period	Minimum Permitted
One month period beginning on April 1, 2020 and ending April 30, 2020	$35,000,000
Two month period beginning April 1, 2020 and ending May 31, 2020	$82,000,000
Fiscal quarter ending June 30, 2020	$180,000,000
Fiscal quarter ending September 30, 2020	$197,000,000
Fiscal quarter ending December 31, 2020	$200,000,000
Fiscal quarter ending March 31, 2021	$190,000,000
Covenant compliance:	Yes	No

[18]	This covenant is applicable only during the Suspension Period

[Attachment 3 to Compliance Certificate]

The “Cumulative Period” is, as applicable, the fiscal quarter period ending June 30, 2020; the two fiscal quarter period ending September 30, 2020; the three fiscal quarter period ending December 31, 2020; or the four fiscal quarter period ending March 31, 2021.

V.	Section 7.1(e) — Minimum Cumulative EBITDA[20]
	A.	Cumulative Consolidated EBITDA[21] for the Cumulative Period:

		1.	Consolidated Net Income for the Cumulative Period:	$___________

2.

Total interest expense (including that portion of any Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Borrower and its consolidated Subsidiaries for the Cumulative Period with respect to all outstanding Indebtedness of such Persons (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP): [22]

$___________

		3.	Provisions for taxes based on income for the Cumulative Period:[23]	$___________

		4.	Total depreciation expense for the Cumulative Period:[24]	$___________

		5.	Total amortization expense for the Cumulative Period:[25]	$___________

6.

Fees and out-of-pocket transaction costs and expenses incurred during the Cumulative Period by the Loan Parties in connection with the Credit Agreement and the other Loan Documents, the Acquisition Agreement, and the Transactions, provided that the aggregate amount of all such fees, costs and expenses shall not exceed $3,000,000 in any four-quarter period for purposes of this line I.A.6:[26]

$___________

7.

Fees and out-of-pocket transaction costs and expenses incurred during the Cumulative Period by the Borrower or any of its Subsidiaries in connection with Permitted Acquisitions (whether or not consummated), provided that the aggregate amount of all such fees, costs and expenses considered for purposes of this line I.A.7 shall not exceed $3,000,000 with respect to any such particular Permitted Acquisition consummated (or intended to be consummated) after the Restatement Date:[27]

$___________

[19]	This covenant is applicable only during the Suspension Period
[20]

Note that Cumulative Consolidated EBITDA for any period shall be determined on a Pro Forma Basis to give effect to any Permitted Acquisitions or any Disposition of any business or assets consummated during such period, in each case as if such transaction occurred on the first day of such period.

[21]	To the extent deducted (and not added back) in determining Consolidated Net Income
[22]	To the extent deducted (and not added back) in determining Consolidated Net Income
[23]	To the extent deducted (and not added back) in determining Consolidated Net Income
[24]	To the extent deducted (and not added back) in determining Consolidated Net Income
[25]	To the extent deducted (and not added back) in determining Consolidated Net Income
[26]	To the extent deducted (and not added back) in determining Consolidated Net Income

[Attachment 3 to Compliance Certificate]

8.

Without duplication, other cash items reducing Consolidated Net Income and other items, in each case approved by the Administrative Agent and the Required Lenders in writing as an ‘add back’ to Consolidated Net Income, during the Cumulative Period:[28]

$___________

9.

Without duplication, other non-cash items (for the avoidance of doubt this shall include without limitation share-based payments and write-offs of prior unamortized loan fees and expenses including underwriting fees and original issue discounts) reducing Consolidated Net Income during the Cumulative Period (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period):[29]

$___________

10.	[omitted]	$___________

11.

Unusual, extraordinary or non-recurring charges, expenses or losses during the Cumulative Period; provided that the aggregate add-backs pursuant to this line I.A.11 shall not exceed 10% of Consolidated EBITDA for such period (calculated prior to giving effect to any such add-backs):[30]

$___________

12.	Not Applicable	$___________

13.	Not Applicable	$___________

14.	Acquisition, integration and restructuring charges not exceeding $6,000,000 in the aggregate for the fiscal quarters ending June 30, 2020, September 30, 2020, December 31, 2020, and March 31, 2021:	$___________

15.

Other non-cash items increasing Consolidated Net Income for the Cumulative Period (excluding any such non cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period):

$___________

16.	Interest income for the Cumulative Period:	$___________

17.

Cumulative Consolidated EBITDA for the Cumulative Period

(Lines I.A.1 plus I.A.2 plus I.A.3 plus I.A.4 plus I.A.5 plus I.A.6 plus I.A.7 plus I.A.8 plus I.A.9 plus I.A.10 plus I.A.11 plus I.A.12 plus I.A.13 plus I.A.14 minus (I.A.15 plus I.A.16):

$___________

[27]	To the extent deducted (and not added back) in determining Consolidated Net Income
[28]	To the extent deducted (and not added back) in determining Consolidated Net Income
[29]	To the extent deducted (and not added back) in determining Consolidated Net Income

[Attachment 3 to Compliance Certificate]

	Minimum permitted for purposes of Section 7.1(e) of the Credit Agreement (see Section 7.1(e) of the Credit Agreement):		$_____
Cumulative Period	Minimum Permitted
Fiscal quarter period ending June 30, 2020	$2,600,000
Two fiscal quarter period ending September 30, 2020	$18,700,000
Three fiscal quarter period ending December 31, 2020	$41,400,000
Four fiscal quarter period ending March 31, 2021	$59,700,000
	Covenant compliance:	Yes	No

[Attachment 3 to Compliance Certificate]

Attachment 4
to Compliance Certificate

A description of any change in the jurisdiction of any Loan Party appears below:

[Attachment 4 to Compliance Certificate]

Attachment 5

to Compliance Certificate

To the extent not previously disclosed to the Administrative Agent, appearing below is a list of the Intellectual Property issued to or acquired by any Loan Party since the date of the most recent Compliance Certificate delivered pursuant to Section 6.2(b)(B) of the Credit Agreement.

[Attachment 5 to Compliance Certificate]

Attachment 6
to Compliance Certificate

To the extent not previously disclosed to the Administrative Agent, a description of each event, condition or circumstance during the last [calendar month][fiscal quarter][fiscal year] requiring a mandatory prepayment under Section 2.10(c) of the Credit Agreement appears below.

[Attachment 6 to Compliance Certificate]

Attachment 7
to Compliance Certificate

To the extent not previously disclosed to the Administrative Agent, a description of, and in the case of Commercial Tort Claims, a supplement to Schedule 8 of the Guarantee and Collateral Agreement, each newly held or acquired (i) Chattel Paper (as defined in the Guarantee and Collateral Agreement) in an amount greater than $1,000,000, (ii) Commercial Tort Claims (as defined in the Guarantee and Collateral Agreement) with a potential value in excess of $2,500,000 and (iii) Letter-of-Credit Rights (as defined in the Guarantee and Collateral Agreement) with a potential value in excess of $2,500,000 appears below and or is attached hereto.

[Attachment 7 to Compliance Certificate]